As filed with the Securities and Exchange Commission on September 18, 2002


                                                      Registration No. 333-89094

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 Amendment No. 2


                                       to

                                    Form S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    Sandalwood Lodging Investment Corporation
        (Exact name of registrant as specified in governing instruments)

   Maryland                            6519                      01-0690557
(State or other            (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of             Classification Code Number)     Identification  No.)
incorporation or
 organization)

                                 11790 Glen Road
                             Potomac, Maryland 20854
                        (Address, including zip code, and
                     telephone number, including area code,
                                       of
                    registrant's principal executive offices)

                                 Bryan E. Gordon
                                 410 Park Avenue
                                    Suite 540
                               New York, NY 10022
                                 (212) 687-1876
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                   Copies to:

                          Christopher G. Townsend, Esq.
                             Lloyd H. Spencer, Esq.
                                Patton Boggs LLP
                               8484 Westpark Drive
                                    Suite 900
                                McLean, VA 22102
                                 (703) 744-8000

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

SANDALWOOD LODGING INVESTMENT CORPORATION

Offering of Shares of Common Stock

$50,000,000 minimum        $220,000,000 maximum
Minimum Purchase:  $10,000 ($3,000 for IRAs)

                                                               [SANDALWOOD LOGO]


Sandalwood Lodging Investment Corporation is a real estate investment company that focuses its investment strategy on properties and financial assets within the full-service segment of the lodging industry. Sandalwood intends to qualify as a Real Estate Investment Trust for federal income tax purposes. This is our initial public offering. Up to 10,000,000 shares of common stock are being offered to investors, up to an additional 752,688 shares of common stock are being offered as a subscription incentive and an additional 1,000,000 shares of common stock are being offered for our dividend reinvestment plan ("DRiP"). Sandalwood has made application to list its shares of common stock on the American Stock Exchange under the symbol "SND." An investment in our shares involves significant risks, including:


o Prior to this offering there has been no public trading market for our shares and there is no assurance that one will develop.


o We have no identified Lodging Investments and, therefore, you will not have the opportunity to evaluate our portfolio prior to your investment.

o Certain of our officers and directors are also officers and directors of the Advisor and/or its affiliates and will be engaged in other activities that may result in conflicts of interest with the services that the Advisor and/or its affiliates will provide to us. Officers and directors will not be required to devote a minimum amount of time to the management of the affairs of Sandalwood. As of the date of this prospectus, we have not identified any independent directors.


o We have no operating history for investors to evaluate, and no established financing sources, each of which may affect our ability to implement our business strategy.


o Affiliates of the Advisor, including Haberhill Lodging Ventures, LLC, BT Lodging Ventures, LLC and Madison Capital Management, LLC, may be involved in investment programs with investment objectives similar to Sandalwood's, and therefore could face conflicts of interest in managing Sandalwood's operations and those of such other activities.

o Our Articles of Incorporation impose restrictions on ownership and transfers of shares in order to qualify as a REIT.

o We will have no employees and therefore will rely on the Advisor for our investment decisions and day-to-day management.


o We may incur indebtedness of up to 50% of the Lodging Investments' aggregate value, though such debt limitation does not apply to individual properties and may be amended by the Board without the consent of stockholders.


o Investors will not have any ownership interest in the Advisor. The Advisor is indirectly owned by members of Sandalwood's management.

o Depending on our performance, the Advisor and its affiliates may receive substantial fees and cash distributions and proceeds from the sales, refinancing and liquidation of Lodging Investments.


o Due to its increased compensation at higher return levels, incentive compensation to the Advisor could encourage investments with higher anticipated returns, which may in turn contain higher risk.


o In order to achieve our investment objectives, Sandalwood's investment strategies may be changed without the consent of stockholders if the directors determine it is in our best interest.


o A portion of the cash distributions to be made by Sandalwood may constitute a return of capital.

o     We will face considerable competition for Lodging Investments.


o Failure to qualify as a REIT for federal income tax purposes will cause Sandalwood to be taxed as a regular corporation, which could materially reduce Sandalwood's cash available for distribution to stockholders.


o The agreements between Sandalwood and the Advisor are not the result of arm's length negotiations.




This investment involves risk. See "Risk Factors and Conflicts of Interest" beginning on page 11.


                                       Per Share IPO  Per Share DRiP     Minimum IPO      Maximum IPO     Maximum IPO & DRiP
                                       -------------  --------------     -----------      -----------     ------------------
Price to Public........................    $  20.00       $   20.00      $50,000,000     $  200,000,000      $ 220,000,000
Selling Commissions(1) ................    $  (1.40)      $    0.00      $         0     $            0      $           0
Marketing Expense Reimbursement(2,3)...    $  (0.25)      $    0.00      $  (800,000)    $   (2,500,000)     $  (2,500,000)
                                       -------------------------------------------------------------------------------------
Proceeds to Sandalwood(3,4)............    $  18.35       $   20.00      $49,200,000     $  197,500,000      $ 217,500,000
                                       =====================================================================================




(1) _____________, the managing dealer, has agreed to waive its selling commissions equal to 7% of the price to public. Investors will receive additional shares in the IPO equivalent to the waived selling commissions. No selling commissions will be charged for any shares purchased through the DRiP.

(2) Sandalwood has agreed to pay ___________ a marketing expense reimbursement for actual expenses incurred, but not to exceed the greater of $1,000,000 or 1.25% of the aggregate price to public of the IPO. No marketing expense reimbursement will be charged for the DRiP. The marketing expense reimbursement will include incentives paid to registered representatives of _____________.


(3) The Advisor and its affiliates have agreed to convert up to $1,500,000 in reimbursable expenses for the initial closing of the offering, including organizational and offering expenses, into shares of common stock at the offering price, net of selling commissions, at $18.60 per share.


(4) Before deducting organizational and offering expenses to be paid by Sandalwood, estimated to be $1,600,000 (minimum) and $3,500,000 (maximum).





Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________ is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares, but will use its "best efforts" to sell the shares. This offering will end on June 30, 2003, unless we elect to terminate it earlier or to extend it to a date not later than June 30, 2004. Subscription proceeds will be placed in an interest-bearing escrow account with U.S. Bank National Association, St. Paul, Minnesota (the "Escrow Agent"). When subscriptions for at least $50,000,000 have been received and accepted by Sandalwood, the proceeds will be released to Sandalwood and the subscribers will be admitted as stockholders. Thereafter, subsequent closings will be at the discretion of the Board of Directors although it is the Board's current intention to have subsequent closings by the last day of the month after an additional $10,000,000 of subscriptions have been received and accepted. If the minimum offering is not met, the offering will be terminated and subscribers' funds (plus interest and without deducting for escrow expenses) will be promptly refunded.

                                   _____, 2002

      No one is authorized to make any statements about the offering different from those that appear in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should also be aware that the description of Sandalwood and other information contained in this prospectus was accurate on __, 2002, but may no longer be accurate. We will amend or supplement this prospectus if there is a material change in the affairs of Sandalwood.

      It is prohibited for anyone to make forecasts or predictions in connection with this offering concerning the future performance of an investment in the common stock.

                                TABLE OF CONTENTS


Prospectus Summary................................................................................................1
         Organizational Structure.................................................................................1
         Business.................................................................................................1
         Summary Risk Factors and Conflicts of Interest...........................................................2
         Investment Objectives....................................................................................5
         Significant Corporate Governance Provisions..............................................................7
         REIT Status..............................................................................................8
         Management...............................................................................................8
         Compensation and Fees to Affiliates.....................................................................10
         The Offering............................................................................................12
Risk Factors and Conflicts of Interest...........................................................................14
         Risk Factors............................................................................................14
              Risks Relating to the Offering.....................................................................14
              Risks Particular to Sandalwood.....................................................................14
              Risks Relating to Real Estate and Other Lodging Investments........................................15
              Financing Risks....................................................................................18
              Miscellaneous Risks................................................................................19
              Tax Risks..........................................................................................21
         Conflicts of Interest...................................................................................22
              Prior and Future Programs..........................................................................23
              Competition for Management Time....................................................................23
              Compensation of the Advisor........................................................................23
              Relationship with Managing Dealer..................................................................23
              Competition to Acquire Properties..................................................................24
              Legal, Accounting and Other Representation.........................................................24
              Conflict Management Policies.......................................................................25
Certain Transactions.............................................................................................26
Estimated Use of Proceeds .......................................................................................27
Investment Objectives............................................................................................28
Business.........................................................................................................30
         General.................................................................................................30
         REIT Industry...........................................................................................30
         Lodging Industry Overview...............................................................................32
         Industry-Wide Trends in the Lodging Industry............................................................32
         Franchise-Affiliated Full-Service Hotel Trends..........................................................34
         Our Investment Opportunity..............................................................................36
         Types of Lodging Investments............................................................................37
         Corporate Structure.....................................................................................39

         Description of Properties...............................................................................39
         Investment Policies.....................................................................................40
         Acquisition of Lodging Investments......................................................................41
         Description of Property Leases..........................................................................42
         Description of Management Agreements....................................................................44
         Joint Ventures..........................................................................................45
         Borrowing...............................................................................................45
         Sale of Lodging Investments.............................................................................46
         Franchise Regulation....................................................................................46
         Competition.............................................................................................46
         Consultant's Review of Sandalwood's Business Plan.......................................................46
Management.......................................................................................................47
         General.................................................................................................47
         Fiduciary Responsibility of the Board of Directors......................................................47
         Directors and Executive Officers........................................................................48
         The Advisor.............................................................................................50
         Committees of the Board of Directors....................................................................52
         Compensation of Directors and Officers..................................................................52
         Management Compensation.................................................................................53
Prior Performance Information ...................................................................................53
Management Compensation .........................................................................................54
The Advisory Agreement and the Operating Agreement...............................................................57
         The Advisory Agreement..................................................................................57
         The Operating Agreement.................................................................................59
Distribution Policy..............................................................................................62
Summary of DRiP..................................................................................................62
         Investment of Distributions.............................................................................63
         Participant Accounts, Fees and Allocation of Shares.....................................................63
         Reports to Participants.................................................................................64
         Election to Participate or Terminate Participation......................................................64
         Federal Income Tax Consequences.........................................................................65
         Renewals, Amendments, or Extension of the DRiP..........................................................65
Management's Discussion and Analysis of Financial Condition and Results of Operations............................65
         Liquidity...............................................................................................65
         Results of Operations - Short Term Cash Generation......................................................66
         Results of Operations - Long Term Capital Generation....................................................66
Summary of the Articles of Incorporation and Bylaws..............................................................66
         General.................................................................................................66
         Description of Capital Stock............................................................................67
         Board of Directors......................................................................................67
         Stockholder Meetings....................................................................................68
         Advance Notice for Stockholder Nominations for Directors
              and Proposals of New Business......................................................................68
         Amendments to the Articles of Incorporation.............................................................69
         Mergers, Combinations, and Sale of Assets...............................................................69
         Control Share Acquisitions..............................................................................69
         Termination of the Company and REIT Status..............................................................69
         Restriction of Ownership................................................................................69
         Responsibility of Directors.............................................................................70
         Limitation of Liability and Indemnification.............................................................71
         Removal of Directors....................................................................................71

         Inspection of Books and Records.........................................................................72
Federal Income Tax Consequences..................................................................................72
         Introduction............................................................................................72
         Opinion of Tax Counsel..................................................................................73
         Taxation of the Company.................................................................................73
         Record-keeping Requirements.............................................................................78
         Failure to Qualify as a REIT............................................................................79
         Taxation of Stockholders................................................................................79
         State and Local Taxes...................................................................................82
Reports to Stockholders .........................................................................................83
The Offering.....................................................................................................83
         General.................................................................................................83
         Plan of Distribution....................................................................................84
         Subscription Procedures.................................................................................84
         Escrow Arrangements.....................................................................................85
         ERISA Considerations....................................................................................85
         Determination of Offering Price.........................................................................87
Supplemental Sales Material......................................................................................87
Experts..........................................................................................................88
Legal Matters....................................................................................................88
Additional Information...........................................................................................88
Definitions......................................................................................................89

Appendices
         Financial Information...........................................................................Appendix A
         Prior Performance Tables........................................................................Appendix B
         Form of Dividend Reinvestment Plan..............................................................Appendix C

                               PROSPECTUS SUMMARY

            This summary highlights selected information from the prospectus. It is not complete and may not contain all of the information that you should consider before investing in the common stock. To understand the offering fully, you should read the entire prospectus carefully, including the documents attached as Appendices.

            As used throughout this prospectus, the terms "Sandalwood," "us" and "we" mean Sandalwood Lodging Investment Corporation and its majority- and wholly-owned subsidiaries. The term "Sandalwood REIT" shall mean Sandalwood Lodging Investment Corporation on an unconsolidated basis. The term "Advisor" shall mean Sandalwood Hospitality Advisors, LLC in its capacity as both the advisor to Sandalwood REIT and its wholly-owned subsidiaries, and the managing member of Sandalwood Lodging, LLC.

Organizational Structure

Sandalwood Lodging Investment Corporation


      Sandalwood REIT, a Maryland corporation formed on May 6, 2002, intends to qualify and be operated for federal income tax purposes as a REIT. Sandalwood REIT will use the net proceeds of this offering as a capital contribution to acquire 99.999% of the membership interests in Sandalwood Lodging, LLC. Our address is 11790 Glen Road, Potomac, Maryland 20854 and our telephone number is
(800) 817-7263, or you can reach us at www.sandalwoodlodging.com.


Sandalwood Hospitality Advisors, LLC

      The Advisor, a Delaware limited liability company formed on April 25, 2002, has entered into an advisory agreement with Sandalwood REIT to provide advisory services. The Advisor is indirectly wholly-owned by certain officers and directors of Sandalwood REIT. In addition, the Advisor will own 0.001% of the membership interests in, and will be the managing member of, Sandalwood Lodging, LLC.

Sandalwood Lodging, LLC

      Sandalwood Lodging, LLC is a Delaware limited liability company and majority-owned subsidiary of Sandalwood REIT. Sandalwood Lodging, LLC was formed on July 18, 2002. Sandalwood Lodging, LLC will use the capital contributions of its members to invest in properties and financial assets within the full-service segment of the lodging industry.

Business


      Sandalwood is a real estate investment company that will focus its investment strategy on properties and financial assets, including stock and debt of publicly-traded lodging companies and mortgage debt secured by full-service hotels, within the full-service segment of the lodging industry. A full-service hotel is a hotel which has restaurant food and beverage service, as well as conference or meeting facilities, such as a Marriott, Hilton, Sheraton, Hyatt and Westin. As of the date hereof, we have not entered into any contracts or arrangements with these hotel chains or identified any specific Lodging Investments to purchase with the proceeds of this offering. Sandalwood REIT intends to qualify as a real estate investment trust for federal income tax purposes. The three-fold investment strategy of Sandalwood is:

      o The acquisition, disposition and financing of Lodging Investments to take advantage of volatility in the lodging cycle;


      o Acquisition of (i) investments in full-service hotels; (ii) mortgage loans secured by full-service hotels, and (iii) stock, debt and other securities (not to exceed, in the aggregate, 15% of Sandalwood's Net Asset Value) in companies or other entities that own full-service hotels; [where the profitability and value is expected to grow at a rate in excess of the rate of inflation; and] and

      o Active asset management by monitoring the operations of our hotels and working with the operators to increase hotel profitability to create additional stockholder value.


      Sandalwood believes that cyclical dislocations of hotel supply and demand, as well as projected economic growth, provide an excellent opportunity to purchase Lodging Investments at relatively attractive prices and yields. In addition, Sandalwood believes that the professional on-going asset management of its Lodging Investments will create additional profitability and asset appreciation.



                                [ORGANIZATIONAL CHART]

Summary Risk Factors and Conflicts of Interest


      An investment in Sandalwood REIT is subject to significant risks. We summarize some of the more important risks below. A more detailed description of the risk factors is found in the "Risk Factors and Conflicts of Interest" section, which begins on page 11. You should read and understand all of the risk factors and conflicts of interest before making your decision to invest.


Risks Particular to this Offering

      o Prior to this offering, there was no public trading market for our shares and there is no assurance that, with listing, an active market will develop.

      o As of the date of this prospectus, we do not own and have not identified any Lodging Investments or other assets. You will not have the opportunity to evaluate the Lodging Investments that will be in our portfolio prior to your investment.

      o If trading volume in the shares on the American Stock Exchange ("AMEX") does not reach a level equal to 6% of the average outstanding shares of common stock over any 90 consecutive calendar days, within six years of the initial closing of the offering we will use our reasonable best efforts, in the discretion of the Board of Directors, to liquidate and dispose of our assets. However, there can be no assurance that the assets can or will be sold or that assets, if sold, can be sold at a price that will achieve Sandalwood's investment objectives.

      o Since the managing dealer is an affiliate of the Advisor, there will not be an independent review of the terms of the offering by an unaffiliated underwriter.

Conflicts of Interest

      o Certain of our officers and directors, who are also officers or directors of the Advisor, may experience conflicts of interest in their management of Sandalwood. Messrs. Gordon and Greene and Ms. O'Hare are officers and directors of Sandalwood REIT and indirectly own the Advisor. These conflicts of interest arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

            o allocation of management time and services (including the costs of time and services for management other than for Messrs. Gordon and Greene and Ms. O'Hare who will receive no compensation for serving as officers and directors of Sandalwood) between us and various other affiliated entities;

            o the fact that our counsel and accountants have in the past acted for some of our affiliates, and may act in such capacity in the future; and

            o investments (in partnerships or joint ventures) with affiliates of the Advisor;

      See "Risk Factors and Conflicts of Interest--Conflicts of
      Interest--Certain Conflict Management Policies" below.

Risks Relating to Sandalwood

      o The Advisor has never managed or operated a REIT. Such lack of experience could adversely affect Sandalwood's business, financial condition and results of operations.

      o Sandalwood has no established borrowing arrangements from any lenders. If Sandalwood does not obtain financing arrangements on terms and conditions satisfactory to Sandalwood, Sandalwood may not have access to sufficient capital to finance Sandalwood's business strategy as described herein.


      o In order to achieve our investment objectives, Sandalwood's investment strategies may be changed without the consent of stockholders if the directors determine it is in our best interest.

      o Due to its increased compensation at higher return levels, in evaluating Lodging Investments and in making other management decisions, the Advisor could place an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation which could result in increased risk relating to the value of our Lodging Investment portfolio.

      o We rely on the Advisor which, together with the Board of Directors, will have responsibility for the management of Sandalwood's operations and investments.

Risks Relating to Real Estate and Other Investments

      o Market and economic conditions that are beyond our control could adversely affect the value of our investments.

      o If lessees, mortgagors or others obligated to make payments to us default on such payments, we will have less income with which to make cash distributions.

Risks Relating to Financing

      o Borrowing is risky and our financial condition may be adversely affected if the cash flow from our Lodging Investments is insufficient to meet our debt obligations. In connection with borrowings, we likely will mortgage or pledge our assets, which would put us at risk of losing our assets if we are unable to pay our debts.


      o There is no guarantee that our borrowing guidelines, which limit our borrowings to no more than 50% of the total asset value of our portfolio at the time borrowings are made (based on an annual appraisal by a nationally recognized independent real estate appraiser), will not be exceeded if there is a subsequent decline in our total asset value. Our debt limitation does not apply to individual properties and may be amended by the Board without the consent of stockholders. Also, our debt limitation does not apply to borrowings to pay any incentive profit participation or other fee owed to the Advisor.


      o We may incur debt, including debt to make cash distributions to stockholders, in order to maintain our status as a REIT.

      o It is our intent to obtain mortgage or other long-term financing. If we do not obtain such financing, we will not be able to acquire as many Lodging Investments as we anticipate, which could limit the diversification of our investments and our ability to achieve our investment objectives.



Other Risks

      o Restrictions on ownership of more than 9.8% of the shares of common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of Sandalwood REIT, even if such a change is in the interest of a majority of the stockholders. In addition, the Board of Directors has the right to modify this restriction in the interest of preserving Sandalwood REIT's status as a REIT.

Tax Risks

      o We may fail to qualify initially as a REIT for federal income tax purposes. Furthermore, although we may qualify initially as a REIT, we may not be able to maintain our REIT status. In either case, we would be subject to federal income tax on our taxable income at regular corporate rates, thereby probably reducing the amount of funds available for paying cash distributions to stockholders.

Investment Objectives

      Our primary investment objectives are to:




      1. Invest in Lodging Investments which we believe will generate attractive yields and enable us to make regular quarterly cash distributions to stockholders.




      2.    Create appreciation of Lodging Investments.



      3.    Provide liquidity for your investment.



      4.    Preserve Invested Capital.



      5.    Maintain tax efficiency.



      You can read the sections of this prospectus under the captions "Business--Types of Lodging Investments," "Business--Description of Property Leases," "Investment Objectives" and "Investment Policies" for a more complete description of the manner in which the structure of our business will facilitate our ability to meet our investment objectives.



REIT Status

      Sandalwood REIT intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year ending December 31, 2003, and believes its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT. REITs are subject to a number of organizational and operational requirements, including a requirement that they distribute on a current basis at least 90% of their taxable income (excluding net capital gain).

      As a REIT, Sandalwood REIT generally will not be subject to federal income tax on the income that it distributes to stockholders. If Sandalwood REIT fails to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if Sandalwood REIT qualifies as a REIT for federal income tax purposes, we may be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income and certain other categories of income.

      Under the terms of its Articles of Incorporation, Sandalwood REIT has the authority to issue preferred stock. The terms of such preferred stock may include preferential rights to dividends and distributions over shares of common stock, such that in certain instances common stockholders would not receive a dividend or distribution.

Management



      Founded by principals who have been active in real estate and lodging valuation and research, acquisition, financing, disposition and asset management since 1982, Sandalwood is designed to combine the advantages of investing in commercial real estate with the experience and disciplined investment methodology of a professional investment management company. We have retained the Advisor to provide us with management, acquisition, financing, disposition, asset management, strategic planning and administrative services, and day-to-day business operations management. Although the Advisor and our directors have not previously managed a REIT, our executive management team brings over 50 years of combined experience in the functional disciplines relevant to Sandalwood's business strategy and operations, combined with the discipline and relationships from corporate America and the creativity and agility of entrepreneurial business. Although our management and the Advisor have investment management experience and has substantial finance and lodging experience with a REIT, there can be no assurance that the past experience of the executive officers and the Advisor will be appropriate to the management of Sandalwood's business. Further, the experience of the officers of the Advisor should not be viewed as a reliable gauge of the potential success of Sandalwood. See "Risk Factors and Conflicts of Interest--Risk Factors--Lack of Prior Experience."



Advisor's Responsibilities

      Subject to the supervision of our Board of Directors, we rely on the Advisor to perform all of our daily management, including all acquisitions, dispositions, financings and asset management. Other than the officers of Sandalwood REIT described in this prospectus, we have no employees. Our success, therefore, will depend in large part on the quality of the management provided by the Advisor.

      The Advisor has responsibility for, among other things:

      o Selecting the Lodging Investments and other assets that we will acquire, formulating and evaluating the terms of each proposed acquisition, and negotiating for the acquisition of the investment by Sandalwood;

      o Identifying potential tenants or managers for the Lodging Investments, and formulating, evaluating and negotiating the terms of each lease or management agreement of a property;

      o Identifying and selecting hotel franchises and negotiating franchise agreements;

      o Negotiating the terms of any borrowings by Sandalwood, including lines of credit and any long-term financing;

      o     Providing asset management services related to our Lodging
            Investments;

      o Selecting assets for sale by Sandalwood in keeping with Sandalwood's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale;

      o     Complying with the federal income tax regulations for REITs; and

      o Providing the day-to-day business operations and administrative services of Sandalwood.

      All of the Advisor's actions are subject to supervision of the Board of Directors.

      You can read the sections of this prospectus under the captions "Management" and "The Advisory Agreement and the Operating Agreement" for a description of the business background of the individuals responsible for the management of the Advisor, as well as for a description of the services the Advisor will provide.


Compensation and Fees to Affiliates

      We will pay _____________ and other affiliates of the Advisor compensation for services they will perform for us. We will also reimburse them for expenses they incur on our behalf. Sandalwood will not pay or compensate its officers and directors who are also officers, directors, or employees of the Advisor, other than reimbursement for out-of-pocket expenses. Messrs. Gordon and Greene and Ms. O'Hare will not receive any compensation related to their performance as directors and executive officers of Sandalwood nor as officers and directors of the Advisor. However, certain officers and directors will indirectly receive compensation through their ownership of the Advisor. The following paragraphs summarize the items of compensation and reimbursement. See "Management Compensation" for a complete description.

--------------------------------------------------------------------------------------------------------------------
                Type of
              Compensation                                                            Estimated
             and Recipient                                                          Maximum Amount
--------------------------------------------------------------------------------------------------------------------
                                               Offering Stage
--------------------------------------------------------------------------------------------------------------------
Selling Commissions to Managing Dealer                              For all subscriptions received  ___________
                                                                    has agreed to waive the 7% selling commissions.
--------------------------------------------------------------------------------------------------------------------
Marketing Expense Reimbursement to                                  $2,500,000 if such expenses are incurred and
Managing Dealer                                                     10,752,688 shares are sold.
--------------------------------------------------------------------------------------------------------------------
Reimbursement of Organizational and                                 $3,500,000 if such expenses are incurred.
Offering Expenses
--------------------------------------------------------------------------------------------------------------------
                                              Acquisition Stage
--------------------------------------------------------------------------------------------------------------------
Reimbursement of Acquisition Expenses                               Acquisition expenses, which are based on a
to the Advisor and its Affiliates                                   number of factors, including the purchase
                                                                    price of the Lodging Investments, are not
                                                                    determinable at this time.
--------------------------------------------------------------------------------------------------------------------
                                              Operational Stage
--------------------------------------------------------------------------------------------------------------------
Asset Management Fee to the Advisor                                 Sandalwood will pay the Advisor an annual fee
                                                                    (payable quarterly in advance) equal to 2.5% of
                                                                    Sandalwood's total asset value, subject to the
                                                                    Advisor's agreement to subordinate up to 50% of
                                                                    the asset management fee to an annual return to
                                                                    the stockholders equal to 8% of Invested
                                                                    Capital.
--------------------------------------------------------------------------------------------------------------------
Advisor's Incentive Profit Participation in                         Amount is not determinable at this time. The
Cash Distributions                                                  Advisor, as managing member of Sandalwood
                                                                    Lodging, LLC, will earn an incentive profit
                                                                    participation, payable quarterly, if certain
                                                                    cumulative levels of cash distributions are
                                                                    made to stockholders, at such time as cash
                                                                    distributions are made to stockholders.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                Type of
              Compensation                                                            Estimated
             and Recipient                                                          Maximum Amount
--------------------------------------------------------------------------------------------------------------------
                                               Offering Stage
--------------------------------------------------------------------------------------------------------------------
Advisor's Incentive Profit                                          Amount is not determinable at this time. After
Participation in Net Capital Proceeds                               the stockholders have received certain
                                                                    cumulative distributions, as managing member of
                                                                    Sandalwood Lodging, LLC, the Advisor will be
                                                                    entitled to an incentive profit participation
                                                                    in the net capital proceeds of Sandalwood REIT
                                                                    and its subsidiaries (the "Net Capital
                                                                    Proceeds"). Such incentive profit participation
                                                                    in Net Capital Proceeds will be determined upon
                                                                    the occurrence of the following: (i) sales and
                                                                    refinancings of Lodging Investments where the
                                                                    net proceeds are distributed to stockholders,
                                                                    (ii) liquidation of Sandalwood REIT and its
                                                                    subsidiaries where net proceeds are distributed
                                                                    to stockholders and (iii) annually after the
                                                                    earlier to occur of (a) trading volume of our
                                                                    common stock equal to at least 6% of the
                                                                    average outstanding shares of our common stock
                                                                    at an average price per share greater than
                                                                    $20.00 over any 90 consecutive calendar days;
                                                                    or (b) five years following the initial closing
                                                                    of the offering.
--------------------------------------------------------------------------------------------------------------------
Reimbursement to the Advisor and its                                Amount is not determinable at this time.
Affiliates for Operating Expenses                                   Operating expenses (which, in general, are
                                                                    those expenses relating to administration of
                                                                    Sandalwood on an on-going basis) will be
                                                                    reimbursed by Sandalwood.
--------------------------------------------------------------------------------------------------------------------
                                              Liquidation Stage
--------------------------------------------------------------------------------------------------------------------
Advisor's Incentive Profit Participation in                         Amount is not determinable at this time. The
Liquidation Proceeds                                                Advisor, as managing member of Sandalwood
                                                                    Lodging, LLC, is entitled to a portion of net
                                                                    proceeds from a liquidation of Sandalwood and
                                                                    its subsidiaries.
--------------------------------------------------------------------------------------------------------------------

The Offering


Offering Size...........................................  Minimum - $50 million.
                                                          Maximum - $220 million, consisting of $200 million
                                                          of common stock to be offered to investors and $20
                                                          million of common stock available to investors who
                                                          purchase their shares in this offering and who
                                                          elect to participate in our dividend reinvestment
                                                          plan.

Minimum Investment......................................  Individuals - $10,000. Additional shares may be purchased in $1,000 increments.
                                                          IRAs - $3,000. Additional shares may be purchased
                                                          in $250 increments.

Distribution Policy.....................................  Consistent with our policy of qualifying as a
                                                          REIT, we expect to pay quarterly cash
                                                          distributions and distribute at least 90% of our
                                                          REIT taxable income.

Advisor.................................................  Our Advisor, Sandalwood Hospitality Advisors LLC,
                                                          will administer our day-to-day operations and
                                                          select our Lodging Investments.

Estimated Use of Proceeds
(assuming all shares are subscribed)....................  94% - To acquire Lodging Investments.
                                                          3%  - To set up a working capital reserve.
                                                          1.25% - To pay the marketing expense reimbursement.
                                                          1.75% - To reimburse  affiliates  for their services and
                                                          as  reimbursement of other  organizational  and offering
                                                          expenses.

Dividend Reinvestment Plan..............................  We have adopted a dividend reinvestment plan which will allow stockholders who make the election to
                                                          have the full amount of their cash distributions
                                                          reinvested in additional shares that may be
                                                          available. We have registered one million shares
                                                          of our common stock for this purpose. See the
                                                          "Summary of Dividend Reinvestment Plan" and the
                                                          "Federal Income Tax Consequences--Taxation of
                                                          Stockholders" sections and the Form of Dividend
                                                          Reinvestment Plan accompanying this prospectus as
                                                          Appendix C for more specific information about the
                                                          DRiP.

Subscription Incentive..................................  We have entered into an agreement with
                                                          _____________, our managing dealer, to waive its
                                                          7.0% selling commissions. Sandalwood will then
                                                          issue additional shares in Sandalwood REIT to
                                                          investors equal to the selling commission. For
                                                          example, if an investor makes an initial minimum

                                                          investment of $10,000 through _____________, the
                                                          investor will receive 500 shares of common stock,
                                                          plus an additional 37.6344 shares of common stock
                                                          as a subscription incentive for a total of
                                                          537.6344 shares on a $10,000 investment.

Proposed American Stock
Exchange Symbol.........................................  "SND"

                     RISK FACTORS AND CONFLICTS OF INTEREST

      An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks, in addition to other information set forth elsewhere in this prospectus, before making your investment decision. Sandalwood also will be subject to various conflicts of interest arising out of its relationship to the Advisor and its affiliates.

RISK FACTORS

Risks Relating to the Offering

      This is an unspecified property offering. You cannot evaluate Lodging Investments that we have not yet acquired or identified for acquisition. As of the date of this prospectus, we have not identified or purchased, directly or through our subsidiaries, any Lodging Investments. Therefore, you will not have an opportunity to evaluate the Lodging Investments that will be in our portfolio prior to your investment. The Board of Directors, with the assistance of the Advisor, will make the decisions as to which Lodging Investments we will purchase.


      The managing dealer's review of Sandalwood and the offering is not an independent review. The managing dealer, ____________, is an affiliate of the Advisor and its review of Sandalwood and the terms of the offering will not be an independent review. Accordingly, you do not have the benefit of an independent review by an unaffiliated third-party of the terms of this offering.


      An active trading market for our common stock may not develop. Prior to the offering, there has not been a public market for the common stock, and, although we have applied for listing our common stock on AMEX, there can be no assurance that an active trading market for the shares of common stock offered hereby will develop or, if developed, that any such market will be sustained. In the absence of a regular trading market, an investor may be unable to liquidate its investment in Sandalwood. The initial public offering price has been determined by Sandalwood. There can be no assurance that the price at which the shares of common stock will sell in the public market after the closing of the offering will be higher than the price at which they are sold in the offering. If trading volume in the shares of Sandalwood REIT common stock does not reach a level equal to 6% of the average outstanding shares of common stock over any 90 consecutive calendar days within six years from the initial closing of the offering, at the discretion of the Board of Directors, we will use our reasonable best efforts to liquidate and dispose of our assets. See "Investment Objectives."

Risks Particular to Sandalwood


      We have no operating history. As of the date of this prospectus, Sandalwood has not purchased, directly or through its subsidiaries, any Lodging Investments, and prior to May 6, 2002, the date of our foundation, had no previous operating history. As a result, you cannot be sure how we will be operated, whether we will achieve the investment objectives described in this prospectus or how we will perform financially.

      We are dependent on the Advisor. The Advisor, with supervision from the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions, financings and asset management. The success of Sandalwood will depend in large part on the quality of the management provided by the Advisor. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the Advisor in certain prior real estate programs, but you should be aware that previous experience is not indicative of the likely results that will be achieved by Sandalwood. In addition, the prior programs of affiliates of the Advisor did not have as their primary investment objectives, the generation of cash for distribution, unlike Sandalwood. Upon (i) the unanimous consent of the directors, or, (ii) a two-thirds majority vote of the independent directors and a majority vote of the stockholders, we may terminate the Advisor, with or without cause. Any termination of the Advisor without cause would require payment of a termination fee. See "The Advisory Agreement and the Operating Agreement--The Advisory Agreement--Termination." We cannot be sure that the Advisor will achieve our investment objectives or that the Board of Directors will be able to act quickly to remove the Advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our investment objectives.

Risks Relating to Real Estate and Other Lodging Investments

      We may not be able to diversify our Lodging Investments. There is no limit on the number of Lodging Investments of a particular hotel franchise, tenant, or manager, or on the number of Lodging Investments in a particular geographic area, which we may acquire. The Board of Directors will review our Lodging Investments and potential investments in terms of geographic and hotel franchise diversification. If we concentrate the majority of our acquisitions with any single hotel franchise, tenant or manager, or in any one geographical area, it will increase the risk that our financial condition will be adversely affected by a downturn in a particular market, by the poor performance of a particular management group, or poor hotel franchise performance.

      There may be delays in investing the net proceeds of this offering. Although we expect to invest substantially all net offering proceeds within two years of termination of the offering, we cannot be sure that we will be successful in acquiring suitable investments by that time. If the Advisor is unable to find suitable Lodging Investments, there may be a delay in investing proceeds from this offering and in the receipt of returns from such investments and, in fact, the Advisor may never be able to find suitable Lodging Investments. Until and unless we make Lodging Investments, our investment returns will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available for distribution to stockholders, to be substantially lower than we would receive from Lodging Investments.

      Our profitability and our ability to diversify our investments, both geographically and by type of Lodging Investments purchased, will be limited by the amount of funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make cash. We do not know whether we will sell all of the shares being offered by this prospectus. If we do not, it is possible that we will not have the money necessary to diversify our investments or achieve the highest possible return on our investments.

      Lack of prior experience. Neither Sandalwood nor the Advisor has previously managed or operated a REIT and have limited experience operating public companies. This lack of prior experience could adversely affect Sandalwood's business, financial conditions and results of operations.

      Advisor may try to maximize incentive compensation and thereby increase risk to Sandalwood's portfolio. In addition to its base management compensation, the Advisor will have the opportunity to earn incentive compensation under the Advisory Agreement and Operating Agreement for each fiscal quarter. Depending on the performance of the Advisor, this incentive compensation could be significant. Sandalwood's ability to achieve the performance level required for the Advisor to earn the incentive compensation is dependent upon the level of rents, including percentage rents, and sales and refinancing proceeds. Due to its increased compensation at higher return levels, in evaluating Lodging Investments and in making other management decisions, the Advisor could place an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation which could result in increased risk relating to the value of our Lodging Investment portfolio.

      We do not currently have any borrowing arrangements or commitments from any lenders. If the Company does not obtain financing arrangements, it may not have access to sufficient capital to finance its business strategy.

      Our Board of Directors controls Sandalwood's investment strategies. Sandalwood has established investment strategies to achieve its investment objectives set forth in this prospectus. However, these strategies may be changed by the Board of Directors without the consent or approval of the stockholders. The ultimate effect of any such changes is uncertain.


      Our Lodging Investments may be unable to compete successfully. We compete with other companies for the acquisition of Lodging Investments. In addition, the hotel industry in which we invest is highly competitive, and we anticipate that any property we acquire will compete with other lodging properties in the vicinity. Our ability to receive rent from our Lodging Investments will depend in part on the ability of the tenants and managers to compete successfully with other lodging properties in the vicinity. In addition, we will compete for suitable tenants or managers for our Lodging Investments. If we, our tenants or our managers are unable to compete successfully, our results of operations will be adversely affected.


      Adverse trends in the hotel industry may impact our Lodging Investments. The success of our Lodging Investments will depend largely on the property operators' ability to adapt to trends in the hotel industry, including greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns, changing demographics, travel patterns, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel franchise, the ability of a hotel franchise to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to stockholders. With the recessionary economic environment and the terrorist attacks of September 11, 2001, the hotel industry has experienced its worst operating results in a decade. A continuing recession in the lodging industry and future terrorist attacks would also likely affect our income and the funds we have available for cash distributions to stockholders.

      We will not control the management of our Lodging Investments. Our tenants or managers will be responsible for the maintenance and other day-to-day management of our hotel properties. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or managers that we do not control to operate the Lodging Investments successfully. If our tenants or managers are unable to operate the Lodging Investments successfully, the tenants may not be able to pay their rent, which could adversely affect our financial condition.

      We may not control joint ventures and may have different interests than our joint venture partners. We may enter into joint ventures and partnerships with unaffiliated third parties to purchase Lodging Investments and such arrangements may provide that we share management control with the unaffiliated third party. Investments in joint ventures involve the risk that our co-venturer may have economic interests inconsistent with our business interests and, as a result, joint ownership of investments may adversely affect our returns.

      We will have no fee simple interest in ground lease properties. If we invest in properties that are subject to ground leases, we will not own the underlying land unless we enter into an assignment or other agreement. Thus, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land, although we generally will retain partial ownership of, and will have the right to remove, any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in the value of the land associated with any ground lease property.

      Debt securities we invest in may be affected by unfavorable interest rate fluctuations, investment returns and other market conditions. If we purchase mortgage loans and other debt securities, we will be at risk for defaults on those loans and securities which are beyond our control and the value of the loans and securities may be affected by the value of any real estate underlying those debt securities and interest rate fluctuations. We also may be unable to repossess and sell the underlying properties securing the debt securities in a timely manner, and if we are able to repossess the underlying properties, the expense caused by government regulation and delays caused by defendants, if there is litigation, may be substantial, reducing our investment in the defaulted loans. Any loans we purchase also will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term debt securities and interest rates increase, the value of our debt securities will decrease; if interest rates fall, and debt securities are prepaid, we may not be able to invest in new loans at the previously higher rate.

      Equity interests and debt we invest in may be subordinate to interests of third parties. If we purchase stock and debt securities, our interests in such investments may be subordinate to interests of third parties. Defaults on those interests senior to Sandalwood's could take place at a time where the value of underlying assets would be insufficient to repay both the senior interests and those of Sandalwood. Sandalwood would not be able to control the timing of foreclosure or repossession and if a holder with an interest senior to Sandalwood's were to foreclose or repossess the underlying assets or security, Sandalwood could lose the value of its investment.

      We may not control third-party franchise agreements. We may not be a party to any franchise agreement between a hotel franchisor and our tenant or manager. Such franchise agreements could be modified or canceled without notice to us or our prior consent. In that event, we could require the tenant to cease its operations at the property or to engage a new manager, although the tenant's obligation to pay rent to us would continue. However, if we removed a tenant due to the cancellation of the tenant's franchise agreement, we would be required to locate a new tenant acceptable to the hotel franchise. As a result, if a tenant's franchise agreement is canceled or amended, we may have difficulty removing the tenant and difficulty realizing our expected return on the property.

      Property leases with individual tenants increase our risks. The value of our Lodging Investments will depend principally upon the value of the leases of the Lodging Investments. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in our best interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property. As a result, a default by, or the financial failure of, a tenant could cause more than one property to become vacant in some circumstances. Vacancies would reduce our cash receipts and could decrease the property's resale value until we are able to re-lease the affected property.

      It may be difficult to re-lease our properties. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates could affect our ability to pay cash distributions.


      The lack of limitations on the amount we may invest in mortgage loans may affect our ability to actively manage our Lodging Investments. Since there are no restrictions on the amount of proceeds that we may invest in mortgage loans, we would be able to utilize all or a significant portion of the proceeds to invest in mortgage loans if we are unable to locate and acquire suitable hotel properties. In such event, we would likely have less ability to actively asset manage our assets, which could result in slightly lower returns to stockholders. We may also have difficulty foreclosing on some properties.


      If trading volume in our common stock does not attain certain levels and the Board decides to liquidate Sandalwood, the liquidation of our assets may be delayed. We may use any proceeds from the sale of Lodging Investments, that are not required to be distributed to stockholders in order to preserve our status as a REIT, to acquire additional Lodging Investments, or to repay outstanding indebtedness.

We may reinvest the proceeds from sales of Lodging Investments for an indefinite period of time. If trading volume in the shares of Sandalwood REIT common stock does not reach a level equal to 6% of the average outstanding shares of common stock over any 90 consecutive calendar days within six years from the date that Sandalwood REIT shares begin trading on the AMEX, at the discretion of the Board of Directors, we will use our reasonable best efforts to liquidate and dispose of our assets. See "Investment Objectives." Neither the Advisor nor the Board of Directors may be able to control the timing of the sale of Sandalwood's assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders invested capital if we sell the properties for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years.

      The hotel industry is seasonal. As a result of the seasonality of the hotel industry, there may be monthly fluctuations in the amount of rent, if any, we will receive from our Lodging Investments. Any reduction in rent would reduce the amount of cash we could distribute to our stockholders.

      Our Lodging Investments may be subject to environmental liabilities. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and cleanup certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at any properties related to our Lodging Investments. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contamination at any of the properties related to our Lodging Investments may adversely affect our ability to sell or lease the Lodging Investments or to borrow using the Lodging Investments as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our Lodging Investments. We cannot be sure that all environmental liabilities will be identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our Lodging Investments will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations. If our due diligence investigations of a particular Lodging Investment reveal a possible risk of environmental liability we intend to negotiate to have the seller provide an indemnification agreement or an escrow account to cover any contingent costs related to the potential risk. We cannot be sure, however, that any seller will provide any such indemnification agreement or will be able to pay under an indemnity agreement that we obtain or that the amount in escrow will be sufficient to pay all remediation costs.

Financing Risks


      We intend to obtain long-term financing and may require additional financing in the future. Although we have not yet established any sources of financing, we intend to obtain long-term financing with regard to some or all of our Lodging Investments; however, we cannot be sure that we will be able to obtain such financing on satisfactory terms. If we do not obtain long-term financing in the future, we may not be able to acquire as many Lodging Investments as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.


      Borrowing creates risks that we may not be able to meet our debt obligations. Borrowing may be risky if the cash flow from our Lodging Investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, cash distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, or cannot repay the debt at maturity, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. In the future, if the total asset value increases, we may obtain additional long-term financing. However, there can be no assurance that the total asset value will not decrease and that, as a result, total debt may exceed 50% of then total asset value. Also, Sandalwood may borrow more than 50% of the total asset value in order to pay the Advisor's incentive profit participation in net capital proceeds, or if the Board of Directors (including a majority of the independent directors) determines that borrowing more than 50% of the total asset value is in the best interests of Sandalwood and its stockholders.

      We can borrow money to make cash distributions, which may be considered a return of your capital. We may borrow money as necessary or advisable to make cash distributions, including cash distributions to ensure that we maintain our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make cash distributions in excess of our earnings and profits and, accordingly, that the cash distributions could constitute a return of capital for federal income tax purposes, although such cash distributions would not reduce stockholders' aggregate Invested Capital.

Miscellaneous Risks

      Inflation could adversely affect our investment returns. Inflation may decrease the value of some of our Lodging Investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in Lodging Investments if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

      We may not have adequate insurance. If we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, and returns to the stockholders could be reduced. "Business--Description of Property Leases--Insurance, Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the Lodging Investments will require the tenant to obtain.

      Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes fiduciaries of a plan personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make cash distributions to stockholders would be reduced.


      Our governing documents may discourage takeovers. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of Sandalwood REIT by third parties. Some other provisions of the Articles of Incorporation, which exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (1) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (2) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. You can read the sections of this prospectus under the captions "--Tax Risks," and "Summary of the Articles of Incorporation and Bylaws," if you want more information about ownership limitations and transfer restrictions.

      Our stockholders are subject to ownership limits. The Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by any single stockholder or affiliated group, as defined in the Code. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock. In addition to the 9.8% limitation, the Articles of Incorporation also provide that the Board of Directors may modify the ownership restriction in the interest of preserving Sandalwood's status as a REIT or for any reason deemed to be in the best interests of the stockholders.

      Investors may experience dilution. Stockholders have no preemptive rights. If we (1) commence a subsequent public offering of shares or securities convertible into shares, or (2) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in Sandalwood. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of Incorporation and Bylaws--Description of Capital Stock" and "The Offering--Plan of Distribution."


      We may issue senior securities. Under the terms of our Articles of Incorporation, we have the authority to issue preferred stock. The terms of such preferred stock may include preferential rights to distributions over shares of common stock, such that in certain instances common stockholders would not receive a distribution.


      The Board of Directors can prevent the ownership, transfer and/or accumulation of shares, issue additional shares, employ and compensate affiliates, change minimum creditworthiness standards, and authorize the issuance of indebtedness, all without stockholder approval. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. Any of the following actions could reduce the value of our assets without giving you, as a stockholder, the right to vote: The Board of Directors can (1) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (2) issue additional shares, which could dilute your ownership; (3) employ and compensate affiliates;
(4) change minimum creditworthiness standards with respect to tenants; and (5) authorize the issuance of indebtedness.

      We will rely on the Advisor and Board of Directors to manage Sandalwood. If you invest in Sandalwood REIT, you will be relying entirely on the management ability of the Advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of Sandalwood, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this prospectus unless you are willing to entrust all aspects of our management to the Advisor and the Board of Directors. Furthermore, you should be aware that neither the Advisor nor any members of our Board of Directors has ever started, directly managed or overseen audit or tax compliance of a REIT.

      Our officers and directors have limited liability. The Articles of Incorporation and Bylaws provide that an officer's or a director's liability for monetary damages to Sandalwood, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services.

Tax Risks

      We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. If Sandalwood REIT fails to qualify as a REIT, it would be subject to federal income tax at regular corporate rates. In addition to these taxes, Sandalwood may be subject to the federal alternative minimum tax. Unless Sandalwood REIT is entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

      We may have to borrow funds or sell assets to meet our distribution requirements. In calculating our taxable income, we may be required to accrue and treat as earned interest, rent and other items for tax purposes but which we have not yet received. In addition, we may not be able to accrue certain expenses for tax purposes that actually have been paid and some of our claimed deductions could be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the annual distribution requirements applicable to a REIT.

      Ownership limits may discourage a change in control. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including the common stock, to 9.8% of the outstanding shares of such class. The Articles of Incorporation also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad ownership attribution rules of the Internal Revenue Code, owned 50% or more of the shares.

      We may be subject to other tax liabilities. Even if Sandalwood REIT qualifies as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

      Changes in tax laws may prevent us from qualifying as a REIT. As we have previously described, Sandalwood REIT has been organized and will be operated so as to qualify as a REIT for federal income tax purposes. However, this expected status is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our ability to qualify as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate-level income taxes, we may not be able to make the same level of cash distributions to our stockholders.

      We also caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

CONFLICTS OF INTEREST

      Sandalwood and its officers and directors will be subject to various conflicts of interest arising out of its relationship to the Advisor and its affiliates, as described below.


      The following narrative describes the relationship between Sandalwood REIT, Sandalwood Lodging, LLC, the Advisor and ____________, including affiliates of the Advisor that will provide services to Sandalwood:

      Sandalwood REIT (Sandalwood Lodging Investment Corporation), the Advisor (Sandalwood Hospitality Advisors, LLC), Sandalwood Lodging, LLC and the managing dealer (____________) are affiliates. Sandalwood Lodging, LLC is owned by

      Sandalwood REIT (99.999%) and the Advisor (.001%), where the Advisor is also the managing member. As of the date of this prospectus, Bryan E. Gordon, Chairman and a Managing Director of Sandalwood REIT, Douglas H.S. Greene, Vice-Chairman, Chief Investment Officer, a Managing Director and Treasurer of Sandalwood REIT and Barbara A. O'Hare, a Director, President and Chief Operating Officer of Sandalwood REIT, are three of Sandalwood REIT's six directors. Ms. O'Hare and, through other wholly-owned entities, Mr. Gordon, own 100% of BT Lodging Ventures, LLC, which is a two-thirds owner of the Advisor. Mr. Greene is the managing member of Haberhill LLC which owns Haberhill Lodging Ventures LLC, the owner of the remaining one-third interest in the Advisor. Both BT Lodging Ventures, LLC and Haberhill Lodging Ventures LLC were formed specifically to own the Advisor and have no other businesses which would conflict with Sandalwood. Through other wholly-owned entities, the managing dealer is indirectly owned and controlled by Mr. Gordon.

      As of the date of this prospectus, we have not identified any independent directors. However, by the initial closing of the offering, we will have three independent directors.


      A further discussion of the conflicts of interest between us and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts are discussed below.



Prior and Future Programs

      In the past, affiliates of Sandalwood and the Advisor have organized other programs which have invested in whole or in part in other real estate-related investments, and in the future may form, offer interests in, and manage other real estate programs in addition to Sandalwood; however, no affiliate of Sandalwood or the Advisor currently owns, operates, leases or manages Lodging Investments that would be suitable for Sandalwood.


      Certain of these affiliated real estate programs may in the future invest in and/or lease certain types of Lodging Investments to operators who also lease or operate certain of Sandalwood's Lodging Investments. These Lodging Investments, if located in the vicinity of, or adjacent to, Lodging Investments acquired by Sandalwood, may affect Sandalwood's Lodging Investments. Sandalwood and the Advisor have established certain policies to minimize such potential conflicts, including agreement between Sandalwood and the Advisor that the Advisor and its affiliates (1) will not purchase more than a 10% interest in any potential Lodging Investment whenever Sandalwood has at least $10 million available for investment in Lodging Investments; (2) will not raise additional funds for investment in Lodging Investments until this offering closes; and (3) will not use any existing funds, other than Sandalwood's, for Lodging Investments until at least 100% of the net offering proceeds from this offering are committed for investment in Lodging Investments. In addition, if Sandalwood has an ownership interest in any publicly traded lodging company, then the Board of Directors, officers, the Advisor and its affiliates may not make a self-directed purchase in the securities of such company. See "--Conflict Management Policies" below.


Competition for Management Time


      The directors and certain of the officers of the Advisor and the directors and certain of the officers of Sandalwood and its affiliates currently are engaged, and in the future will engage, in the management of other business entities. They will devote only as much of their time to the business of Sandalwood as they, in their judgment, determine is reasonably required, which may be substantially less than their full time. These officers and directors of the Advisor and officers and directors of Sandalwood may experience conflicts of interest in allocating management time, services and functions among Sandalwood and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Mr. Gordon and Ms. O'Hare are officers and directors of Sandalwood and also serve as partners of MCM, which will furnish accounting and administrative services to Sandalwood. Because of such relationships, Mr. Gordon and Ms. O'Hare may experience conflicts of interest in allocating their time and services between Sandalwood and MCM and through the receipt of compensation from MCM.


Compensation of the Advisor

      The Advisor has been engaged to perform various services for Sandalwood and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, excluding the Advisory Agreement and the operating agreement for Sandalwood Lodging, LLC, require approval by a majority of the independent directors. Even though subordinated to a preferred return and a return of capital to our stockholders, the timing and nature of incentive compensation to the Advisor could encourage investments with higher anticipated returns, which may in turn contain higher risk and conflicts between the interests of the Advisor and the stockholders. Potential conflicts may arise in connection with the determination by the Advisor on behalf of Sandalwood of whether to buy, hold or sell a property, refinance Sandalwood's debt, liquidate Sandalwood's assets, as such determination could impact the timing and amount of incentive profit participation payable to the Advisor. See "The Advisory Agreement and the Operating Agreement."

Relationship with Managing Dealer

         The managing dealer is an affiliate of the Advisor. Certain of the officers and directors of Sandalwood are also officers and directors of the managing dealer. This relationship may create conflicts in connection with the fulfillment by the managing dealer of its due diligence obligations under the federal securities laws. Although the managing dealer will examine the information in the prospectus for accuracy and completeness, because of its affiliation with the Advisor and Sandalwood, the managing dealer will not make an independent review of Sandalwood or the terms of the offering. Accordingly, the investors will not have the benefit of such independent review. The managing dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of Sandalwood and may participate in other offerings sponsored by one or more of the officers or directors of Sandalwood.

Competition to Acquire Properties


      Subject to the procedure specified in "--Conflict Management Policies" below, affiliates of the Advisor may compete with Sandalwood to acquire Lodging Investments. See "Business--General." A purchaser who wishes to acquire one or more of these Lodging Investments may have to do so within a relatively short period of time, possibly at a time when Sandalwood (due to insufficient investable funds, for example) may be unable to make the acquisition.


      Potential conflicts of interest between Sandalwood and the Advisor could arise in connection with the negotiation of the purchase price, leasing and other terms of a Lodging Investment, due to the Advisor's relationship with its affiliates and any business relationship of its affiliates that may develop with operators of hotels.


      Certain officers and directors of the Advisor also serve as officers and directors of Sandalwood and, in this capacity, have a fiduciary obligation to act in the best interest of Sandalwood's stockholders and will use their reasonable best efforts to assure that Sandalwood will be treated as favorably as any other program affiliated with the Advisor. See "Management--Fiduciary Responsibility of the Board of Directors." Sandalwood has also developed procedures to resolve potential conflicts of interest in the allocation of Lodging Investments between Sandalwood and certain of its affiliates. See "--Conflict Management Policies" below.

Legal, Accounting and Other Representation


      Patton Boggs LLP, which serves as securities and tax counsel to Sandalwood in this offering, also serves as securities and tax counsel for certain of its affiliates in connection with other matters. KPMG LLP, which serves as Sandalwood's accountants, also serves as accountants for the Advisor and its affiliates. Neither Sandalwood nor the stockholders will have separate counsel or accountants. In the event any controversy arises following the termination of this offering in which the interests of Sandalwood appear to be in conflict with those of the Advisor or its affiliates, other counsel or accountants may be retained for one or both parties.

Conflict Management Policies




      Sandalwood will not purchase Lodging Investments from or sell Lodging Investments to the Advisor or any of its affiliates and will not purchase any interests in the Advisor or its affiliates, except in certain circumstances described below. In order to reduce or eliminate certain other potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (1) transactions between Sandalwood and the Advisor or its affiliates, (2) certain future offerings, and (3) allocation of Lodging Investments among certain affiliated entities. These restrictions include the following:


      1. No services will be provided by the Advisor or its affiliates (including MCM) to Sandalwood, except in accordance with the Advisory Agreement or the Sandalwood Lodging, LLC Operating Agreement, unless approved by a majority of the independent directors as fair and reasonable to Sandalwood.


      2. Sandalwood will not purchase or lease Lodging Investments from, or sell or lease Lodging Investments to, the Advisor or its affiliates.

      3. Sandalwood will not make loans to affiliates, except to majority-owned subsidiaries.

      4. Certain affiliated real estate programs may in the future invest in and/or lease certain types of Lodging Investments to operators who also lease or operate certain of Sandalwood's Lodging Investments. These Lodging Investments, if located in the vicinity of, or adjacent to, Lodging Investments acquired by Sandalwood may affect Sandalwood's Lodging Investments. In order to minimize conflicts of interest in such situations, Sandalwood and the Advisor have entered into an agreement that the Advisor and its affiliates (1) will not purchase more than a 10% interest in any potential Lodging Investment whenever Sandalwood has at least $10 million available for investment in Lodging Investments; (2) will not raise additional funds for investment in potential Lodging Investments until this offering closes; and (3) will not use any existing funds, other than Sandalwood's, for potential Lodging Investments until at least 100% of the net offering proceeds from this offering are committed for investment in Lodging Investments.

      5. If Sandalwood has an ownership interest in any publicly traded lodging company, then the Board of Directors, officers, the Advisor and its affiliates may not make a self-directed purchase in the securities of such company.


      6. Subject to the agreement described in this paragraph 6, the Advisor, MCM, BT Lodging Ventures, LLC, Haberhill Lodging Ventures LLC and ____________ will not invest directly in any potential Lodging Investment which is suitable for Sandalwood. Sandalwood, the Advisor and its affiliates have agreed, in the event a direct investment opportunity in a Lodging Investment becomes available, and the investment is (i) at least a 10% interest, (ii) suitable for Sandalwood, and (iii) Sandalwood has sufficient uninvested funds available, that direct Lodging Investment opportunity will first be offered to Sandalwood. If, upon a majority vote of the independent directors of Sandalwood REIT, Sandalwood declines to invest in the Lodging Investment, other affiliates of the Advisor, including Messrs. Gordon and Greene and Ms. O'Hare, would be free to purchase such Lodging Investment. In any case, an investment will not be considered suitable for Sandalwood if the requirements of item 4 above could not be satisfied if Sandalwood were to make the investment.

      7. Upon (i) the unanimous consent of the directors, or (ii) a two thirds vote of the independent directors and a majority vote of the stockholders, we may terminate the Advisor, with or without cause. Any termination of the Advisor without cause would require payment of a termination fee.


      The foregoing limitations may not be modified or eliminated without the approval of the holders of a majority of the shares of outstanding common stock.

      Additional conflict management policies are identified under "--Legal, Accounting and Other Representation."

                              CERTAIN TRANSACTIONS


      The managing dealer is entitled to receive selling commissions equal to 7.0% of the total amount raised from the sale of shares of common stock in this offering for services in connection with the offering of shares. However, the managing dealer has agreed not to require the payment of such selling commissions for subscriptions received, so that Sandalwood REIT may issue additional shares to the stockholders. In addition, the managing dealer is entitled to receive a marketing expense reimbursement equal to its actual expenses not to exceed the greater of $1 million or 1.25% of the gross offering proceeds.

      Sandalwood will incur operating expenses which, in general, will be those expenses relating to administration of Sandalwood on an on-going basis. The Advisor and its affiliate, MCM, will provide accounting and administrative services to Sandalwood, its subsidiaries and its affiliates (including accounting and administrative services in connection with the offering of shares) on a day-to-day basis (See "The Advisory Agreement and the Operating Agreement"). The Advisor and MCM will be reimbursed by Sandalwood for services provided on Sandalwood's behalf based on actual cost of such services to the Advisor and MCM, including the cost of actual time spent by employees of the Advisor and MCM on Sandalwood business, based on an allocation of employee costs and other direct expenses. The rates paid or payable by Sandalwood for such services will not exceed those charged to other affiliates of the Advisor and MCM for similar services. The fees charged by MCM will be reviewed by the independent directors of the Board of Directors, however, such fees may exceed fees that would be charged for comparable accounting and administrative services by unaffiliated third parties.

                            ESTIMATED USE OF PROCEEDS

      The table below summarizes certain information relating to the anticipated use of offering proceeds by Sandalwood, assuming that the minimum or maximum shares are sold. Sandalwood estimates that at least 95% of gross offering proceeds will be available for the purchase of Lodging Investments and reserves, and less than 5% of gross offering proceeds will be paid by Sandalwood directly or reimbursed to affiliates of Sandalwood for marketing, organizational and offering expenses. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.


                                                                      Minimum Offering (1)            Maximum Offering (1)
                                                                  ----------------------------------------------------------
                                                                     Amount         Percent           Amount         Percent
                                                                  -----------       -------        ------------      -------
GROSS OFFERING PROCEEDS TO SANDALWOOD (2)...................       50,000,000       100.00%        $200,000,000      100.00%
Less:
    Selling Commissions (2).................................       (3,500,000)        7.00%         (14,000,000)       7.00%
    Marketing Expense Reimbursement (3)(4)..................         (800,000)        1.60%          (2,500,000)       1.25%
    Organizational and Offering Expenses (4)(5).............       (1,600,000)        3.20%          (3,500,000)       1.75%
                                                                  -----------       ------         ------------      ------
Plus:
    Subscription Incentive..................................        3,500,000         7.00%          14,000,000        7.00%
                                                                  -----------       ------         ------------      ------

NET OFFERING PROCEEDS TO SANDALWOOD.........................       47,600,000        95.20%         194,000,000       97.00%
Less:
    Working Capital Reserve (6) ............................       (2,500,000)        5.00%          (6,000,000)       3.00%
                                                                  -----------       ------         ------------      ------

NET PROCEEDS AVAILABLE FOR INVESTMENT (7)...................      $45,100,000        90.20%        $188,000,000       94.00%


----------

(1)   Excludes 1,000,000 common shares that may be sold pursuant to the DRiP.


(2) The shares are being offered to the public through ____________, which is entitled to receive selling commissions of 7% on all sales of shares for acting as managing dealer; however, ____________ has agreed to waive all of the 7% selling commissions. See "The Offering--Plan of Distribution" for a more complete description of this fee. Such investors will receive additional shares in the IPO equivalent to the waived selling commissions. No selling commissions will be charged for any shares purchased in the DRiP.

(3) Sandalwood has agreed to pay ____________ a marketing expense reimbursement for actual expenses incurred, but not to exceed the greater of $1,000,000 or 1.25% of the aggregate price to public of the IPO. Portions of the marketing expense reimbursement will be used to pay incentives to registered representatives of ____________ .


(4) The Advisor and its affiliates have agreed to convert up to $1,500,000 in reimbursable expenses for the initial closing of the offering, including organizational and offering expenses, into shares of common stock at the offering price, net of selling commissions, at $18.60 which will increase the cash available for investment by $1,500,000.

(5) Organizational and offering expenses include legal, accounting, printing and mailing, escrow, filing, registration and entity formation, qualification, sales and marketing and other expenses of the offering of the shares, but exclude selling commissions and the marketing expense allowance.


(6) Offering proceeds to be reserved for expected use by Sandalwood for initial operating expenses, such as accounting, tax and administrative services, in excess of available cash flow.


(7) Offering proceeds designated for investment in Lodging Investments may temporarily be invested in short-term, highly liquid investments with appropriate safety of principal.

                              INVESTMENT OBJECTIVES

      Following substantial investment of the net offerings proceeds, Sandalwood's primary investment objectives will be to:


1. Invest in Lodging Investments which we believe will generate attractive yields and will enable us to make quarterly cash distributions to stockholders.


      Our strategy to achieve this objective is to:

      o Invest only in full-service hotels which have no less than one year of operating history;

      o Select hotel management companies and hotel franchises with a demonstrable record of superior operating results relative to industry averages;

      o Limit our borrowings to less than 50% of the total asset value of our portfolio at the time borrowings are made;

      o Subordinate up to 50% of the Advisor's annual asset management fee and 100% of the Advisor's incentive profit participation to distribution of an amount equal to a cumulative, non-compounded 8% annual return on Invested Capital; and

      o Increase our income (and cash distributions) and providing protection against inflation through receipt of percentage rent, automatic increases in base rent and/or profit participations in mortgages and other investments.

2.   Create appreciation of Lodging Investments.

      Our strategy to achieve this objective is to:

      o Acquire Lodging Investments at purchase prices below estimated replacement cost and/or which we believe are undervalued;

      o Professionally and actively asset-manage our Lodging Investments to maximize cash flow as a way of increasing asset value; and

      o Actively monitor lodging market conditions to sell assets when advantageous market conditions exist.

3.   Provide liquidity for your investment.

      Our strategy to achieve this objective is to:


      o     List our shares on the American Stock Exchange; and

      o In the discretion of the Board of Directors, dissolve Sandalwood REIT and distribute liquidation proceeds if trading volume in the shares of our common stock on the AMEX does not reach a level equal to 6% of the average outstanding shares of common stock over any 90 consecutive calendar days within six years of the initial closing of the offering.


4.   Preserve Invested Capital.

      Our strategy to achieve this objective is to:

      o Buy full-service hotels in airport, suburban and resort locations, which, in the judgment of the Advisor and the Sandalwood Board of Directors (i) present superior investment opportunities, (ii) are located in markets which present significant barriers to new construction, have superior supply and demand characteristics and solid economic growth and (iii) are, or will be, managed by and franchised from high-quality operators and franchisors such as Marriott, Hilton, Sheraton, Hyatt and Westin. As of the date hereof, we have not entered into any contracts or arrangements with these hotels or identified any specific Lodging Investment to purchase, nor have we identified any operator or franchisor;

      o Diversify our portfolio by (i) investing no more than 33% of our total debt and equity capital (determined at the time of investment) in any one asset, if less than $75 million has been raised pursuant to this offering, or not more than 20% of our total debt and equity capital (determined at the time of investment) in any one asset, if $75 million or more has been raised pursuant to this offering, (ii) purchasing hotels under different hotel franchises, and (iii) purchasing hotels geographically dispersed throughout the United States and (iv) investing in debt and equity of publicly traded lodging companies to the extent permitted by our Articles of Incorporation and federal tax regulations applicable to REITs;

      o Minimize the likelihood of default by limiting borrowings to not more than 50% of the total asset value of our portfolio at the time borrowings are made (based on annual appraisals of long-term assets by a nationally recognized independent appraisal firm and quarterly GAAP valuations of current assets);


      o Invest only in full-service hotels which have no less than one year of operating history; and

      o     Conservatively underwrite Lodging Investments.

5.   Maintain tax efficiency.

      Our strategy to achieve this objective is to:

      o     Qualify and maintain qualification as a REIT; and

      o     Structure leases in such a way as to minimize taxes to Sandalwood.


      If the Board of Directors determine that changes in our investment objectives are in the best interests of Sandalwood and our stockholders, it will submit the changes for majority approval of the stockholders. The investment objectives may not be changed without the approval of the stockholders.


      You can read the sections of this prospectus under the captions "Business--Types of Lodging Investments," "Business--Description of Property Leases" and "Investment Policies" for a more complete description of the manner in which the structure of our business will facilitate our ability to meet our investment objectives.

      The sheltering from tax of income from other sources is not an objective of Sandalwood. If Sandalwood is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of Sandalwood's objectives, stockholders should realize that the ability of Sandalwood to meet these objectives may be severely handicapped by any lack of diversification of Sandalwood's investments and the terms of the leases.

                                    BUSINESS

General


      Sandalwood REIT is a Maryland corporation that was incorporated on May 6, 2002. Sandalwood intends to invest in a diverse portfolio of Lodging Investments, including (i) investments of full-service hotels; (ii) whole mortgage loans secured by full-service hotels; and (iii) stock, debt and other securities (not to exceed 15% of Sandalwood's Net Asset Value) in companies or other entities that own full-service hotels, where the profitability and value is expected to grow at a rate in excess of the rate of inflation. Sandalwood intends to lease its full-service hotel properties to indirect subsidiaries of Sandalwood which will contract with third party hotel operators to manage the properties. Such subsidiaries have not yet been formed and it is Sandalwood's intent to form one or more such subsidiaries at such time as it purchases full-service hotel properties.




Types of Lodging Investments

      A full-service hotel is a hotel that has restaurant food and beverage service as well as conference or meeting facilities, and is included in the following categories as defined by Smith Travel Research:


            o     Upper Upscale (including luxury)


            o     Upscale

            o     Midscale with Food and Beverage

      Sandalwood intends to invest the net offering proceeds primarily in high-quality properties of selected national and regional full-service hotel franchises or in properties where opportunities exist to re-brand such hotels. Sandalwood believes that attractive opportunities exist to acquire full-service hotels in suburban, airport and resort locations. Sandalwood also may purchase stock and other equity interests in companies or other entities that own full-service hotels, where we believe such stock or other equity interests are undervalued. We may also invest in debt secured by hotels in the full-service segment of the hotel industry. Sandalwood's investments in stock and other equity interests and in debt secured by full-service hotels may be subordinate to interests of third parties, but Sandalwood will not make any Lodging Investments that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the directors, or affiliates of the Advisor. The investments described in this paragraph may include equipment, and are collectively referred to throughout this prospectus as "Lodging Investments."

      Our Lodging Investments will generally fall into one of the following categories:


      Primary Investment Category


      1. Existing chain-operated or franchised full-service hotels, with long-term management agreements and/or franchise agreements in place. We will look for Lodging Investments in this category that we believe have experienced temporary downturns in operations from both the cyclical and September 11, 2001 impacts. These assets will otherwise be reasonably well-operated by either a national hotel franchise operator, or a well-qualified independent operator, and be affiliated with a nationally recognized hotel franchise.

      2. Existing full-service hotels with long-term franchise agreements, but management that can be replaced with an operator selected by Sandalwood and approved by the franchisor. We plan to partner with operators who have successful track records and are interested in growing their management business. These operators may provide financial incentives for us to hire them, such as a management fee structure favorable to us, an equity investment in the hotels or an equity investment in Sandalwood REIT. Operators will also have a strong financial incentive, through an incentive fee structure based on profitability of the hotels, to improve revenues and operating margins at the hotels.

      3. Independently-operated, full-service hotels, where we believe a change in brand or management will substantively improve both revenues and operating profit.


      Secondary Investment Category





      Mortgage debt secured by full-service hotels. We will invest in whole mortgages where the debt will be either:

            o Performing, where we can get either an unusually high coupon or a more standard coupon and an equity participation in the underlying hotel to generate a higher total return than investments in the primary and secondary investment categories; or

            o Non-performing, but purchased at a discount to par or our estimate of the value of the underlying security and where we can use our position to gain control of the underlying asset.

      When debt is purchased at a discount, we will look either to be repaid at par by the owner or to foreclose on the hotel at an attractive price. In the case of foreclosure, we may look to bring in either new management or a different hotel franchise, or both, to improve the operations of the hotel. We will not invest in any commercial mortgage-backed securities (CMBS).

      Tertiary Investment Category

      Sandalwood may also invest up to 15% its Net Asset Value in:

      1. Stock in publicly-traded lodging companies, where we believe the underlying net asset value of the company exceeds the public equity value of the company.

      2. Debt of publicly-traded lodging companies including commercial mortgage-backed securities (CMBS), where we believe the public debt markets have undervalued the debt of the company. We will make such an investment primarily based upon our analysis of the relative financial condition of the company and based upon historical yields for debt of the company. Parameters for this type of investment will generally be:


            o     A stated maturity of less than five years;

            o A yield-to-maturity which represents an attractive spread (relative to historical norms) over comparable maturities of US Treasury securities; and

            o Historical rating of BB or better (or the equivalent thereof) by Standard and Poor's, Moody's, Fitch, or Duff & Phelps.


      The federal tax rules that will apply to Sandalwood in order to qualify and maintain its status as a REIT (see "Federal Income Tax Consequences - Taxation of the Company - Income Tests and Asset Tests"), and our self-imposed 15% limitation on certain of the secondary investment categories described above, will restrict Sandalwood's ability to invest its assets in certain of the above categories of secondary investments. We will allocate the net offering proceed of this offering to each of the above categories with our overall investment objectives as the primary focus while ensuring that such allocation permits us to satisfy the income and asset tests imposed on REITs by the federal tax laws. Each Lodging Investment will be submitted to the Board of Directors for approval.

      We believe we can purchase Lodging Investments in the current economic environment at discounts to the estimated replacement cost of the underlying assets and at lower multiples of EBITDA (earnings before interest, taxes, depreciation and amortization) for those assets relative to recent historical ranges. However, even if we are able to acquire full-service hotels at these levels, further economic conditions beyond our control may have an impact on profitability and the returns on our investments.


Lodging Industry Overview

      Hotels are part of a unique class of real estate. Most other classes of real estate derive virtually all of their value from the appreciation in the underlying land and buildings, with only a small portion of the value derived from the day-to-day operation of the asset. This is primarily due to the longer-term nature of the tenant leases in other non-hotel classes of real estate. For example, in an office building or retail mall, the majority of tenants sign long-term leases. Consequently, cash flow from these real estate uses is less volatile, since daily operations are minimal and are directed towards servicing their long-term tenants as opposed to generating income.

      Hotel ownership, however, derives a significant amount of value from the on-going operation of the asset, since the "tenants" (i.e., hotel guests) change on almost a daily basis. Therefore, the hotel manager and hotel franchise affiliation must be chosen with utmost care, since a hotel room must be "re-rented" nearly every night. All operations are closely monitored to ensure the hotel's profitability.

Favorable Lodging Industry Fundamentals

According to Smith Travel Research data, prior to 2001, the hotel industry had been steadily improving its financial performance over the prior eight years. However, due primarily to a drop in occupancy beginning in March 2001, and further exacerbated by the events of September 11, 2001, a marked drop in industry-wide profitability occurred during 2001 and, based on published industry forecasts, profitability growth is projected to be nominal in 2002. However, according to PricewaterhouseCoopers, profitability is projected to begin to recover significantly in 2003, and continue into 2004.

[THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

                          U.S. Hotel Industry Profits
                                    1993-200

                          1993                     2.4
                          1994                     5.5
                          1995                     8.5
                          1996                    12.5
                          1997                      17
                          1998                    20.9
                          1999                      22
                          2000                    26.4
                          2001                    16.7
                          2002*                     17
                          2003*                   19.8

-----------------
* Forecasted data

Source: 1993-2001 - Smith Travel Research, March 2002; 2002-2003 - PricewaterhouseCoopers, LLP, Hospitality Directions - U.S. Edition, February 2002

      Further evidence supporting the forecasted turnaround in the hotel industry can be found in hotel loan delinquency rates. PricewaterhouseCoopers projects that delinquency rates will peak in 2002 at 5.5% of outstanding loans, well below the 16% level in 1991-1992. Their research indicates that the majority of problem loans have already become delinquent and have already been or are being restructured

      Full-service hotels comprised approximately 34% of total hotel room supply and approximately 45% of total industry revenues as of December 31, 2001. The changes in the hotel industry during the last three quarters of 2001 and the beginning of 2002 were more pronounced in the full-service segment of the hotel industry, reflecting the disproportionate effects of the recession on the corporate sector and the September 11 events on gateway cities. From 1992 through 2000, full-service hotels experienced annual revenue per available room ("RevPAR") growth, but as the graphs below illustrate, this trend turned negative beginning in 2001. This fact is further demonstrated by a comparison of the annual growth in RevPAR for all branded full-service hotels versus the growth in US Gross Domestic Product ("GDP") from 1992 through 2001. Although the percentage change in GDP as compared to RevPAR over this time period was 3.09% versus 3.56%, RevPAR changes were significantly more volatile than GDP changes on an annual basis - both on a positive and negative basis.

      Although, according to Smith Travel Research, full-service hotels saw RevPAR levels decline 9.7% in the first half of 2002, as opposed to a decline of 7.4% for the hotel sector in general, PricewaterhouseCoopers forecasts overall hotel trends reversing in the third and fourth quarter, with total hotel RevPAR growth of 1% in the third quarter and 6.9% growth in the fourth quarter, resulting in just a 2.3% forecasted RevPAR decline for the full year, as opposed to a 7% decline in 2001. Total hotel RevPAR growth is expected to continue in 2003, with PricewaterhousCoopers forecasting growth of 3.5% for the full year and a robust 5.6% in 2004. Because these increases are based upon a projected increase in travel from the corporate sector, we believe these projected RevPAR increases will benefit the full-service segment more than other segments. With economic growth expected to accelerate in 2003 and 2004, coupled with the historical trends noted above, we believe the full-service segment should achieve disproportionately larger Average Daily Room Rate ("ADR") increases combined with occupancy gains and, hence, experience even more robust RevPAR growth. We believe that these increases, combined with fewer new supply additions, means that full-service hotel values should appreciate from current levels.

[THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

                   Annual Change in Full-Service Hotel RevPAR
                                    1992-2001

--------------------------------------------------------------------------------
            1992  1993   1994  1995   1996  1997  1998   1999  2000  2001
--------------------------------------------------------------------------------
Percentage  3.20% 4.62% 6.79%  6.13% 8.70%  6.58% 4.57% 2.59%  6.73% -3.7%
  Change    --------------------------------------------------------------------

Series        1     2      3     4      5     6     7      8     9     10
--------------------------------------------------------------------------------

Source: Smith Travel Research

[THE FOLLOWING TABLES WERE REPRESENTED BY LINE GRAPHS IN THE PRINTED MATERIAL.]


               Monthly Average Occupancy, ADR and RevPAR Changes
                            for Full-Service Hotels
                            January 2001 - May 2002

       ------------------------------------------------------------
                                             Average
              Period      Occupancy Rate    Room Rate     RevPAR
       ------------------------------------------------------------
              Jan-01          1.60%           5.70%          7.40%
       ------------------------------------------------------------
              Feb-01         -1.40%           5.20%          2.50%
       ------------------------------------------------------------
              Mar-01         -3.80%           3.20%         -0.70%
       ------------------------------------------------------------
              Apr-01         -6.40%           2.40%         -4.10%
       ------------------------------------------------------------
              May-01         -7.40%           1.80%         -5.80%
       ------------------------------------------------------------
              Jun-01         -6.10%           0.30%         -5.80%
       ------------------------------------------------------------
              Jul-01         -6.80%          -1.40%         -8.10%
       ------------------------------------------------------------
              Aug-01         -5.50%          -2.30%         -7.60%
       ------------------------------------------------------------
              Sep-01         24.00%          -9.50%        -31.30%
       ------------------------------------------------------------
              Oct-01         15.40%          -8.50%        -22.70%
       ------------------------------------------------------------
              Nov-01         12.80%          -8.70%        -20.50%
       ------------------------------------------------------------
              Dec-01         -9.20%          -8.00%        -16.50%
       ------------------------------------------------------------
              Jan-02         -9.00%          -7.40%        -15.70%
       ------------------------------------------------------------
              Feb-02         -6.60%          -4.30%        -11.00%
       ------------------------------------------------------------
              Mar-02         -8.10%          -6.00%        -13.60%
       ------------------------------------------------------------
              Apr-02          0.50%          -3.40%         -3.00%
       ------------------------------------------------------------
              May-02         -3.50%          -4.50%         -7.80%
       ------------------------------------------------------------

Source: Smith Travel Research, May 2002

              Annual Change in Full-Service Hotel RevPAR v. US GDP
                                   1992-2001
--------------------------------------------------------------------------------
            1992  1993   1994  1995   1996  1997  1998   1999  2000  2001
--------------------------------------------------------------------------------
RevPAR      3.20% 4.62% 6.79%  6.13% 8.70%  6.58% 4.57% 2.59%  6.73% -9.71%
            -------------------------------------------------------------------

GDP         3.05% 2.65%  4.04% 2.67%  3.57% 4.43% 4.28%  4.09% 4.15% 1.17%
--------------------------------------------------------------------------------

Source of Lodging Statistics: Smith Travel Research, March 2002; Source of GDP
Statistics: US Department of Commerce

Our Investment Opportunity

      In general, the most opportune time to invest during the real estate investment cycle occurs shortly after the bottom of the cycle has been reached, when properties can be purchased at larger discounts to their replacement cost. According to Hospitality Valuation Services, an average new full-service hotel cost approximately $160,000 per room to develop in 2000 (the last year for which such data is available). As can be seen in the following graph, the average purchase price per room for full-service hotel sale transactions has steadily declined since 1998, to approximately $107,000 per room in 2001 (according to Lodging Econometrics), a 33% discount to the latest data on replacement cost.

[THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

                  Average Price per Room for Full Service Hotel
                         Sales Transactions 1997 - 2001

         -----------------------------------------------------------
          Price
         Per Room   106,008   145,031   135,964   119,940  107,150
         -----------------------------------------------------------
                      1997      1998      1999     2000      2001
         -----------------------------------------------------------

Source: Lodging Econometrics, July 2002

      In addition, both the public and private capital markets, which as recently as 1999 provided substantial new investment capital to the hotel industry, have today almost completely withdrawn from the industry, as shown in the graph below. We believe that this "capital vacuum" has created an opportunity for investors such as us to achieve superior risk-adjusted returns relative to the past five years. Mortgage interest rates are at very low levels on a historical basis, which should further enhance our returns on invested equity. Thus, we believe that we are at the beginning of an opportune period to purchase full-service hotels at relatively attractive prices (relative to replacement cost) to deliver relatively attractive returns on investment.

                              Hospitality Industry
                        Public Equity and Debt Issuance
                                 1982-2002(YTD)

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                             Public Equity and Debt
                                1982 - 2002 (YTD)

------------------------------------------------------------------------------------------------------------------------------------
  Public
   Debt      18.5   197.4    69.5    141.2    576.8    653.5      2.0      5.6     3.5   575.80   397.2  1200.8   850.2   1958.6
   and      ------------------------------------------------------------------------------------------------------------------------
  Equity
  Issued    149.2   407.7   182.6    447.3    991.8   2197.7   1381.1    224.0   674.9   858.0    993.6  1487.4  1140.0   3769.0
    ($
millions)
------------------------------------------------------------------------------------------------------------------------------------
             1982    1983    1984     1985     1986     1987     1988     1989    1990    1991    1992    1993    1994     1995
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
  Public                                                                                             Public
   Debt        3681.2      3691.9       1108.3       984.7          0        817.1        576.8      Equity
   and      -------------------------------------------------------------------------------------------------
  Equity                                                                                             Public
  Issued       2815.2      2063.7       1622.6       995.9        350        893.4        125.0       Debt
    ($
millions)
-------------------------------------------------------------------------------------------------------------
                1996        1997         1998        1999        2000         2001      2002 ytd
-------------------------------------------------------------------------------------------------------------

Source: Thomson Financial

      Finally, we believe that the full-service hotel sector consistently benefits from barriers to entry in terms of new supply additions, as compared with the limited-service sector. In general, our experience suggests that it requires at least $30 - $40 million in capital to develop a new full-service hotel, as compared with less than $10 million for most new limited-service hotels. Finding and assembling acceptable development sites for full-service hotels is much more difficult and expensive. Because of this, and the fact that full-service hotels generally require "ground-up" architectural designs (as compared with "cookie-cutter," franchisor pre-approved designs for most limited-service hotels), full-service hotels usually have a three to five year lead time to develop, as compared to 12 to 24 months for limited-service hotels. Thus, we believe that natural constraints exist on new full-service hotel supply additions, which serves to hold-up the long-term values of such assets. REIT Industry

      According to the National Association of Real Estate Investment Trusts ("NAREIT"), as of June 1995, there were only seven publicly-traded lodging REITs with a total market capitalization of approximately $1.2 billion. As of June 2002, this number had grown to 15 publicly-traded lodging REITs with a total market capitalization of approximately $10 billion. Of those 15 publicly-traded lodging REITs, two (Host Marriott Corporation and Hospitality Properties Trust) comprised approximately $5 billion of the total market capitalization of all lodging REITs.

Due to the relatively small number of publicly-traded lodging REITs, due to their brief trading history and the dominance of Host Marriott Corporation and Hospitality Properties Trust, it is difficult to determine the long-term performance of lodging REITs, in general, or to draw any conclusions with respect to Sandalwood REIT's expected long-term performance in particular. However, REITs, in general, have historically kept pace with S&P 500 returns over the last 30 years, while providing consistent and lower volatility of returns, as shown by the following graphs:

[THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL.]

                  Compound Annual Returns in Percent 1972-2001

--------------------------------------------------------------------------------
     Bonds             S&P 500       Equity REITs       U.S. Small Stocks
     -----             -------       ------------       -----------------
--------------------------------------------------------------------------------
      8.9%              12.2%            12.6%                14.9%
--------------------------------------------------------------------------------

Bonds - 20-year U.S. Government Bond; Standard & Poor's 500; Equity REITs - NAREIT Equity Index; U.S. Small Stocks - 1972-1981 NYSE, 1982-March 2001 Dimensional Fund Advisors Small Company Fund, April 2001-present Dimensional Fund Advisors Micro-Cap Fund.

Source: National Association of Real Estate Investment Trusts

 [THE FOLLOWING TABLES WERE REPRESENTED BY PIE CHARTS IN THE PRINTED MATERIAL.]

                    REITs May Reduce Risk and Increase Return

                      Stock and Bond Investors 1972 - 2001

--------------------------------------------------------------------------------
                       Stocks and Bonds      With 10% REITs       With 20% REITs
--------------------------------------------------------------------------------
    T-Bill                    10%                  10%                  10%
--------------------------------------------------------------------------------
    Bonds                     40%                  35%                  30%
--------------------------------------------------------------------------------
    Stock                     50%                  45%                  40%
--------------------------------------------------------------------------------
    REITs                     0%                   10%                  20%
--------------------------------------------------------------------------------
    Return                   11.3%                11.5%                11.7%
--------------------------------------------------------------------------------
     Risk                    10.9%                10.5%                10.2%
--------------------------------------------------------------------------------

(1) The return percentage indicates the return to an investor holding the hypothetical diversified portfolios described above. The risk percentage, calculated using standard deviation, is a measure on the investor's risk associated with holding each of the diversified portfolios.

(2) Stocks - Standard and Poor's 500; Bonds - 20-year U.S. Government Bond; T-Bills -30-day U.S. T-Bills; REITs - NAREIT Equity Index

Source: Ibbotson Presentation Materials,(C) 2002 Ibbotson Associates, Inc. All Rights Reserved. Used with permission.

 [THE FOLLOWING TABLES WERE REPRESENTED BY BAR GRAPHS IN THE PRINTED MATERIAL.]

                            Consistent Income Returns

                  NAREIT Equity REIT annual returns 1982 - 2001

           1981       1982       1983       1984      1985      1986        1987       1988      1989        1990         1991
           ----       ----       ----       ----      ----      ----        ----       ----      ----        ----         ----
Income   8.030323   10.11417   9.629324   11.62676  9.476697  8.593811    6.667614   8.715781  8.263419    11.10284     10.22352
 Price  -2.029514   11.48673   21.00693    9.30052  9.619656  10.56391   -10.30745   4.769647  0.578801   -26.45457     25.47268

             1992       1993         1994         1995        1996         1997         1998        1999        2000        2001
             ----       ----         ----         ----        ----         ----         ----        ----        ----        ----
Income     8.187195   6.703256      6.68675     8.709066    8.919457     6.928879     4.827705    7.594423    9.857049    8.084047
 Price     6.402422   12.95127     -3.516035    6.557817    26.34721     13.33131     -22.3299   -12.21441    16.50832    5.848862

Source: Ibbotson Presentation Materials, (C) 2002 Ibbotson Associates, Inc. All Rights Reserved. Used with permission.

                        Dividend Growth versus Inflation

--------------------------------------------------------------------------------
      Year                  Dividend Growth               CPI Growth
--------------------------------------------------------------------------------
      1994                       6.0%                        2.70%
--------------------------------------------------------------------------------
      1995                       6.80%                       2.50%
--------------------------------------------------------------------------------
      1996                       4.90%                       3.20%
--------------------------------------------------------------------------------
      1997                       7.40%                       1.70%
--------------------------------------------------------------------------------
      1998                       8.00%                       1.60%
--------------------------------------------------------------------------------
      1999                       7.70%                       2.70%
--------------------------------------------------------------------------------
      2000                       6.80%                       3.40%
--------------------------------------------------------------------------------
      2001                       3.80%                       1.60%
--------------------------------------------------------------------------------

Source: Ibbotson Presentation Materials, (C) 2002 Ibbotson Associates, Inc. All Rights Reserved. Used with permission

REITs Compare Favorably to Other Income-Oriented Investments

      REITs are often categorized with investments such as utility stocks, municipal bonds and preferred stocks, which offer investors income and relative safety. Upon taking a closer look at these income-oriented investments and their characteristics, it is clear that REITs stack-up quite favorably.

      In the past, utility stocks were seen as highly safe investments due to industry regulation, generally low P/E multiples, and relatively unchanging corporate strategies. However, the deregulation of the utility industry has brought about many significant changes in recent years, such as unregulated financial trading operations, resulting most notably in increased corporate financial volatility and a consequent increased risk to shareholders. As the graph below illustrates, over the past three and one-half years, REIT stocks have significantly outperformed utility stocks on a total return basis.

[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                  NAREIT Composite Index vs. NYSE Utility Index
                            Total Return Performance
                            January 1999 - June 2001

                                    NYSE Utility             NAREIT Composite

      31-Dec-98                          100.00                      100.00
       4-Jan-99                     99.58738844                 101.4572002
       5-Jan-99                     100.7265551                 101.9126663
       6-Jan-99                     102.3052429                 102.0468677
       7-Jan-99                     101.9083285                  101.401245
       8-Jan-99                     102.2424541                 101.4604756
      11-Jan-99                             100                 101.1191036
      12-Jan-99                     99.01556263                 100.7124959
      13-Jan-99                     98.84962103                 100.4518267
      14-Jan-99                     97.74633359                 99.90255611
      15-Jan-99                     100.0336368                 100.1487589
      19-Jan-99                     102.7761582                 100.6168717
      20-Jan-99                     103.2650132                 100.2886013
      21-Jan-99                     101.7692963                 99.85397063
      22-Jan-99                     101.9397228                  99.6667255
      25-Jan-99                     99.62999507                 99.76553416
      26-Jan-99                     101.2894111                  99.4946747
      27-Jan-99                     100.0358793                 98.99016827
      28-Jan-99                     101.0584384                 98.29623308
      29-Jan-99                     100.9821949                 98.01172602
       1-Feb-99                     99.86769521                 98.07041072
       2-Feb-99                     98.93034937                  98.3724777
       3-Feb-99                     99.18374669                 98.34754807
       4-Feb-99                     97.60730143                 98.35282515
       5-Feb-99                     97.03099072                 97.86778929
       8-Feb-99                     97.47275418                 97.77989872
       9-Feb-99                     96.57801498                 97.61767419
      10-Feb-99                     96.41207337                 96.55552664
      11-Feb-99                     97.89209311                 96.13317878
      12-Feb-99                     95.79988339                 95.10979043
      16-Feb-99                     97.34044939                 95.03600238
      17-Feb-99                      96.2640714                 94.62375375
      18-Feb-99                     98.23294614                 95.01853345
      19-Feb-99                     97.74857604                 94.91235509
      22-Feb-99                       100.61219                 95.88197188
      23-Feb-99                     98.75992286                 95.95949027
      24-Feb-99                     99.00435036                 95.86841526
      25-Feb-99                     97.54899762                 95.68635622
      26-Feb-99                     97.43463246                 95.38001299
       1-Mar-99                     96.78880567                 95.68490047
       2-Mar-99                     95.61824461                 95.40303195
       3-Mar-99                     95.74606449                 95.17402515
       4-Mar-99                     96.65425842                 95.15619228
       5-Mar-99                     98.64331524                 95.62585184
       8-Mar-99                     98.60519352                 95.51093901
       9-Mar-99                     98.56482935                 95.71911047
      10-Mar-99                     98.57379917                 95.47563721
      11-Mar-99                     99.54478181                 95.32287502
      12-Mar-99                     99.58066108                 95.16820217
      15-Mar-99                     99.59187335                 94.71819517
      16-Mar-99                     99.68605642                 94.26718734
      17-Mar-99                     98.82719648                 94.35826235
      18-Mar-99                     99.51562991                 93.82391315
      19-Mar-99                     98.42803965                 93.68843793
      22-Mar-99                     98.59622371                 92.89123587
      23-Mar-99                     96.13400906                 92.43768049
      24-Mar-99                     97.20814459                 92.64403227
      25-Mar-99                      97.4279051                 92.73810975
      26-Mar-99                     96.42328564                 92.84874633
      29-Mar-99                      97.5646948                 93.88350769
      30-Mar-99                     96.17885814                 94.18957796
      31-Mar-99                     96.01291654                 94.90116405
       1-Apr-99                     97.88985065                  94.2993047
       5-Apr-99                     99.80714894                 94.29575632
       6-Apr-99                     100.8207382                 93.71209378
       7-Apr-99                     101.6594161                 93.24052356
       8-Apr-99                     103.2246491                 93.30221073
       9-Apr-99                     102.7806431                 93.38518816
      12-Apr-99                     103.1641028                 94.09768409
      13-Apr-99                     101.5943849                 94.74503546
      14-Apr-99                     100.7714042                 96.05875385
      15-Apr-99                     100.4866125                 97.60129707
      16-Apr-99                     100.8117684                  100.837508
      19-Apr-99                     99.51338745                 102.6457246
      20-Apr-99                     100.8521326                 102.8326967
      21-Apr-99                     103.7314437                 103.4664915
      22-Apr-99                      104.814549                 104.0985575
      23-Apr-99                     104.9333991                 104.1776227
      26-Apr-99                     104.7876396                 103.6405439
      27-Apr-99                     105.0477643                 103.1641516
      28-Apr-99                      105.011885                 103.4245479
      29-Apr-99                     104.9894605                 103.1354916
      30-Apr-99                     105.2024936                 104.1159355
       3-May-99                     106.0927479                 104.5818647
       4-May-99                     104.6239404                  104.631633
       5-May-99                     105.1397049                 105.0800932
       6-May-99                     103.9825986                 105.2738892
       7-May-99                     105.5052249                 105.6720353
      10-May-99                     104.7405481                 107.0425278
      11-May-99                     105.6823788                 107.7386466
      12-May-99                     106.2295376                 108.0547251
      13-May-99                     107.5907073                 108.1093155
      14-May-99                      105.698076                 106.7747618
      17-May-99                     106.5255416                 105.9071381
      18-May-99                     105.1823115                 105.1542452
      19-May-99                     106.4694802                 105.6725812
      20-May-99                     106.3820245                 106.5493033
      21-May-99                     105.5097098                 107.3651571
      24-May-99                     105.2294031                 106.8850344
      25-May-99                     104.6015159                 106.7078885
      26-May-99                     105.8774723                 106.0040361
      27-May-99                     103.4735615                  105.953267
      28-May-99                     105.1531596                 106.4070043
       1-Jun-99                     104.8481859                 106.3273023
       2-Jun-99                     105.0746737                 106.0508018
       3-Jun-99                     105.4693457                 106.4047297
       4-Jun-99                     107.3619769                 106.4924383
       7-Jun-99                     107.8665291                 106.5253745
       8-Jun-99                     107.7050724                 106.2745316
       9-Jun-99                     107.9831367                 106.1421498
      10-Jun-99                     107.1287617                 105.6802239
      11-Jun-99                     106.4739651                 105.1092991
      14-Jun-99                     107.6198592                 104.5976049
      15-Jun-99                     108.0212585                  105.338033
      16-Jun-99                     109.6874019                 105.0828228
      17-Jun-99                     109.6672198                 105.1237656
      18-Jun-99                     110.0641342                 104.8457184
      21-Jun-99                     110.6045656                 104.6366371
      22-Jun-99                     109.4923084                 104.1479619
      23-Jun-99                     109.5618245                 103.5755813
      24-Jun-99                     107.9248329                  103.127485
      25-Jun-99                     107.9024084                 102.8408853
      28-Jun-99                     109.0886666                 103.6709326
      29-Jun-99                     109.9878907                 103.6247127
      30-Jun-99                     111.8737947                 104.9425254
       1-Jul-99                     111.2548773                 104.4372001
       2-Jul-99                     111.7997937                 104.6375469
       6-Jul-99                     111.7796116                 104.5551154
       7-Jul-99                     112.8941113                 104.1543307
       8-Jul-99                     111.9029466                 103.5499238
       9-Jul-99                     112.2594968                 103.8662753
      12-Jul-99                     112.3088308                 104.0497901
      13-Jul-99                     111.5845181                 103.5178065
      14-Jul-99                     112.2774364                 103.3028112
      15-Jul-99                     114.5131632                 103.7266967
      16-Jul-99                     115.6433601                 103.6320278
      19-Jul-99                     114.6566803                 103.4236653
      20-Jul-99                     112.8963538                 102.7995149
      21-Jul-99                     113.5489079                   102.77817
      22-Jul-99                     112.4568328                 102.5043536
      23-Jul-99                     111.8715522                 102.0728982
      26-Jul-99                     111.0979055                 101.4553623
      27-Jul-99                     112.2662242                  101.526621
      28-Jul-99                     111.7639144                 100.9880775
      29-Jul-99                     110.3175315                 100.2518893
      30-Jul-99                     110.2009239                 101.0909986
       2-Aug-99                     111.6338521                 100.6380801
       3-Aug-99                     110.9633583                 100.3103192
       4-Aug-99                     108.9115128                 99.36495878
       5-Aug-99                     109.9318294                 98.90311475
       6-Aug-99                     109.7434632                 98.64205427
       9-Aug-99                     109.4878235                 98.19693311
      10-Aug-99                     107.3978562                  97.7760319
      11-Aug-99                     107.8328923                 97.80128906
      12-Aug-99                     107.5122214                 98.08414021
      13-Aug-99                     109.5124905                 98.67825682
      16-Aug-99                     109.0483025                 98.57720086
      17-Aug-99                      109.781585                 98.78219697
      18-Aug-99                     108.1894425                 98.83209261
      19-Aug-99                     107.1825806                 98.78960307
      20-Aug-99                     106.7228775                 98.94772422
      23-Aug-99                     107.3417949                 99.06138147
      24-Aug-99                      107.332825                 98.66415429
      25-Aug-99                     109.6066735                 98.35483589
      26-Aug-99                     109.0774544                 98.27438781
      27-Aug-99                     107.8441046                 98.22155339
      30-Aug-99                     106.1106875                  97.6489818
      31-Aug-99                     105.0141275                 98.88445392
       1-Sep-99                     105.9088667                 98.53792305
       2-Sep-99                     104.7495179                 97.89771394
       3-Sep-99                     106.9291833                 98.65717582
       7-Sep-99                     106.8170606                 98.79882885
       8-Sep-99                     105.5478315                    98.56954
       9-Sep-99                     105.4626183                 98.27877324
      10-Sep-99                     106.1981432                 98.34137026
      13-Sep-99                     106.9045163                 98.05215023
      14-Sep-99                     106.8529399                 97.33879905
      15-Sep-99                     105.9783827                 96.94853215
      16-Sep-99                      106.868637                  96.6309888
      17-Sep-99                     108.3935059                 96.54908497
      20-Sep-99                      107.776831                   96.113135
      21-Sep-99                     106.5546935                 95.21733355
      22-Sep-99                     107.5256761                 95.08024791
      23-Sep-99                     105.5411042                 94.73722903
      24-Sep-99                     105.7048033                 94.36560476
      27-Sep-99                     106.8619097                 94.28091683
      28-Sep-99                     107.6467686                 94.18758541
      29-Sep-99                     106.5008746                 94.14659711
      30-Sep-99                     108.0818047                 95.20430464
       1-Oct-99                     107.8530744                 94.55757196
       4-Oct-99                     109.2882451                 94.86130395
       5-Oct-99                     108.0033188                 95.12151827
       6-Oct-99                     109.2658205                  95.2751721
       7-Oct-99                     108.6356909                 94.50690296
       8-Oct-99                      109.781585                 94.36487689
      11-Oct-99                     109.7905548                 94.61844028
      12-Oct-99                     107.7813159                 94.08391821
      13-Oct-99                      107.846347                 93.35804763
      14-Oct-99                     107.3619769                 92.92489086
      15-Oct-99                     105.0500067                 92.17817584
      18-Oct-99                     105.4087994                 91.89521551
      19-Oct-99                     103.9175674                  91.8913123
      20-Oct-99                     104.4153922                  91.8844794
      21-Oct-99                      104.009508                 91.13004893
      22-Oct-99                     104.6732744                 91.46431515
      25-Oct-99                     104.8975198                 91.36056607
      26-Oct-99                     105.7048033                 90.88107114
      27-Oct-99                     107.2162174                 91.06565044
      28-Oct-99                      110.171772                 91.31583832
      29-Oct-99                     110.7817195                 92.74789054
       1-Nov-99                     111.3782123                 93.04389797
       2-Nov-99                      110.369108                 93.95947935
       3-Nov-99                     111.2324528                 94.07212668
       4-Nov-99                     111.2503924                 93.70839073
       5-Nov-99                     111.6338521                 93.24994041
       8-Nov-99                     113.3044804                 93.48266845
       9-Nov-99                     112.7169574                  93.2852968
      10-Nov-99                     113.9077006                 93.13777529
      11-Nov-99                     113.7103646                 92.71873015
      12-Nov-99                     113.1990851                 92.52724517
      15-Nov-99                      113.400906                 92.10029351
      16-Nov-99                     114.0870969                 92.16809481
      17-Nov-99                     113.9144279                 91.87377968
      18-Nov-99                     115.0984437                 91.71749641
      19-Nov-99                     114.4593443                 92.16836776
      22-Nov-99                     112.8470198                 91.48516869
      23-Nov-99                     111.2705745                  90.8903788
      24-Nov-99                       111.61367                 90.73862654
      26-Nov-99                     113.2977531                 90.65100892
      29-Nov-99                     112.2819213                 90.27147814
      30-Nov-99                     111.7953088                 90.79850313
       1-Dec-99                     112.8806566                 90.75967115
       2-Dec-99                     114.0983092                 90.09633389
       3-Dec-99                     116.3250662                 90.27472627
       6-Dec-99                     115.6882092                 89.94221604
       7-Dec-99                     115.3540835                 89.81345545
       8-Dec-99                     115.5850563                  89.0589067
       9-Dec-99                     115.9707584                 88.71979103
      10-Dec-99                      115.232991                 88.04230575
      13-Dec-99                     115.1634749                 87.64291316
      14-Dec-99                     114.0893394                 86.54276158
      15-Dec-99                     113.7821232                 86.54560938
      16-Dec-99                      113.909943                 86.60905255
      17-Dec-99                     115.0266852                 89.82087064
      20-Dec-99                     115.1679598                 90.70673664
      21-Dec-99                     115.6680271                 90.79739313
      22-Dec-99                     114.1790375                 90.57101576
      23-Dec-99                     115.5648742                 90.79327155
      27-Dec-99                     113.1676907                 90.85210182
      28-Dec-99                     114.5983765                 91.65519965
      29-Dec-99                     114.0646724                 92.61531771
      30-Dec-99                     113.9772167                  92.6489909
      31-Dec-99                     114.6230435                 93.52404799
       3-Jan-00                      113.376239                 92.61949387
       4-Jan-00                     109.8376463                 91.67698122
       5-Jan-00                     110.7749922                 92.10221328
       6-Jan-00                     109.3263668                 93.77281652
       7-Jan-00                     106.7901511                 95.78748496
      10-Jan-00                     109.0752119                 96.94050736
      11-Jan-00                     107.0457909                 96.47100248
      12-Jan-00                     106.8798493                 96.14178587
      13-Jan-00                     107.4247657                  96.0516389
      14-Jan-00                     108.0122886                 95.74761576
      18-Jan-00                     107.6691932                 95.97154975
      19-Jan-00                     107.7207696                 96.33017558
      20-Jan-00                     109.3510338                 96.40349169
      21-Jan-00                     111.1180876                 96.50162261
      24-Jan-00                      109.633583                 95.57715791
      25-Jan-00                     108.6536305                 95.25697138
      26-Jan-00                     109.1604252                 95.29614109
      27-Jan-00                     109.1380006                 95.12399267
      28-Jan-00                     106.9067588                 94.70480914
      31-Jan-00                     110.9835404                 93.84173092
       1-Feb-00                     110.6449298                 94.31367508
       2-Feb-00                     110.9499036                 94.51813548
       3-Feb-00                      111.855855                 95.09049799
       4-Feb-00                     111.5082747                  94.8345409
       7-Feb-00                     111.3042113                 94.71974999
       8-Feb-00                     111.8334305                 94.75735624
       9-Feb-00                     110.4565637                 94.71677946
      10-Feb-00                     110.5350496                 94.44733235
      11-Feb-00                     108.6670853                 93.67389304
      14-Feb-00                     108.9003005                 93.16684524
      15-Feb-00                     108.3464143                  93.2936515
      16-Feb-00                     107.5010091                  92.8568702
      17-Feb-00                      107.826165                 93.36790293
      18-Feb-00                     104.8907925                 92.48961372
      22-Feb-00                     105.1262502                 91.99165858
      23-Feb-00                     104.2180562                 92.06039311
      24-Feb-00                     103.5363502                 91.69769146
      25-Feb-00                      103.495986                  91.8106515
      28-Feb-00                     104.8280038                 91.57591334
      29-Feb-00                     106.6488765                 92.61701265
       1-Mar-00                     112.4770148                 92.38457575
       2-Mar-00                     115.2172938                 92.23738252
       3-Mar-00                     116.5986456                 92.72629593
       6-Mar-00                     116.2196708                 92.80197426
       7-Mar-00                     113.0331435                 92.00466766
       8-Mar-00                     113.0712652                 92.13746904
       9-Mar-00                     115.0199578                 92.29824173
      10-Mar-00                     114.3001301                 92.40893372
      13-Mar-00                     112.8739292                 91.90535377
      14-Mar-00                     111.6024577                 91.77105043
      15-Mar-00                      111.855855                 92.82407738
      16-Mar-00                     114.9504418                 94.27335606
      17-Mar-00                     115.2374759                 94.64540967
      20-Mar-00                     114.4458896                 94.46095684
      21-Mar-00                     115.2150514                 94.65951556
      22-Mar-00                     112.8492622                 95.27974559
      23-Mar-00                     114.6746199                 95.49798361
      24-Mar-00                     114.9190474                 95.08497399
      27-Mar-00                     116.2712473                 95.08989786
      28-Mar-00                     114.7822577                 94.94675041
      29-Mar-00                     115.2868099                  95.4345863
      30-Mar-00                     113.1833879                 95.49636828
      31-Mar-00                     114.2194017                 95.61949315
       3-Apr-00                     114.1498856                 95.69581546
       4-Apr-00                     113.0735076                 95.95394061
       5-Apr-00                     113.4367852                 96.72619921
       6-Apr-00                     115.1298381                 97.48375835
       7-Apr-00                     115.3114769                 98.32804865
      10-Apr-00                     114.3090999                 98.84406447
      11-Apr-00                     114.1678253                 99.16395131
      12-Apr-00                     112.3761044                 99.82724963
      13-Apr-00                     111.5419115                 100.0378688
      14-Apr-00                     107.3709468                 99.19731779
      17-Apr-00                     107.7701036                 98.76908299
      18-Apr-00                     110.6965063                 99.49996925
      19-Apr-00                     112.0419787                 99.63468275
      20-Apr-00                     111.7145804                 99.95641929
      24-Apr-00                      111.416334                 100.0742017
      25-Apr-00                     115.1208683                 100.3994739
      26-Apr-00                     115.0020182                 101.0956913
      27-Apr-00                     114.2418263                 101.6726559
      28-Apr-00                     113.3134502                 101.9173766
       1-May-00                      114.842804                 103.7149867
       2-May-00                     111.4791228                 104.8365368
       3-May-00                     109.8017671                 104.6027504
       4-May-00                     110.1179531                  104.605983
       5-May-00                     110.4274118                  104.812582
       8-May-00                      110.122438                 104.0980693
       9-May-00                     108.8778759                 104.4542969
      10-May-00                     108.2253218                 103.7597625
      11-May-00                     110.0753465                 104.3238849
      12-May-00                     110.2009239                 104.5432571
      15-May-00                     112.6070772                 104.9037644
      16-May-00                     112.4792573                 105.2916787
      17-May-00                     111.2526349                 104.6143858
      18-May-00                     109.5864915                 104.2078615
      19-May-00                     106.9000314                 103.9668958
      22-May-00                     106.0254743                  103.670174
      23-May-00                     104.5589093                 103.4956915
      24-May-00                     105.3751626                 103.0601867
      25-May-00                     104.7853971                 102.2265533
      26-May-00                     106.7766964                 102.3701223
      30-May-00                     109.3981253                  102.798348
      31-May-00                     109.4653989                 102.9841372
       1-Jun-00                     111.4544558                 103.1273432
       2-Jun-00                        112.9569                 104.1069646
       5-Jun-00                     111.6316096                 103.7362859
       6-Jun-00                     112.3379827                 103.9312774
       7-Jun-00                     112.8604745                 104.7869424
       8-Jun-00                     113.1990851                 104.8908491
       9-Jun-00                     113.0690227                  105.123903
      12-Jun-00                     112.6990178                 105.4173957
      13-Jun-00                     114.4369198                 106.1186095
      14-Jun-00                     113.6879401                 107.5736291
      15-Jun-00                     114.1476432                 107.1939614
      16-Jun-00                     113.4390277                  106.651848
      19-Jun-00                     114.6634076                 106.9354289
      20-Jun-00                      114.374131                 107.6669773
      21-Jun-00                     115.2060815                 107.6379493
      22-Jun-00                     114.4324349                 107.2327555
      23-Jun-00                     113.2461766                 107.1980791
      26-Jun-00                     112.6833206                 107.2746256
      27-Jun-00                     110.5081401                 107.9008777
      28-Jun-00                     109.3084271                  108.390458
      29-Jun-00                      108.339687                 108.7895892
      30-Jun-00                     107.5413733                 105.7164808
       3-Jul-00                     110.8669328                 108.3002468
       5-Jul-00                     109.7412208                 109.4139003
       6-Jul-00                     109.0303628                  110.220495
       7-Jul-00                     110.4610486                 110.6486773
      10-Jul-00                      110.759295                 110.8019224
      11-Jul-00                     109.8443737                 110.4214152
      12-Jul-00                     110.3982599                 110.4631022
      13-Jul-00                      111.515002                 110.5095489
      14-Jul-00                     113.2237521                 110.2216118
      17-Jul-00                     113.1205992                 110.3119642
      18-Jul-00                     112.0845854                 110.1012892
      19-Jul-00                     112.1944656                 109.9311035
      20-Jul-00                     108.1490784                  111.038275
      21-Jul-00                     107.2543391                 111.1650298
      24-Jul-00                     106.2564471                 111.4710995
      25-Jul-00                     106.1017177                 111.9215838
      26-Jul-00                     104.3032695                 113.3791408
      27-Jul-00                     103.0587074                 114.3038873
      28-Jul-00                      101.758084                 114.1481473
      31-Jul-00                     101.4217159                 114.6998137
       1-Aug-00                     103.2896802                 116.5925689
       2-Aug-00                     103.8390815                  116.332746
       3-Aug-00                     103.4085303                 115.4180312
       4-Aug-00                     103.7224739                 114.1369567
       7-Aug-00                     104.7966094                 113.3169339
       8-Aug-00                     103.1102839                 113.5595864
       9-Aug-00                     102.2379692                 113.8323734
      10-Aug-00                      102.029421                 113.8010392
      11-Aug-00                     102.1101493                 114.2760033
      14-Aug-00                     103.0497376                 114.3490109
      15-Aug-00                     103.5542898                 113.7302515
      16-Aug-00                      103.155133                 114.0579833
      17-Aug-00                     103.3008925                 114.2434058
      18-Aug-00                     103.3457416                 113.5806124
      21-Aug-00                     102.9712517                  113.217934
      22-Aug-00                     101.9599049                 113.0540967
      23-Aug-00                     102.0966946                 111.9121865
      24-Aug-00                     101.6952953                 111.0675482
      25-Aug-00                       102.56761                 111.0789273
      28-Aug-00                     103.5228955                  110.703033
      29-Aug-00                     103.6552003                 109.8119114
      30-Aug-00                     103.7762928                  110.562023
      31-Aug-00                     104.8414585                  110.150979
       1-Sep-00                      106.823788                 110.2196717
       5-Sep-00                     106.2228102                 110.6064596
       6-Sep-00                     105.6016504                 111.0066222
       7-Sep-00                     105.9335337                 111.8949709
       8-Sep-00                     106.7071803                 113.4231163
      11-Sep-00                     106.7385747                 114.2232285
      12-Sep-00                     106.1824461                 114.5866953
      13-Sep-00                     106.0366865                 114.4828778
      14-Sep-00                     105.6689241                 114.2704909
      15-Sep-00                     105.6666816                 113.7150285
      18-Sep-00                     104.0565995                 111.6652387
      19-Sep-00                     103.4601067                 113.0370158
      20-Sep-00                     101.0539534                  112.724403
      21-Sep-00                     99.56047899                 112.1626126
      22-Sep-00                     100.8072835                  112.798816
      25-Sep-00                     101.0113468                 112.0466574
      26-Sep-00                     101.4800197                 112.4754371
      27-Sep-00                     101.3768668                 113.3515633
      28-Sep-00                     104.7988519                 114.2214891
      29-Sep-00                     104.7876396                  113.693154
       2-Oct-00                     105.0634615                  111.545939
       3-Oct-00                     103.8906579                  111.058313
       4-Oct-00                     105.2249182                 110.2394037
       5-Oct-00                     105.8685025                 110.6994841
       6-Oct-00                     104.6418801                 110.6610882
       9-Oct-00                     103.9915684                 110.4666911
      10-Oct-00                     102.9420998                 110.3957513
      11-Oct-00                     98.31143203                  109.760839
      12-Oct-00                     96.38740638                 108.2486161
      13-Oct-00                      99.1052608                 108.5941038
      16-Oct-00                     99.00883527                 109.1622786
      17-Oct-00                      98.3226443                 108.3389154
      18-Oct-00                     97.40548056                 107.7402761
      19-Oct-00                     100.4305512                 108.4865678
      20-Oct-00                     100.5337041                 108.8272549
      23-Oct-00                     101.5203839                 108.0879144
      24-Oct-00                     101.9240257                 107.2703227
      25-Oct-00                      99.8385433                 106.4190369
      26-Oct-00                             100                 107.0630228
      27-Oct-00                     102.5160335                 108.2007997
      30-Oct-00                      104.325694                 108.1231806
      31-Oct-00                     106.9090012                 108.8185556
       1-Nov-00                     105.9940799                 108.2551438
       2-Nov-00                     106.0075346                 108.6156771
       3-Nov-00                     105.4222541                 108.1996049
       6-Nov-00                     104.5521819                  108.497916
       7-Nov-00                     104.6306678                 108.6429678
       8-Nov-00                     104.4916356                 108.9430495
       9-Nov-00                     103.9332646                 108.6032066
      10-Nov-00                     102.5227609                 107.8496794
      13-Nov-00                     102.9151904                 107.8746968
      14-Nov-00                     103.6327757                   108.50315
      15-Nov-00                     103.2851953                 108.8056045
      16-Nov-00                     103.0990716                 108.7688563
      17-Nov-00                     101.4396556                 108.9717966
      20-Nov-00                     100.1793963                 108.8940953
      21-Nov-00                     99.43490156                 109.0479246
      22-Nov-00                     98.85634839                 108.6591548
      24-Nov-00                     99.76005741                  109.057777
      27-Nov-00                     99.77799704                 109.1295665
      28-Nov-00                      99.4035072                 109.0059123
      29-Nov-00                      98.9191371                 109.4758003
      30-Nov-00                      97.5355429                 110.1140871
       1-Dec-00                     97.54002781                 110.4544026
       4-Dec-00                     98.38767547                 110.8061354
       5-Dec-00                     100.9149213                 112.9308228
       6-Dec-00                     100.9552855                 112.5247352
       7-Dec-00                     100.6525542                 112.2690559
       8-Dec-00                     100.7691618                  113.329698
      11-Dec-00                     101.6459613                  114.198336
      12-Dec-00                     102.6797327                 114.2798705
      13-Dec-00                     103.6619276                 114.5082512
      14-Dec-00                     102.5137911                 114.5218384
      15-Dec-00                     101.2378347                 115.1700683
      18-Dec-00                     101.5450509                 116.6150842
      19-Dec-00                     98.80477194                 116.7767044
      20-Dec-00                     96.00394672                 116.0397698
      21-Dec-00                     94.80871866                 116.1517105
      22-Dec-00                     96.14970624                 115.7897077
      26-Dec-00                     97.92572992                 115.9402393
      27-Dec-00                     98.68592187                 118.0575285
      28-Dec-00                     98.33609903                 119.4499184
      29-Dec-00                     98.78907476                 117.7376225
       2-Jan-01                     97.20590214                 117.0228495
       3-Jan-01                     99.20168633                 118.9482731
       4-Jan-01                     98.15221779                 118.7817586
       5-Jan-01                     96.71928959                 116.8039205
       8-Jan-01                     97.16329551                 116.9611577
       9-Jan-01                     98.04682244                 117.2626033
      10-Jan-01                     98.87428802                  117.337416
      11-Jan-01                     98.79355967                 117.1847527
      12-Jan-01                     99.25999013                 117.0974666
      16-Jan-01                     97.80015249                  117.278422
      17-Jan-01                     98.42131228                 117.3997309
      18-Jan-01                     100.0807283                 117.5490721
      19-Jan-01                     99.93048392                 117.4889735
      22-Jan-01                     98.76665022                 117.7746812
      23-Jan-01                     99.60757053                 118.5782876
      24-Jan-01                     99.53356954                 118.5585929
      25-Jan-01                     98.91016729                 118.8558585
      26-Jan-01                     98.47961609                 118.6833976
      29-Jan-01                     99.86993766                 118.9929001
      30-Jan-01                     99.69726869                 119.7093816
      31-Jan-01                     99.23083823                 119.4513955
       1-Feb-01                     99.66363188                 119.4188013
       2-Feb-01                     97.46154191                 118.9892553
       5-Feb-01                     98.14324797                 118.8575906
       6-Feb-01                     98.68592187                  118.757315
       7-Feb-01                     97.60057407                 118.4087531
       8-Feb-01                      97.8046374                  117.960487
       9-Feb-01                     96.75741131                 117.1358472
      12-Feb-01                     97.48845136                 117.4061426
      13-Feb-01                     96.89195856                 117.2283551
      14-Feb-01                     95.01278199                 117.5265041
      15-Feb-01                     95.08454052                 117.8429547
      16-Feb-01                     94.05076916                 117.5128479
      20-Feb-01                     93.26591021                  117.290186
      21-Feb-01                     91.32170247                  116.561418
      22-Feb-01                     91.76346594                 115.5566485
      23-Feb-01                     91.27685339                 116.0151532
      26-Feb-01                     92.94523927                 116.9440245
      27-Feb-01                     92.50123335                 117.2918278
      28-Feb-01                     91.04588061                 117.9037796
       1-Mar-01                     90.31708302                 118.7527496
       2-Mar-01                     91.19388259                 119.4027437
       5-Mar-01                     91.20957976                 119.2076216
       6-Mar-01                     91.87334619                 119.3297615
       7-Mar-01                     91.63116114                 119.7186516
       8-Mar-01                     92.81069202                 119.9765236
       9-Mar-01                     90.99430417                 119.6738088
      12-Mar-01                     88.73615285                 118.9758157
      13-Mar-01                     89.13755214                 119.0167548
      14-Mar-01                     86.59012423                 118.2979077
      15-Mar-01                     88.78548684                 117.8510509
      16-Mar-01                     87.17316231                 117.4784115
      19-Mar-01                     88.94694354                 118.4872531
      20-Mar-01                     86.93994708                 118.1374851
      21-Mar-01                     85.17737812                 117.1905004
      22-Mar-01                     83.39911199                 116.5935345
      23-Mar-01                     85.24016684                 116.7333114
      26-Mar-01                     87.78759474                 118.4139165
      27-Mar-01                     89.84168274                 118.3546426
      28-Mar-01                     86.81436965                 117.3994254
      29-Mar-01                      87.2471633                 117.9268817
      30-Mar-01                     88.50742252                  118.977539
       2-Apr-01                     87.62389559                 119.1931987
       3-Apr-01                     85.26483383                 117.8374983
       4-Apr-01                     85.18186303                 117.6995862
       5-Apr-01                     87.50280307                  119.004351
       6-Apr-01                     85.14149886                 117.5414897
       9-Apr-01                      86.4892138                 117.9613248
      10-Apr-01                     89.13306723                 118.2151074
      11-Apr-01                     88.66439431                  116.550499
      12-Apr-01                     89.13530968                 116.8924316
      16-Apr-01                     89.57034579                 116.7403645
      17-Apr-01                     90.78799839                 117.9950276
      18-Apr-01                     92.23438131                  119.309628
      19-Apr-01                     91.83970938                 119.4351478
      20-Apr-01                     90.87096919                 119.2375526
      23-Apr-01                     90.68484549                 119.0040673
      24-Apr-01                     91.15351841                 118.9547725
      25-Apr-01                     92.51244562                 119.5300304
      26-Apr-01                     93.46997354                 120.7504921
      27-Apr-01                     94.39834955                 122.0112979
      30-Apr-01                     94.49925999                 122.1063541
       1-May-01                     95.52630399                 122.4324205
       2-May-01                     94.29968157                 121.8069501
       3-May-01                     92.71650895                 121.7328326
       4-May-01                     93.73234067                 121.7882398
       7-May-01                     93.76149258                 121.4137985
       8-May-01                     92.54832489                 121.2952216
       9-May-01                     92.35098892                 121.4122775
      10-May-01                     92.60438624                 121.3174961
      11-May-01                     92.22541149                 121.4341184
      14-May-01                     92.57747679                 121.7351227
      15-May-01                     92.26801812                 122.2208135
      16-May-01                     93.59330852                 122.9333175
      17-May-01                     93.09324124                 123.4617323
      18-May-01                     94.34677311                  123.926495
      21-May-01                     95.03520653                 124.3898658
      22-May-01                     94.43198637                  125.081546
      23-May-01                     93.42063955                 125.5112127
      24-May-01                     93.03942234                 126.2746581
      25-May-01                      92.0684397                 126.1255962
      29-May-01                     91.19836749                 125.8484776
      30-May-01                      89.8484101                 124.8915125
      31-May-01                     91.15351841                 125.1997738
       1-Jun-01                     90.35520474                 125.6576058
       4-Jun-01                     90.53011616                 126.2094747
       5-Jun-01                     90.80593802                 126.9658001
       6-Jun-01                     89.58380051                 127.0955344
       7-Jun-01                     89.15100686                 127.3635545
       8-Jun-01                     88.89088218                 126.9893373
      11-Jun-01                     89.16446159                 128.0287235
      12-Jun-01                     88.37511773                 129.1107255
      13-Jun-01                     87.16195004                 129.3473317
      14-Jun-01                     85.18186303                 129.2315243
      15-Jun-01                      84.5180966                 129.1433743
      18-Jun-01                     82.86989281                 129.7521112
      19-Jun-01                     83.32062609                 129.4225188
      20-Jun-01                      83.2174732                 130.3910027
      21-Jun-01                     82.49540297                 130.6367653
      22-Jun-01                     82.80261919                 130.0195962
      25-Jun-01                     81.97963852                 129.7866436
      26-Jun-01                     82.59407095                 131.0419041
      27-Jun-01                     82.59631341                 130.8734698
      28-Jun-01                     83.47311297                 131.5427304
      29-Jun-01                     84.45306543                 132.5192505
       2-Jul-01                     85.20204512                 132.3847758
       3-Jul-01                     85.35677445                 132.4856369
       5-Jul-01                      85.0024667                 132.4137189
       6-Jul-01                     83.91263399                 132.0530173
       9-Jul-01                     84.49791452                 130.8007845
      10-Jul-01                     84.55621833                 130.0829906
      11-Jul-01                     84.28039647                   129.61109
      12-Jul-01                     84.75131184                  130.346408
      13-Jul-01                     84.49567206                 130.8310098
      16-Jul-01                     84.44185316                 130.6375194
      17-Jul-01                     84.86119209                 131.4882468
      18-Jul-01                     83.92608871                 131.5762009
      19-Jul-01                     84.95986007                 131.8010133
      20-Jul-01                      83.7601471                 131.6786022
      23-Jul-01                     82.31152173                  131.033215
      24-Jul-01                     79.60039467                 130.4123988
      25-Jul-01                     82.00430551                 130.5760632
      26-Jul-01                     83.41032426                  131.024682
      27-Jul-01                     83.43947616                 130.8226188
      30-Jul-01                     83.81620846                 130.0041837
      31-Jul-01                     83.17710903                 130.2269665
       1-Aug-01                     83.68838857                 130.9761374
       2-Aug-01                     83.54487151                  131.536968
       3-Aug-01                     83.15692694                 131.9370229
       6-Aug-01                     81.85854599                 132.3267713
       7-Aug-01                     81.85406108                 132.8595091
       8-Aug-01                     80.13409876                  133.164515
       9-Aug-01                     80.34488945                  133.453583
      10-Aug-01                     81.14096067                 134.6263276
      13-Aug-01                      80.7530161                 134.5385285
      14-Aug-01                     81.16114275                 135.2801362
      15-Aug-01                     80.00403642                  136.251192
      16-Aug-01                     80.09373458                 136.6392972
      17-Aug-01                     78.86038481                 136.8450596
      20-Aug-01                     79.70354756                 137.5490913
      21-Aug-01                      79.1541463                 138.4240111
      22-Aug-01                     79.10705476                 138.4997223
      23-Aug-01                     78.58232049                 138.4867461
      24-Aug-01                      79.5600305                 137.6110536
      27-Aug-01                     79.43893797                 137.7469628
      28-Aug-01                     78.98596224                 137.2207061
      29-Aug-01                     78.60474503                 136.2595709
      30-Aug-01                     77.68309638                 134.9340251
      31-Aug-01                     77.79521909                 134.6382755
       4-Sep-01                      77.9903126                 134.3980432
       5-Sep-01                     77.17630174                 134.1114728
       6-Sep-01                     76.01246805                 132.6508421
       7-Sep-01                     75.68506974                 131.3368415
      10-Sep-01                     76.94757142                 130.9825494
      17-Sep-01                     75.85101135                 126.5800634
      18-Sep-01                     76.58429385                 127.8738741
      19-Sep-01                     76.54168722                 126.5849593
      20-Sep-01                     76.37350316                 123.6256341
      21-Sep-01                     74.44050769                 121.6157125
      24-Sep-01                     75.68731219                 123.0022517
      25-Sep-01                     76.54168722                 124.7465553
      26-Sep-01                     75.67161502                  126.314025
      27-Sep-01                     74.80378526                 127.3583401
      28-Sep-01                     76.40938243                 129.2419548
       1-Oct-01                     76.48338341                 129.1409075
       2-Oct-01                     77.62255012                 128.3797336
       3-Oct-01                     78.50159214                 126.6518638
       4-Oct-01                     78.55989595                 128.0684623
       5-Oct-01                     78.57110822                 127.6106247
       8-Oct-01                      78.6697762                 127.7805336
       9-Oct-01                     78.43880343                  128.163735
      10-Oct-01                     79.47481724                 129.0643163
      11-Oct-01                     78.86711217                 130.2426499
      12-Oct-01                     78.17419384                 129.8328595
      15-Oct-01                     77.82661345                 130.7170015
      16-Oct-01                     78.23025519                 129.4689939
      17-Oct-01                     77.67412656                 128.6174507
      18-Oct-01                     76.16047002                 127.5613532
      19-Oct-01                     76.82199399                 126.7383809
      22-Oct-01                     75.75234336                 125.2910585
      23-Oct-01                     74.28577836                 125.2121085
      24-Oct-01                     73.77225636                 124.1315525
      25-Oct-01                     74.34183971                 124.5651896
      26-Oct-01                     74.42705297                 124.5379581
      29-Oct-01                     73.87316679                 124.9394256
      30-Oct-01                     72.34605552                 124.8242723
      31-Oct-01                     72.53442167                 125.7599729
       1-Nov-01                     73.34394762                 127.6475424
       2-Nov-01                      72.8214558                 126.5489305
       5-Nov-01                     74.02565368                 126.7958165
       6-Nov-01                     74.22074719                 128.4230859
       7-Nov-01                     73.36861461                 128.0284687
       8-Nov-01                     74.19608019                 128.5383494
       9-Nov-01                     74.51450868                 127.9165458
      12-Nov-01                     74.21401982                 128.3214218
      13-Nov-01                     74.75220882                 129.6002444
      14-Nov-01                     74.73651164                  130.378184
      15-Nov-01                     75.18724492                 131.4439366
      16-Nov-01                     75.48549132                 131.5418429
      19-Nov-01                     75.60434139                 131.7925106
      20-Nov-01                     74.85984662                 131.1653001
      21-Nov-01                      74.2835359                 131.6493163
      23-Nov-01                     74.92936269                  132.267222
      26-Nov-01                     75.11772884                 131.9327868
      27-Nov-01                     74.42481051                 131.6528051
      28-Nov-01                     72.59496793                 131.8407353
      29-Nov-01                     72.72951518                 132.6010181
      30-Nov-01                     72.29447908                 132.4921687
       3-Dec-01                      72.3079338                  131.712893
       4-Dec-01                     73.23182491                 133.3888391
       5-Dec-01                      74.0929273                 134.1561253
       6-Dec-01                     73.70946764                 134.8117214
       7-Dec-01                     73.32825044                 135.0960481
      10-Dec-01                     72.56357357                 134.1834781
      11-Dec-01                     71.99399022                 134.7667034
      12-Dec-01                     72.15768938                 134.0284795
      13-Dec-01                     71.61725793                 133.0863831
      14-Dec-01                     71.55671167                 133.9348591
      17-Dec-01                     72.24066018                 134.6777141
      18-Dec-01                     72.56805848                 135.0549841
      19-Dec-01                     73.17800601                 134.3772113
      20-Dec-01                     72.94479078                 133.7605637
      21-Dec-01                     72.68690855                 134.5968853
      24-Dec-01                     72.86406243                 135.1179692
      26-Dec-01                     73.37982688                 135.6698816
      27-Dec-01                     74.23420191                 135.8784977
      28-Dec-01                     74.44050769                  136.378287
      31-Dec-01                     73.96510741                 135.9893345
       2-Jan-02                     75.07512221                 136.0154622
       3-Jan-02                     75.80616226                  137.098667
       4-Jan-02                     75.67161502                 136.7973343
       7-Jan-02                       75.256761                 136.3624414
       8-Jan-02                     74.46293223                 136.5949155
       9-Jan-02                     73.06364085                 136.2239003
      10-Jan-02                     73.21388528                 136.0055893
      11-Jan-02                     72.71157555                 135.9116558
      14-Jan-02                     72.56133112                 137.3340751
      15-Jan-02                     72.75418218                 137.0100634
      16-Jan-02                     71.96035341                 136.4427369
      17-Jan-02                     71.92223169                 136.9237211
      18-Jan-02                      71.3302238                 136.1135953
      22-Jan-02                     70.12602592                 136.1733367
      23-Jan-02                     71.12167556                 136.2238321
      24-Jan-02                     71.20464636                 135.9024099
      25-Jan-02                     70.69336682                 135.7640738
      28-Jan-02                     70.80773198                 135.9554704
      29-Jan-02                     69.32771225                 135.5038308
      30-Jan-02                     69.26940844                  136.441053
      31-Jan-02                     70.30093735                  136.506901
       1-Feb-02                     69.98475131                 136.5743519
       4-Feb-02                     68.35000224                 136.8956917
       5-Feb-02                     67.02022694                 136.5961339
       6-Feb-02                     65.82275642                 136.1831033
       7-Feb-02                     66.54706911                 135.8275308
       8-Feb-02                     67.48441494                 136.3097904
      11-Feb-02                     67.88581424                 137.3008196
      12-Feb-02                     68.02036148                 136.7689798
      13-Feb-02                     68.38363905                 137.4006091
      14-Feb-02                     67.95533031                 137.4177793
      15-Feb-02                      67.3790196                  138.102748
      19-Feb-02                     66.55603893                 137.3415649
      20-Feb-02                     67.19065345                 138.6306639
      21-Feb-02                     66.10530565                 137.3311245
      22-Feb-02                     66.80495134                 139.1403755
      25-Feb-02                     67.71538772                 139.1875393
      26-Feb-02                     67.99120958                 139.2627022
      27-Feb-02                      68.3813966                 139.2775933
      28-Feb-02                     68.24236444                 138.9777043
       1-Mar-02                     69.76947571                 140.3553578
       4-Mar-02                     70.67094228                 141.8612728
       5-Mar-02                     70.72476118                 143.9658451
       6-Mar-02                     72.16217428                 144.7267847
       7-Mar-02                     71.96483832                 144.5314503
       8-Mar-02                     71.66659192                 144.4701181
      11-Mar-02                      71.7944118                 143.5437654
      12-Mar-02                     71.26070772                 143.4229071
      13-Mar-02                     70.80324707                 143.2940808
      14-Mar-02                     70.60815356                 144.8863671
      15-Mar-02                     70.87724806                 145.3656718
      18-Mar-02                     71.32798134                 145.7304872
      19-Mar-02                     71.18222182                 146.0925107
      20-Mar-02                     70.96246132                 145.6407164
      21-Mar-02                     71.37058797                 146.8541784
      22-Mar-02                     70.54536485                 146.7279567
      25-Mar-02                     70.18208728                 146.0859452
      26-Mar-02                     70.00941831                 147.0993832
      27-Mar-02                     70.19329955                 147.6541915
      28-Mar-02                     70.34802888                 147.2977077
       1-Apr-02                     69.98475131                 147.7208629
       2-Apr-02                      69.9757815                 147.9651156
       3-Apr-02                     69.73808136                 147.6300258
       4-Apr-02                     69.79862762                 148.2874774
       5-Apr-02                     69.41068305                 149.3413675
       8-Apr-02                     68.79849307                 150.6857487
       9-Apr-02                      67.2713818                 151.9209213
      10-Apr-02                     68.07418038                 153.6580077
      11-Apr-02                     65.95954613                 152.9151173
      12-Apr-02                      66.5964031                 155.1054293
      15-Apr-02                     66.02906221                 153.5509804
      16-Apr-02                     68.43297305                 152.0864607
      17-Apr-02                     68.83212988                   150.08306
      18-Apr-02                     68.09884738                 150.5085654
      19-Apr-02                     67.31174597                 149.6026788
      22-Apr-02                     66.11876037                 148.1418113
      23-Apr-02                     66.34300579                 146.3745175
      24-Apr-02                     66.39906714                 147.1506084
      25-Apr-02                     66.18379154                 147.7051855
      26-Apr-02                     65.02892766                 147.1178112
      29-Apr-02                     63.78885052                 147.2624167
      30-Apr-02                     64.65668027                 149.2324512
       1-May-02                     65.60748083                 150.2743038
       2-May-02                     65.12535319                 151.6945843
       3-May-02                     64.19697717                  151.699122
       6-May-02                     63.41660313                 150.4779703
       7-May-02                     62.81114051                 149.9115163
       8-May-02                     64.61855855                 149.4377145
       9-May-02                     63.84715433                 147.8124324
      10-May-02                     62.31555815                 146.7561732
      13-May-02                     63.30223797                 147.4290793
      14-May-02                      64.4840113                   148.01164
      15-May-02                     64.35619142                 148.9700145
      16-May-02                     64.73740862                 148.0378789
      17-May-02                      64.2934027                 148.5619697
      20-May-02                      64.2642508                 148.0900078
      21-May-02                     64.46382921                 147.0910257
      22-May-02                     65.16795982                 147.1197001
      23-May-02                     66.11203301                 149.5261746
      24-May-02                     65.43705431                 149.3746594
      28-May-02                     65.65008746                 150.3203801
      29-May-02                     64.44588958                 151.5921629
      30-May-02                      63.9413374                 151.6740021
      31-May-02                     63.77763825                 151.3891312
       3-Jun-02                     62.01058438                 151.1325005
       4-Jun-02                     62.34022514                 151.7064093
       5-Jun-02                     62.12046464                  151.592385
       6-Jun-02                     60.24128807                 150.9771494
       7-Jun-02                     60.43413912                 150.8167107
      10-Jun-02                     60.35341077                  151.391994
      11-Jun-02                     59.72328116                 151.5288741
      12-Jun-02                     60.42516931                 151.8604691
      13-Jun-02                     60.12019554                 151.7667341
      14-Jun-02                     59.38915549                 151.5543823
      17-Jun-02                     60.70771853                 152.6034732
      18-Jun-02                     60.84899314                 151.9526649
      19-Jun-02                     59.14024308                 151.8773716
      20-Jun-02                      58.3082926                   152.55382
      21-Jun-02                     58.48544647                 153.8262131
      24-Jun-02                     57.58622236                 153.3564895
      25-Jun-02                     56.79463605                 154.4465292
      26-Jun-02                     56.02547428                 153.5806527
      28-Jun-02                     56.62420953                 154.1061697

Source: New York Stock Exchange Utility Index (NYSE:$NNA.X): Quote data provided by Reuters. NAREIT Index data provided by NAREIT.

      Municipal bonds are generally viewed as safer than REIT stocks, and possess certain tax advantages in terms of their income. However, shares of REITs are stocks, as compared to bonds, and therefore typically provide a higher total return to investors.

      Both REITs and preferred stocks offer relatively high dividend yields, but the appreciation potential of preferred stocks is often limited. REITs allow investors to benefit from company growth, whereas there is usually little or no benefit to preferred stockholders from such corporate growth.

      REITs are a unique investment, one that can reduce risk and increase returns as part of a diversified portfolio. Through REITs, individual investors can reap the benefits of real estate ownership. REITs, in general, have very low correlation to other investments which, as part of a diversified portfolio, serves to reduce risk and volatility. However, investors should carefully choose REITs that fit their individual investment objectives, goals and timeframes.

REITs are not Limited Partnerships

      Investing in commercial properties requires financial resources and expertise that go beyond those of most individual investors. Thus, REITs were created to provide non-institutional investors with the same opportunities to participate in the investment returns available from large-scale, income-producing real estate such as are available to institutional investors.

      REITs are not limited partnerships, a popular form of real estate investing in the 1970's and 1980's. Because partnerships were permitted to pass tax losses, as well as gains, through to their investors, the losses could be used by investors to reduce their reported taxable income, thereby lowering their personal taxes. Thus, partnership investors often received economic benefits even if the partnership made uneconomical real estate investment decisions. The Tax Reform Act of 1986 largely put an end to this practice.

      REITs are prohibited from passing tax losses through to their shareholders, thereby eliminating the tax-motivated incentive to make real estate investment decisions for reasons other than sound economics and the creation of shareholder value. Moreover, REITs distribute no confusing IRS form "K-1's" to complicate the preparation of your federal tax returns.

      Because REITs, unlike limited partnerships, must distribute almost all their taxable income as dividends to shareholders, we believe they instill confidence in the marketplace.


Corporate Structure

      Under the REIT Modernization Act of 1999, which became effective January 1, 2001, Sandalwood is permitted to lease its full-service hotel properties to subsidiaries, provided that the subsidiary lessees engage third party management companies to manage the hotels and the subsidiaries make an election with Sandalwood for the subsidiaries to be treated as "taxable REIT subsidiaries." If this election is made, rents received from Sandalwood's taxable REIT subsidiaries will not be disqualified from being "rents from real property" under the Code. See "Federal Income Tax Consequences--Taxation of the Company--Taxable REIT Subsidiaries." Full-service hotel properties purchased by Sandalwood will be leased to its taxable REIT subsidiaries under terms which generally will require payments of base annual rent equal to specified percentages of the costs of purchasing the properties, and percentage rents based on gross sales of the hotel above specified levels and/or automatic rent increases. See "Business--Description of Property Leases--Computation of Lease Payments" below.

Description of Properties

      As of the date of this prospectus, Sandalwood has not purchased or identified any Lodging Investments. When we do, however, we intend to acquire Lodging Investments under terms similar to those described in this prospectus. The terms and conditions of any purchase by Sandalwood with regard to any Lodging Investment may vary from those described below.

      Sandalwood will invest in properties to be leased on a long-term (generally, 5 to 10 years, plus renewal options), "triple-net" basis. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. The properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third-party, or the building only with the land owned by a third-party. A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment, so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its hotel franchise. In addition to the lease payment, the terms of the lease will obligate the tenant to establish a capital replacement reserve to be funded annually up to a pre-determined amount. Generally, money in the replacement reserve fund may be used by the tenant to pay for replacement of furniture, fixtures and equipment. Sandalwood may be responsible for capital expenditures in excess of the capital replacement reserve fund. The tenant generally will be responsible for replenishing the reserve fund and for paying a specified return on the amount of any capital expenditures paid for by Sandalwood in excess of amounts in the reserve fund. While these capital expenditures generally will be paid by the tenant during the term of the lease, under some circumstances, Sandalwood may be responsible for capital expenditures or repairs. The management agreement relating to Lodging Investments leased to subsidiaries of Sandalwood may require the manager to establish and maintain this reserve fund and make these capital expenditures from the net cash flow of the hotel operations.

      For properties acquired, Sandalwood will either (i) lease them directly to operators or (ii) lease them to a subsidiary of Sandalwood which will contract with third-party operators of hotels to manage the properties. Leases directly to subsidiaries would permit Sandalwood to take advantage of changes in the Internal Revenue Code relating to REITs enacted in the Work Incentives Improvement Act of 1999. Under this law, which became effective January 1, 2001, Sandalwood would be permitted to lease its properties to a subsidiary, provided that the subsidiary lessee engages a third-party management company to manage the hotels and makes a joint election with Sandalwood to be treated as a "taxable REIT subsidiary." If this election is made, rents received from the subsidiary will not be disqualified from being treated as "rents from real property" under the Code. See "Federal Income Tax Consequences--Taxation of Sandalwood."

      Properties purchased by Sandalwood are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of Sandalwood's cost of purchasing a particular property, with percentage rent based on gross sales of the hotel above specified levels and/or automatic rent increases. See "--Description of Property Leases--Computation of Lease Payments" below.

Investment Policies

      In addition to other investment restrictions imposed by the directors from time to time, consistent with Sandalwood's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on Sandalwood's investments:

      1. Sandalwood shall not invest in unimproved real property other than as incidental to making a Lodging Investment, but in no event more than 10% of Sandalwood's total assets be invested in unimproved real property.


      2. Sandalwood shall not invest in commodities or commodity future contracts.

      3. Sandalwood may not make or invest in any Lodging Investments that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the directors, or affiliates of the Advisor.

      4. Investments in entities affiliated with the Advisor, a director, Sandalwood, or affiliates thereof are subject to the restrictions on joint venture investments. All joint venture investments are subject to approval by a majority of the Board of Directors not otherwise interested in such transaction, and Sandalwood will not make any Lodging Investment which would jeopardize our status as a REIT, or which would cause Sandalwood to be classified as an "investment company" under the Investment Company Act of 1940, as amended.


      5. A majority of the directors shall approve the consideration to be paid for each Lodging Investment. No Lodging Investment will be acquired from or sold to the Advisor or its affiliates.


      6. Sandalwood will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

      7. Sandalwood will not invest in real estate contracts of sale, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.


      8. Sandalwood will not invest in any foreign currency or bullion or engage in short sales.


      9. Sandalwood will not make loans to the Advisor or its affiliates, except to majority- or wholly-owned subsidiaries of Sandalwood. Sandalwood may also provide loans to third parties, including operators of Sandalwood's Lodging Investments, if in the opinion of the Board of Directors and the Advisor, the investment complies with Sandalwood's investment objectives. See "Investment Objectives."

      10. Sandalwood will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

      11. Sandalwood will not make any investment that the directors believe will be inconsistent with Sandalwood's objective of qualifying, and maintaining its status, as a REIT.

      The foregoing limitations may not be modified or eliminated without the approval of holders of a majority of outstanding common stock.

Acquisition of Lodging Investments

      As of the date of this prospectus, Sandalwood has not acquired, nor does it have any commitments to acquire, any Lodging Investments. However, we have undertaken to supplement this prospectus during the offering period to disclose any potential use of offering proceeds to make specific Lodging Investments. This would generally occur at such time as we believe that a reasonable probability exists that we will make any such investment, specifically as of the date on which (1) a binding commitment letter is executed by a proposed tenant,
(2) a satisfactory site inspection has been completed, and/or (3) a nonrefundable deposit has been paid to the seller. However, the initial disclosure of any proposed investment cannot be relied upon as an assurance that Sandalwood ultimately will consummate such proposed investment or that the information provided concerning the proposed investment will not change between the date of such supplement and the actual purchase. The terms of any borrowing by Sandalwood will also be disclosed by a supplement following receipt by Sandalwood of an acceptable commitment letter from a potential lender.

      Regardless of the type of Lodging Investments to be purchased, Sandalwood's approach to evaluating all Lodging Investments will be the same - Sandalwood and the Advisor will value and underwrite the quality of the underlying real estate and/or the credit worthiness of companies issuing debt and equity to be purchased. However, the predominant focus will be on the underlying real estate. To that end, Sandalwood will make Lodging Investments based principally on:

      o an examination and evaluation by the Advisor of the potential value of the site;

      o the financial condition and business history of the proposed tenant, manager or borrower;

      o the demographics of the area in which the property is located, the proposed purchase price;

      o the proposed lease and management agreement terms, geographic and market diversification; and

      o     projected financial results for the property.

      In each property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant and, if the property is to be leased to a subsidiary, the management agreement with the manager. Hotel properties purchased by Sandalwood will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Lodging Investments are located.

      The recommendation of a hotel franchise affiliation for a particular Lodging Investment will be based on a consideration of the operations of hotels in the hotel franchises, the number of hotels in the chain, and the relative competitive position of the hotel franchise among the same type of hotels offering similar types of products, name recognition, and market penetration. In making investment recommendations, the Advisor will consider:

      o relevant real property and financial factors, including the condition, use and location of the property;

      o     income-producing capacity;

      o     the prospects for long-term appreciation;

      o the relative success of the hotel franchise in the geographic area in which the property is located; and

      o the management capability and financial condition of the tenant or manager.

      The Board of Directors and the Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that the seller has (i) agreed in writing to indemnify us, and/or (ii) established in escrow cash funds equal to a predetermined amount equal to or greater than the estimated costs to remediate the problem and (iii) we believe the risk is acceptable or insurable.

      In selecting tenants and managers, the Advisor will consider:

      o     the prior experience of the tenant or manager;

      o     the net worth of the tenant or manager;

      o past operating results of other hotels operated by the tenant or manager; and

      o the tenant's or manager's prior experience in managing hotels within a particular hotel franchise.

Description of Property Leases

      As of the date of this prospectus, Sandalwood has not purchased or identified any Lodging Investments. As a result, we have not yet entered into any property leases. When we do, however, we intend to negotiate lease terms similar to those described in this prospectus. The terms and conditions of any lease entered into by Sandalwood with regard to a property may vary from those described below.

      General. For Lodging Investments leased to subsidiaries of Sandalwood, leases will generally provide that the tenant may perform certain requirements itself, such as payment for repairs, maintenance, taxes and insurance, or may cause the manager of the property to perform such requirements. The leases are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. Sandalwood, or a subsidiary, will be the landlord under each lease except in certain circumstances in which it may be a party to a joint venture which will own the property. In those cases, the joint venture, rather than Sandalwood, will be the landlord, and all references in this section to Sandalwood as landlord should be read accordingly.

      Term of Leases. Lodging Investments leased to third parties will generally be leased for an initial term of 5 to 10 years with renewal options, but may provide for termination by Sandalwood upon a sale of the property. Lodging Investments leased to subsidiaries may be leased for a shorter term. Upon termination of the lease, the tenant will surrender possession of the property to Sandalwood, together with any improvements made to the property during the term of the lease, except that for Lodging Investments in which Sandalwood owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

      Computation of Lease Payments. During the initial term of a lease, the tenant will pay Sandalwood, as landlord, minimum annual rent. In addition to minimum annual rent, the tenant will generally pay Sandalwood percentage rent and/or automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular property. In the case of Lodging Investments in which Sandalwood owns only the building, Sandalwood will structure its leases to recover its investment in the building by the expiration of the lease.

      Assignment and Sublease. In general, tenants will not be able to assign or sublease a property without Sandalwood's prior written consent and only to the extent consistent with Sandalwood's objective of qualifying as a REIT.

      Alterations to Premises. A tenant generally will have the right, without the prior written consent of Sandalwood and at the tenant's own expense, to make certain limited improvements, alterations or modifications to the property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements without the prior consent of Sandalwood. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

      Territorial Non-Compete. Certain leases may provide that the tenant will not be permitted to own or operate, directly or indirectly, another property of the same or similar type as the leased property that is or will be located within a specified distance of the leased property.

      Insurance, Taxes, Maintenance and Repairs. Tenants will be required, under the terms of the leases, to maintain, for the benefit of Sandalwood and the tenant, insurance that is commercially reasonable given the size, location and nature of the property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period. In general, no lease will be entered into unless the insurance required by the lease adequately insures the property.

      Tenants will be required to maintain properties in good order and repair any damage to the property, except damage occurring toward the end of the lease term, which renders the property unsuitable for occupancy. In such case the tenant will have the right instead to pay the insurance proceeds to Sandalwood and terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the property will vary depending upon individual lease negotiations. In some instances, Sandalwood may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

      Events of Default. We expect the leases generally will provide that, subject to certain cure periods, the following events, among others, may constitute defaults under the leases, unless waived by Sandalwood: (1) the insolvency or bankruptcy of the tenant; (2) the failure of the tenant to make timely payment of rents or other charges due and payable under the lease, if such failure continues for a specified period of time after notice from Sandalwood of such failure; (3) the failure of the tenant to comply with any of its other obligations under the lease if such failure continues for a specified period of time; (4) a default under, or termination of, the franchise or management agreement between the tenant and its franchisor or manager; and (5) in cases where Sandalwood has entered into other leases with the same tenant, a default under any other such lease.

      Upon default by the tenant, Sandalwood generally will have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if Sandalwood determined not to re-lease the property, it could sell the property. In the event that a lease requires the tenant to make a security deposit, Sandalwood will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

      In the event that a tenant defaults under a lease with Sandalwood, Sandalwood will attempt to locate a replacement tenant acceptable to the hotel franchise. Sandalwood REIT will have no obligation to operate the hotels.

Description of Management Agreements

      As of the date of this prospectus, Sandalwood has not purchased or identified any Lodging Investments. As a result, we have not yet entered into any management agreements. When we do, however, we intend to negotiate agreement terms similar to those described in this prospectus. The terms of any management agreement entered into by Sandalwood or a subsidiary of Sandalwood with regard to a property are subject to negotiation with the manager and may vary from those described below.

      For a Lodging Investment leased to a subsidiary, the subsidiary lessee will enter into a management agreement with an unaffiliated third-party manager. Under the typical management agreement, the manager will have exclusive responsibility for the operation of the property and will be obligated to do so in conformity with the policies of a hotel franchise.

      The initial term of the management agreement typically will be between five and 10 years, with renewal options. Under the management agreement, the manager will receive a base management fee expressed as a percentage of gross revenues for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level for each fiscal year.

      The manager, on behalf of the tenant, will be responsible for payment of real estate and property taxes, repairs and maintenance, utilities and insurance. The manager is obligated to maintain the property in good repair and condition and to make or cause to be made any routine maintenance, repairs and minor alterations as it determines to be necessary. The manager will also pay for any routine renovations permitted under the management agreement and establish reserves to fund such renovations and replenishments to furniture, fixtures and equipment. The manager may, with prior written approval of the tenant, make more extensive improvements to the property. All such amounts will be payable only from the revenues of the hotel.

      Under certain agreements, the tenant may have the right at specified times to terminate the management agreement if certain financial and other objectives relating to the property are not attained. Upon termination, the manager will vacate and surrender the property to the tenant. Certain management agreements may also prohibit the manager or its affiliates from opening another hotel of the same or similar type as the leased property within a specified distance of the property.

      The management agreements generally will provide that the following events, among others, may constitute a default under the management agreement:
(i) the insolvency or bankruptcy of either party; (ii) the failure of either party to make payments required under the management agreement in a timely manner, if such failure continues for a specified time after written notice specifying such failure is received by the defaulting party; (iii) the failure of either party to comply with any of its other obligations under the management agreement if such failure continues for a specified time after notice specifying such failure is received by the defaulting party; and (iv) the failure of either party to maintain insurance as provided for in the management agreement if the party in default fails to cure the default within a specified time after notice specifying such failure is received by the defaulting party. Upon an event of default, if the default has a material adverse impact upon the party that is not in default, such party generally will have the right to terminate the management agreement and, in certain cases, to sue the defaulting party for damages.

      In typical management agreements, the manager will not be able to assign its interest in the management agreement, other than to an affiliate, without the prior written consent of the tenant. In addition, certain agreements may restrict the ability of the owner of the property to assign the management agreement to a competitor of the manager's hotel franchise or to a person that does not meet specified financial or other criteria.

Joint Ventures

      From time-to-time, we may enter into joint ventures to own or operate Lodging Investments (i) with unaffiliated third parties, upon a vote of the Board of Directors and (ii) with affiliates of the Advisor, only upon the approval of a majority of the directors not otherwise interested in the transaction. See "Risk Factors and Conflicts of Interest--Risk Factors--Risks Relating to Real Estate and Other Investments--We may not control joint ventures and may have different interests than our joint venture partners." Prior to entering into any joint venture arrangement, we will confirm that such person or entity has demonstrated to our satisfaction that it has the requisite financial qualifications to participate in the venture.

Borrowing

      Sandalwood may borrow funds to acquire Lodging Investments and to pay certain related fees. Management believes that borrowings will benefit Sandalwood by allowing it to take advantage of its ability to borrow at favorable interest rates and to increase the diversification of its portfolio by allowing it to acquire more Lodging Investments than would be possible using only offering proceeds.

Sandalwood may also borrow funds for the purpose of preserving its status as a REIT and for other corporate purposes.

      Sandalwood likely will encumber Lodging Investments in connection with such borrowings through revolving lines of credit and/or long-term financing in an aggregate amount up to 50% of the total asset value of our portfolio at the time the borrowing is made, unless a higher amount is deemed appropriate by the Board of Directors. Any subordinated asset management fees, although considered loans from the Advisor to Sandalwood, will not be considered debt for purposes of calculating the 50% borrowing limit of Sandalwood, nor will any borrowings undertaken at the discretion of the independent directors to distribute any incentive profit participations owed to the Advisor. Borrowings may be repaid with cash flow, offering proceeds, proceeds from the sale of assets, working capital or other financings.

Sale of Lodging Investments

      Sandalwood will professionally and actively asset manage its Lodging Investments to maximize cash flow. In deciding the precise timing and terms of Lodging Investment sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows and federal income tax consequences. Sandalwood intends to use the proceeds from Lodging Investment sales to: (1) reinvest in additional Lodging Investments, (2) make distributions necessary to preserve Sandalwood's status as a REIT; (3) repay existing indebtedness; (4) make general corporate expenditures; and (5) pay fees owed to the Advisor.

      If trading volume in the shares of Sandalwood REIT common stock does not reach a level equal to 6% of the average outstanding shares of common stock over any 90 consecutive calendar days within six years of the initial closing of the offering, at the discretion of the Board of Directors, we will use our reasonable best efforts to liquidate and dispose of our assets.

Franchise Regulation

      Many states regulate the franchise or license relationship between a tenant/franchisee or manager/franchisee and a franchisor. Sandalwood is not an affiliate of any franchisor, and is not currently aware of any states in which the relationship between Sandalwood as landlord and the tenant or manager will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Hotel chains which franchise their operations are subject to regulation by the Federal Trade Commission.

Competition

      The hotel industry is characterized by intense competition, however, no one operator of hotels is dominant within the market. Major operators and franchisors of hotels include Marriott, Hilton, Sheraton, Hyatt and Westin. Operators of Sandalwood hotels will compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations.


      There are thousands of hotel owners throughout the United States and Sandalwood will be in competition with many other persons and entities both to locate suitable Lodging Investments and to locate purchasers for its Lodging Investments. We may compete with some of the publicly-traded REITs. Of the 15 publicly-traded lodging REITs, six currently own full-service hotel properties and may compete with us for future investment opportunities. These and other competitors have financial resources greater than ours and established relationships with major operators and franchisors of hotels. Sandalwood also will compete with other financing sources such as banks, mortgage lenders and sale/leaseback companies for suitable Lodging Investments and tenants. While there are several large hotel REITs which have large holdings of domestic hotels, no one owner could be considered dominant as competition for Sandalwood. The principal methods upon which Sandalwood will compete are pricing, its ability to close a purchase of a Lodging Investment, the ease and terms of documentation, terms of management and lease agreements and its ability to maintain and/or attract a major new franchisor.

                                   MANAGEMENT

General

      Sandalwood REIT will operate under the direction of the Board of Directors, the members of which are accountable to Sandalwood REIT as fiduciaries. A majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

      Sandalwood REIT currently has three directors, plus three independent directors to be named prior to the initial closing of the offering, and may have a maximum of 15 directors. The Board of Directors is divided into three classes (Class A, Class B and Class C). The term of the initial Class A directors shall end at the 2004 annual meeting of stockholders; the term of the initial Class B directors shall end at the 2005 annual meeting of stockholders; and the term of the initial Class C directors shall end at the 2006 annual meeting of stockholders. One class of directors will be elected annually. The initial term of Barbara A. O'Hare and any other Class A directors will expire at the 2004 annual meeting of stockholders; the initial term of Douglas H. S. Greene and any other Class B directors will expire at the 2005 annual meeting of stockholders; and the initial term of Bryan E. Gordon and any other Class C directors will expire at the 2006 annual meeting of stockholders. Following each initial term, each director will serve a full three-year term. Each director will hold office until the next annual meeting of stockholders at which his or her Class term expires or until his or her successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

      Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed.

Fiduciary Responsibility of the Board of Directors

      The Board of Directors will be responsible for the management and control of the affairs of Sandalwood REIT; however, the Board of Directors will retain the Advisor to manage Sandalwood's day-to-day affairs and the acquisition, asset management, financing and disposition of investments, subject to the supervision of the Board of Directors.

      The directors are not required to devote all of their time to Sandalwood and are only required to devote such of their time to the affairs of Sandalwood as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the directors, will have a fiduciary duty to Sandalwood.

      Unless modified by the directors, Sandalwood REIT and its directors will follow the guidelines and strategies on investments set forth in this prospectus.

      The independent directors are responsible for reviewing the fees and expenses of Sandalwood REIT at least annually or with sufficient frequency to determine that the total fees and expenses of Sandalwood REIT are reasonable in light of Sandalwood's investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, net assets are Sandalwood's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction with the Advisor or its affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before renewing the Advisory Agreement. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for Sandalwood and (ii) justify the compensation provided for in its contract with Sandalwood.

      The liability of the officers and directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws--Limitation of Liability and Indemnification."


      Sandalwood's management intends to comply with all the corporate responsibility and disclosure rules related to the new Sarbanes-Oxley Act.


Directors and Executive Officers

      Directors and executive officers of Sandalwood REIT are listed below:


      Name                                  Age*                    Position with Sandalwood
      ----                                  ---                     ------------------------
Bryan E. Gordon                              40              Chairman of the Board, Managing Director
                                                             Vice Chairman of the Board, Managing Director, Chief
Douglas H.S. Greene                          41              Investment Officer and Treasurer
Barbara A. O'Hare                            40              Director, President and Chief Operating Officer
Independent Director                         --              To be identified prior to initial closing
Independent Director                         --              To be identified prior to initial closing
Independent Director                         --              To be identified prior to initial closing
Christopher G. Townsend                      55              Secretary

*as of September 30, 2002

      Bryan E. Gordon is the Chairman, Managing Director and a founder/promoter of Sandalwood REIT and the Advisor. Mr. Gordon also serves as the Chairman, Managing Director and Chief Investment Risk Officer of MCM. Mr. Gordon has 19 years of experience in investment management, investment banking and management consulting, emphasizing the areas of real estate and other asset-based finance. MCM is a New York-based investment firm that focuses exclusively on aggregating fractionalized, illiquid financial assets (e.g., bonds, bankruptcy trade claims, lease contracts, bank debt and partnership interests) in under-performing and insolvent companies, primarily within the real estate, cable/media, leased equipment, health care and oil and gas sectors. MCM does not, however, make direct investments in such assets or operate such companies. Prior to co-founding MCM in 1996, he specialized in equity and debt financings, mergers and acquisitions, roll-up and formation transactions, and restructurings for REITs, corporations, joint ventures and partnerships. Mr. Gordon represented numerous lodging companies, including Marriott Corporation, Hotel Investors Trust (now Starwood Lodging), Red Lion Inns, LaQuinta and Prime Motor Inns. In addition, Mr. Gordon has represented numerous REITs, including Public Storage, Kimco Realty Corp., Omega Healthcare Investors and Chelsea/GCA Realty. Mr. Gordon's experience includes seven years in the Investment Banking division at Smith Barney, Inc. (New York); two years in the Investment Banking division at Bear, Stearns & Co., Inc. (New York); one year in the Real Estate and Partnership Finance Group at E. F. Hutton & Company, Inc. (New York); and three years in the Risk Management consulting practice at Tillinghast/Towers Perrin Foster & Crosby (Darien, CT). Mr. Gordon is a regular speaker at European hedge fund and private equity conferences on the topic of distressed investing. Mr. Gordon earned an MBA degree from Columbia University's Graduate School of Business and a BSE degree, cum laude, from the Wharton School of the University of Pennsylvania.

      Douglas H. S. Greene is the Vice Chairman a Managing Director, Chief Investment Officer, Treasurer and a founder/promoter of Sandalwood REIT and the Advisor. Mr. Greene is also the Managing Member of Haberhill LLC, the parent of Haberhill Lodging Ventures LLC. Haberhill was formed in September 2000 to invest in and provide advisory services to the lodging and hospitality industry. Some of Haberhill's clients and transactions include: Shaner Hotel Group, specifically advice regarding the purchase of the Pittsburgh City Center Marriott hotel; a joint venture arrangement with MCM to purchase partnership interests in two partnerships which own 38 Residence Inn by Marriott hotels; and a consulting agreement with KOA Investors LLC to purchase and redevelop the 530-room Kona Surf Resort on the island of Hawaii. Prior to forming Haberhill, Mr. Greene spent 18 years with Marriott Corporation and Host Marriott Corporation, one of the premier lodging REITs in the world. As a Senior Vice President with Host Marriott from 1993 to 2000, he initiated and was responsible for management of Host Marriott's Asian hotel joint venture and completed 18 full-service hotel acquisitions with an aggregate transaction value in excess of $1 billion. To facilitate these acquisitions, Mr. Greene utilized debt financed purchases and foreclosures, negotiated prepackaged bankruptcies and partnership rollups. Mr. Greene also served as one of four members on Host Marriott's Partnership Executive Committee, which was responsible for asset management functions for approximately 250 hotels. Mr. Greene was responsible for refinancing over $1 billion of mortgage debt, including one of the larger hotel mortgage securitizations in history. Prior to 1993, he was a Vice President with Marriott Corporation, where he bought, sold and/or financed, on behalf of the company, 70 hotels and other assets with a transaction value of approximately $2 billion using a variety of capital sources and structures. Prior to 1985, Mr. Greene served as an analyst in Marriott's hotel development planning group. Over the past six years, Mr. Greene has been a regular speaker at hotel and mortgage-backed securities conferences. Mr. Greene earned a BS degree from Cornell University's School of Hotel Administration.

      Barbara A. O'Hare is the President, Chief Operating Officer and is a founder/promoter and director of Sandalwood REIT and the Advisor. Ms. O'Hare also serves as the Chief Operating Officer and a Partner of MCM. Ms. O'Hare's 15-year background in business management has emphasized the areas of new product development, strategic marketing, investor relations, total quality management, sales management and corporate strategy formation. Prior to joining MCM in September of 2000, Ms. O'Hare served as Vice President of Marketing at MessageMedia, from an online communications company, leading the firm's marketing and advertising efforts, strategic alliance development, public relations and investor relations (June 1999 - August 2000); National Director of Marketing for Tokheim/MSI, an ISO 9000 registered manufacturer of retail gasoline distribution systems, responsible for building technology partnerships, auditing the firm's total quality management programs, domestic software marketing and sales channel programs (January 1997 - June 1999); Director of Marketing (Colorado) at Grant Thornton LLP, the fifth largest international accounting firm, managing the firm's new business development programs (January 1995 - January 1997); and Safeguard Business Systems, Inc., a manufacturer of accounting software and business forms, as a Western Region General Manager. At Safeguard, Ms. O'Hare managed a network of independent distributors, overseeing distributor operations (May 1989 - November 1994). In addition, Ms. O'Hare spent five years in sales and sales management with Pitney Bowes, Inc. (May 1986 - April 1989) and Northwestern Mutual Life (January 1984 - March 1986). Ms. O'Hare holds a BS degree in Communication from Southern Oregon University and an MBA degree from Columbus University.


      Christopher G. Townsend is the Secretary of Sandalwood REIT and a partner at Patton Boggs LLP. Mr. Townsend joined the law department of Marriott Corporation (now Host Marriott Corporation) in 1982 as a senior attorney. In 1986 he was made Assistant General Counsel; in 1993 he was made Deputy General Counsel; and in 1996, he was elected General Counsel, a position in which he served until 2001. Host Marriott is a REIT and one of the premier hospitality real estate companies in the world. While at Host Marriott, Mr. Townsend specialized in acquiring and financing lodging real estate throughout the world. Since joining Patton Boggs in 2001, Mr. Townsend's practice has been in real estate and corporate law.


      As of the date of this prospectus, we have not identified any independent directors. However, by the initial closing of the offering, we will have three independent directors.


The Advisor

      The Advisor is a Delaware limited liability company organized in April 2002 to provide management, advisory and administrative services. Sandalwood REIT has entered into the Advisory Agreement with the Advisor and Sandalwood REIT and the Advisor have entered into the Operating Agreement. Under both agreements, the Advisor has fiduciary obligations to Sandalwood, certain of its affiliates and to the stockholders.

      The directors and executive officers of the Advisor are as follows:


Name                                              Age*            Position with the Advisor
----                                              ---             -------------------------
Bryan E. Gordon......................              40             Chairman of the Board and Managing Director
                                                                  Vice  Chairman  of the Board,  Managing  Director,
Douglas H.S. Greene..................              41             Chief Investment Officer and Treasurer
Barbara A. O'Hare....................              40             Director, President and Chief Operating Officer
Jonathan N. Baum.....................              48             General Counsel
John Gordon..........................              39             Senior Vice President - Finance & Accounting
Adam W. Fenster......................              31             Corporate Controller and Secretary
Ward T. Dietrich.....................              33             Vice President - Corporate Development
Sara Michel..........................              25             Director - Investor Relations

---------------------
*As of September 30, 2002


      Jonathan N. Baum is the General Counsel of the Advisor. Mr. Baum also serves as the Chief Legal Officer and a Partner of MCM. Prior to joining MCM in February 2000, Mr. Baum had more than 20 years of experience as a lawyer and investment banker, with an emphasis on real estate and other asset-based finance, venture capital and bankruptcy. From January 1995 until his joining MCM, Mr. Baum founded a law practice focused exclusively on securities, finance and venture capital. From January 1990 to December 1994, Mr. Baum served as a Senior Counsel of Integrated Resources, Inc. after it filed for bankruptcy protection. From June 1985 to December 1989, he served in the Real Estate and Partnership Finance Group at E. F. Hutton & Company, Inc. and its successor, Shearson Lehman Brothers, as Senior Vice President concentrating on asset-based finance. From January 1980 to January 1985, Mr. Baum practiced as a securities and finance lawyer in the New York office of the Palo Alto, California firm of Fenwick & West. He earned a JD degree from The New York University School of Law in 1978, a bachelor's degree, magna cum laude, from Tufts University in 1975 and a Certificat d'Etudes Politiques from L'Institut d'Etudes Politiques (Science
Po), Paris in 1974.

      John Gordon, CPA is Senior Vice President - Finance and Accounting of the Advisor. Mr. Gordon also serves as Senior Vice President - Finance and Accounting of MCM where he has worked since March 1999. Mr. Gordon's 18-year background includes five years with the international accounting firm of KPMG LLP between September 1988 and July 1993, where his assignments included serving as the auditor-in-charge for Richfield Hospitality Services, Inc., a hotel investment and management company, and AIRCOA Hotel Partners, a publicly traded limited partnership formed to acquire, own and operate hotel properties. While at KPMG, Mr. Gordon provided audit and consulting services for various other hotel investment and management companies. Mr. Gordon's background also includes service as the Corporate Controller for Capital Associates International, Inc. (CAI) between November 1997 and March 1999, an equipment leasing company. While at CAI, Mr. Gordon also served as the Chief Financial Officer for seven public income-oriented limited partnerships managed by Capital Associates. Mr. Gordon's experience also includes service as the Corporate Controller of Encore Media Corporation between July 1993 and November 1997, and Controller of Westcliffe Publishers between June 1984 and September 1988. Mr. Gordon earned a bachelor's degree in Accounting from Metropolitan State College, Colorado and attended MBA courses at the University of Colorado at Denver. Mr. Gordon is a member of the American Institute of Certified Public Accountants and the Colorado Society of CPAs. Mr. Gordon is no relation to Bryan E. Gordon.

      Adam W. Fenster, CPA is Corporate Controller and Secretary of the Advisor. Mr. Fenster also serves as Vice President and Corporate Controller of MCM. Prior to joining MCM in December 2000, Mr. Fenster's 10-year background in accounting and finance included nearly four years at the international accounting firm of KPMG LLP, where he provided auditing and consulting services for various public and private real estate and hospitality clients from August 1992 through April 1996. From May 1996 through August 1999, Mr. Fenster worked at Richfield Hospitality Services, Inc., a hotel investment and management company, most recently as Corporate Controller. His responsibilities at Richfield included oversight of the accounting and finance operations, SEC-reporting for a public partnership and active participation in various due diligence, acquisition and mortgage refinancing projects. From September 1999 through June 2000, Mr. Fenster served as Senior Director for Operations Finance at Einstein/Noah Bagel Corp., a restaurant chain with over 400 company-owned stores. Mr. Fenster earned a BSBA degree in Accounting from the University of Arizona. Mr. Fenster is a member of the American Institute of Certified Public Accountants and the Colorado Society of CPAs.

      Ward T. Dietrich is Vice President - Corporate Development of the Advisor. Mr. Dietrich also serves as Vice President - Corporate Development of MCM. Since joining MCM in March 1997, Mr. Dietrich's responsibilities have included asset managing the firm's investment funds, identifying acquisition and disposition targets, developing and maintaining investment performance metrics, managing investor reporting, new product development, and fund legal/tax/regulatory project management. Prior to joining MCM, Mr. Dietrich was the Marketing Manager for Euromoney PLC's financial training programs (from March 1996 to March 1997). Mr. Dietrich earned an MBA from New York University, Stern School of Business, in finance and marketing and a BPS in construction management from Pratt Institute.

      Sara Michel is Director-Investor Relations of the Advisor. Ms. Michel also serves as Capital Development Associate for MCM. Prior to joining MCM in November 2001, Ms. Michel served as the Director of Investor Relations for Firepond, Inc. from July 2000 to June 2001, where she oversaw all investor relations activities. While at Firepond, Ms. Michel was also a member of the strategic planning team and was responsible for identifying potential acquisition targets and conducting in-depth corporate and financial due diligence. Prior to Firepond, Ms. Michel was an investment banking analyst for Montgomery Securities, from May 1998 to October 1998, and Robertson Stephens, from November 1998 to June 2000. As an investment banking analyst, Ms. Michel executed over 15 public and private equity offerings and mergers and acquisitions for technology companies. Ms. Michel is Series 7, 24, and 63 certified. Ms. Michel earned a BA degree in Economics with a minor in Critical Thinking, Writing and Analysis from Trinity College in Hartford.

      Certain of the directors, officers, and employees of Sandalwood and the Advisor are affiliated with MCM. In addition, MCM may provide certain corporate administrative services to the Advisor and Sandalwood on a cost-sharing basis. Through MCM, certain members of our management team have directed the investment of over $175 million and MCM had, as of June 30, 2002, over $125 million of assets under management for institutional and high net worth investors, including a number of NYSE-listed REITs, investment banks and private equity and hedge fund firms.

      MCM focuses exclusively on aggregating fractionalized, illiquid financial assets (e.g., bonds, bankruptcy trade claims, lease contracts, bank debt and partnership interests) in under-performing and insolvent companies, primarily within the real estate, cable/media, leased equipment, health care and oil and gas sectors. Such experience does not, however, involve making direct investments in such assets or operating such companies. Through MCM, certain members of our management team have made investments in over 600 companies. Approximately 60% of the acquisition cost of investments have been in companies in the aggregate owning approximately 1,000 commercial real estate properties in a variety of sectors, including lodging, multi-family apartments, office, shopping centers, warehouse / industrial, self-storage and undeveloped land.

      As partners of MCM, Mr. Gordon and Ms. O'Hare are primarily responsible for developing and implementing MCM's total return-oriented investment approach and proven risk management model which has delivered a six-year average annual cash distribution to investors of approximately 35%, with consistent preservation of invested capital and relatively low volatility. Investors in Sandalwood should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior MCM programs. The prior MCM programs had investment policies and objectives different than Sandalwood. Investors who purchase shares in Sandalwood will not thereby acquire any ownership interest in any prior MCM programs. In addition, MCM will not act as an advisor to Sandalwood.

      Any transaction by which Sandalwood would become self-advised would be submitted to the stockholders for approval.


      Neither the Advisor nor its affiliates currently owns any stock of Sandalwood. However, the Advisor has agreed to purchase $1,500,000 of Sandalwood common stock at the initial closing of the offering at the initial offering price, net of commissions, of $18.60 per share. The Advisor will purchase the stock by (i) converting reimbursable expenses, including organizational and offering expenses, paid by the Advisor on Sandalwood's behalf into commons tock and (ii) purchasing additional common stock which, when added to the stock purchased through the conversion of reimbursable expenses, equals $1,500,000 of Sandalwood common stock. The Advisor and its affiliates have agreed not to sell these shares for three (3) years from the date of this initial closing of this offering. Neither the Advisor, a Director, nor any affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors, or any of their affiliates, or any transaction between Sandalwood and any of them not already permitted by the Advisory Agreement. In determining the requisite percentage in interest of shares of common stock necessary to approve a matter on which the Advisor, Directors, and any affiliate may not vote or consent, any shares of common stock owned by any of them will not be included.


Committee of the Board of Directors

      Sandalwood has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Board of Directors will contain at least three or more independent directors, at least three of whom will serve on the Audit Committee. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of Sandalwood. However, the full Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

      At such time as necessary, Sandalwood will form other committees, the members of which will be selected by the full Board of Directors each year.

Compensation of Directors and Officers


      Any director or officer associated with the Advisor will not receive any compensation related to the performance of his or her duties as a director or officer of Sandalwood. Messrs. Gordon and Greene and Ms. O'Hare will not receive any compensation related to their performance as directors and executive officers of Sandalwood nor as officers and directors of the Advisor. The only compensation that Messrs. Gordon and Greene and Ms. O'Hare will receive is as the indirect owners of the Advisor. Because Mr. Gordon and Ms. O'Hare own BT Lodging Ventures, LLC, a two-thirds owner of the Advisor and Mr. Greene owns Haberhill Lodging Ventures, LLC, a one-third owner of the Advisor, any profits earned by the Advisor from any fees received from Sandalwood, will be allocated among Mr. Gordon, Ms. O'Hare and Mr. Greene according to their respective indirect ownership of the Advisor. Compensation for independent directors will be determined by the Board of Directors. Sandalwood will rely on the expertise of its officers and directors as well as the Advisor and does not intend to have any employees. Any future compensation issue related to Sandalwood will be resolved by a majority vote of those directors not interested in the compensation issue.


Management Compensation

      For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by Sandalwood to the Advisor, managing dealer, and their affiliates, see "Management Compensation."

                          PRIOR PERFORMANCE INFORMATION


      The information presented in this section represents unaudited historical experience of certain real estate and other programs organized by certain officers and directors of the Advisor. Investors in Sandalwood should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior programs. Investors who purchase shares in Sandalwood will not thereby acquire any ownership interest in any programs to which the following information relates. The prior programs acquired investment interests in limited partnerships, bankruptcy estates and other collective investment vehicles. Such programs invested in different classes of assets than Sandalwood, which will primarily invest directly in hotel properties and mortgage loans as opposed to illiquid securities and financial instruments. The investment policies and objectives of these programs were different from Sandalwood in as much as these prior programs invested certain illiquid securities and financial instruments at significant discounts to the value of the underlying assets. The prior programs were oriented primarily towards appreciation of invested capital, with only a modest emphasis on cash distributions from the operations of the underlying investments and safety of invested capital, whereas Sandalwood will focus on generating income from operations with a modest emphasis on the gains from sales of assets.

      Bryan E. Gordon and Barbara A. O'Hare are two partners of MCM, a New York-based investment management firm focused on distressed/special situations investing. Since Mr. Gordon co-founded MCM in 1996, MCM has invested over $175 million and, as of June 30, 2002, had over $125 million of assets under management for institutional and high net worth investors, including a number of NYSE-listed REITs, investment banks and private equity and hedge fund firms.

      MCM focuses exclusively on investing in illiquid securities and financial instruments (e.g., bonds, bankruptcy trade claims, lease contracts, bank debt and partnership interests) in under-performing and insolvent companies, primarily within the real estate, cable/media, leased equipment, health care and oil and gas sectors. MCM does not, however, make direct investments in or operate such companies. Under Mr. Gordon's direction, MCM has made investments in minority positions in over 600 companies. Approximately 60% of the acquisition cost of its investments have been in companies in the aggregate owning approximately 1,000 commercial real estate properties in a variety of sectors, including lodging, multi-family apartments, office, shopping centers, warehouse / industrial, self-storage and undeveloped land.

      As partners of MCM, Mr. Gordon and Ms. O'Hare are primarily responsible for developing and implementing MCM's total return-oriented investment approach and proven risk management model. Between 1996 and 2001, MCM raised $114.4 million and distributed $132.6 million, of which $91.0 million (68.6%) represented a return of invested capital and $41.6 million (31.4%) represented return on invested capital. The following table summarizes the cash distributions made between 1996 and 2001:

                  Average       Average      Return of                Return on
                Contributed    Invested       Capital                  Capital
                  Capital       Capital     Distibutions      (1)    Distibutions       (2)
                  -------       -------     ------------      ---    ------------       ---
1996              5,385,250     4,468,201     1,834,098        34%         68,318         2%
1997             29,214,829    21,314,766    12,131,930        42%        121,273         1%
1998             63,751,849    28,662,616    42,631,410        67%      6,183,732        22%
1999             85,198,633    20,191,084    17,268,824        20%     21,072,885       104%
2000             96,154,905    15,915,965    13,710,357        14%     11,207,521        70%
2001            101,792,661    17,851,670     3,398,591         3%      2,930,667        16%

Total/Average    63,583,021    18,067,383    90,975,210        24%     41,584,396        38%

(1) Represents return of capital distributions as a percentage of average contributed capital.

(2) Represents return on capital distributions as a percentage of average invested capital.

These distributions represent a six-year average annual return on capital distribution as a percentage of average invested capital to investors of approximately 38%, with consistent preservation of invested capital and relatively low volatility.


      This section provides you with information about the historical experience of real estate and other programs organized and sponsored by MCM. Since February 1996, MCM has organized 25 entities for the purpose of acquiring, asset managing, and liquidating interests in various real estate investment trusts, limited partnerships, bankruptcy estates and other collective investment vehicles. None of these programs used debt financing to make investments and had different investment policies and objectives than Sandalwood. In addition, none of these prior programs were public programs.

      A tabular presentation of information about certain of MCM's real estate programs is presented under "Prior Performance Tables" in Appendix B.


      MCM sponsored 13 real estate programs (the "Real Estate Programs") whose operations completed between June 1, 1997 and May 31, 2002. The Real Estate Programs raised a total of approximately $12.4 million from 50 investors, which included related parties of MCM. These programs purchased approximately $11.1 million of shares and interests in real estate investment trusts, limited partnerships, and other collective investment vehicles. Based on acquisition cost, 32% were located in the South, 30% were located in the Midwest, 16% were located in the West, 19% were located in the Northeast, and 3% were located in the Southeast. There were 48 Real Estate Programs located throughout the United States as follows: Midwest--15; Northeast--16; South--9; West--6 and Southeast--2. The Real Estate Programs invested in securities of unaffiliated entities that owned retail shopping centers, apartment units and commercial property other than hotels. All of these Real Estate Programs were fully liquidated prior to May 31, 2002.

      These prior Real Estate Programs generated a total of approximately $7.7 million from their operations, including income from operations totaling approximately $1.3 million and $8.2 million of realized capital from liquidating distributions and sales of Real Estate Programs. These programs incurred operating expenses totaling $1.9 million. These Real Estate Programs distributed approximately $19.7 million to their investors, representing 160% of original invested capital.

      Through May 31, 2002, MCM and its affiliates sponsored 12 other programs (the "Other Programs") that focused on investing in securities of unaffiliated entities owning both real estate and non-real estate investments. These programs raised a total of $116.2 million from 79 investors, which included related parties of MCM. Through May 31, 2002, these programs had purchased approximately $104.8 million of investments.

      One of the Other Programs had completed its operations through May 31, 2002. This Other Program generated a total of approximately $2.4 million from its operations, including losses from operations totaling approximately $0.4 million and $2.8 million of realized capital gains from liquidating distributions and sales of investments. In total, this Other Program distributed approximately $7.4 million to its investors, representing 148% of original invested capital.


      As of the date of this prospectus, MCM believes that there were no material adverse business developments or conditions experienced by any prior program. Operating results of these prior programs may be found in Table IV of the Prior Performance Tables in Appendix B.

                             MANAGEMENT COMPENSATION

      The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by Sandalwood to the Advisor and its affiliates, exclusive of any distributions to which the Advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering. The table excludes estimated amounts of compensation relating to any shares issued pursuant to Sandalwood's DRiP. See "The Advisory Agreement and the Operating Agreement." For information concerning compensation to the directors, see "Management."

      A maximum of 10,000,000 shares may be sold and 752,688 shares may be distributed to stockholders through the managing dealer as a subscription incentive. An additional 1,000,000 shares may be sold to stockholders who purchase shares through the DRiP.

      The following arrangements for compensation and fees to the Advisor and its affiliates were not determined by arm's-length negotiations. See "Risk Factors and Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its affiliates under more than one category.


----------------------------------------------------------------------------------------------------------------
          Type of
       Compensation                                                                        Estimated
       and Recipient                       Method of Computation                         Maximum Amount
----------------------------------------------------------------------------------------------------------------
                                               Offering Stage
----------------------------------------------------------------------------------------------------------------
Selling Commissions to        ____________ has agreed to waive the 7% selling    $0
Managing Dealer               commissions, which will be used by Sandalwood
                              to issue additional shares to those investors
                              purchasing shares.

----------------------------------------------------------------------------------------------------------------
Marketing Expense             Reimbursement of actual expenses not to exceed     $2,500,000 if such expenses
Reimbursement to Managing     the greater of $1,000,000 or 1.25% of the gross    are incurred and 10,752,688
Dealer                        offering proceeds to the managing dealer.          shares are sold.
----------------------------------------------------------------------------------------------------------------
Reimbursement of              Reimbursement to the Advisor and its affiliates    $3,500,000 if such expenses
Organizational and            for expenses actually incurred.                    are incurred.
Offering Expenses

----------------------------------------------------------------------------------------------------------------
          Type of
       Compensation                                                                        Estimated
       and Recipient                       Method of Computation                         Maximum Amount
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                             Acquisition Stage
----------------------------------------------------------------------------------------------------------------
Reimbursement of              Reimbursement to the Advisor and its affiliates    Acquisition expenses, which
Acquisition Expenses to       for expenses actually incurred.                    are based on a number of
the Advisor and its                                                              factors, including the
Affiliates                                                                       purchase price of the Lodging
                                                                                 Investments, are not
                                                                                 determinable at this time.

----------------------------------------------------------------------------------------------------------------
                                             Operational Stage
----------------------------------------------------------------------------------------------------------------
Asset Management Fee to       Sandalwood will pay the Advisor an annual fee      Amount is not determinable at
the Advisor                   (payable quarterly in advance) equal to 2.5% of    this time.
                              Sandalwood's total asset value. Long-term assets
                              will be valued annually based on appraisals by an
                              independent appraiser. Current assets will be
                              valued quarterly based on GAAP. In any quarter
                              that the cumulative non-compounded annual return
                              on Invested Capital is less than 8%, the Advisor
                              will subordinate an amount necessary to achieve
                              such 8% return, up to 50% of the asset management
                              fee to be paid. Any subordinated asset management
                              fees will accrue without interest and will not be
                              paid until such quarter when the cumulative
                              non-compounded annual return to stockholders is
                              equal to or greater than 8% on
                              Invested Capital after paying the current asset
                              management fee.

----------------------------------------------------------------------------------------------------------------
Advisor's Incentive Profit    The Advisor, as managing member of Sandalwood      Amount is not determinable at
Participation in Cash         Lodging, LLC, will earn an incentive profit        this time.
Distributions                 participation, if certain cumulative levels of
                              cash distributions are made to stockholders,
                              payable quarterly at such time as cash
                              distributions are made to stockholders, equal to
                              the following: (1) if stockholders' cumulative
                              non-compounded annual return on Invested Capital
                              is equal to at least 8%, but less than 12%, the
                              incentive profit participation earned by the
                              Advisor will be equal to 20% of cash available for
                              distribution in excess of that necessary to make
                              the 8% distribution to stockholders; plus (2) if
                              stockholders' cumulative, non-compounded annual
                              return on Invested Capital is greater than 12%,
                              the incentive profit participation earned by the
                              Advisor will include an additional amount equal to
                              40% of cash available for distribution in excess
                              of that necessary to make the 12% distribution to
                              stockholders. Each year, if stockholders receive
                              less than an 8% cumulative, non-compounded annual
                              return on Invested Capital, that shortfall will be
                              added to the 8% Shortfall Account. Each year, if
                              stockholders receive at least an 8% cumulative,
                              non-compounded annual return on Invested Capital,
                              but less than a 12% cumulative, non-compounded
                              annual return on Invested Capital, that shortfall
                              (i.e., the amount equal to the difference between
                              a 12% return and the return actually received by
                              stockholders) will be added to the 12% Shortfall
                              Account. See "The Advisory Agreement and the
                              Operating Agreement" for a complete description
                              of the incentive profit participation.
----------------------------------------------------------------------------------------------------------------
Advisor's Incentive Profit    After the stockholders have received certain       Amount is not determinable at
Participation in Net          cumulative distributions, as managing member of    this time.
Capital Proceeds              Sandalwood Lodging, LLC, the Advisor will be
                              entitled to an incentive profit participation in
                              Net

----------------------------------------------------------------------------------------------------------------
          Type of
       Compensation                                                                        Estimated
       and Recipient                       Method of Computation                         Maximum Amount
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                             Acquisition Stage
----------------------------------------------------------------------------------------------------------------
                              Capital Proceeds. Such incentive profit
                              participation will be determined upon the
                              occurrence of the following: (i) sales and
                              refinancings of Lodging Investments where the net
                              proceeds are distributed to shareholders, (ii)
                              liquidation of Sandalwood REIT and its
                              subsidiaries where net proceeds are distributed to
                              shareholders and (iii) annually after the earlier
                              to occur of (a) trading volume of our common stock
                              shares equal to at least 6% of the average
                              outstanding shares of common stock at an average
                              price per share greater than $20.00 over any 90
                              consecutive calendar days; or (b) five years
                              following the initial closing of the offering. Net
                              Capital Proceeds from sales and refinancings
                              pursuant to (i) above and liquidation of
                              Sandalwood REIT pursuant to (ii) above, will be
                              distributed as follows: (1) to stockholders in an
                              amount equal to all of their remaining Invested
                              Capital; (2) next to stockholders in an amount
                              equal to the balance in the 8% Shortfall Account;
                              (3) next, 80% to stockholders and 20% to the
                              Advisor until stockholders have been deemed to
                              have received an amount of Net Capital Proceeds
                              equal to the balance in the 12% Shortfall Account;
                              and (4) thereafter, 60% to stockholders and 40% to
                              the Advisor. Net Capital Proceeds payable to the
                              Advisor pursuant to (iii) above will be determined
                              annually based upon the Net Asset Value of
                              Sandalwood REIT and its subsidiaries and will be
                              deemed distributed pursuant to (1), (2), (3) and
                              (4) above. Each year, any increase in Net Capital
                              Proceeds payable to the Advisor pursuant to (iii)
                              above in excess of that already paid in previous
                              years will also be distributed pursuant to (1),
                              (2), (3) and (4) above. See "The Advisory
                              Agreement and the
                              Operating Agreement" for a complete description
                              of the Advisor's participation in Net Capital
                              Proceeds.
----------------------------------------------------------------------------------------------------------------
Reimbursement to the          Operating expenses (which, in general, are         Amount is not determinable at
Advisor and its Affiliates    those expenses relating to administration of       this time.
for Operating Expenses        Sandalwood on an on-going basis) will be
                              reimbursed by Sandalwood.

----------------------------------------------------------------------------------------------------------------
                                             Liquidation Stage
----------------------------------------------------------------------------------------------------------------
Advisor's Incentive Profit    The Advisor, as managing member of Sandalwood      Amount is not determinable at
Participation in              Lodging, LLC, is entitled to a portion of net      this time.
Liquidation Proceeds          proceeds from a liquidation of Sandalwood and its
                              subsidiaries. Such Net Capital Proceeds will be
                              distributed as follows: (1) first, to stockholders
                              until they have received a return of all of their
                              remaining Invested Capital; (2) next, to
                              stockholders until they have received an amount of
                              the Net Capital Proceeds equal to the balance in
                              the 8% Shortfall Account; (3) next, 80% to
                              stockholders and 20% to the Advisor until
                              stockholders have received an amount of Net
                              Capital Proceeds equal to the balance in the 12%
                              Shortfall Account; and (4) thereafter, 60% to
                              stockholders and 40% to the Advisor. See "The
                              Advisory Agreement and the Operating Agreement"
                              for a complete description of the Advisor's
                              incentive profit participation in liquidation
                              proceeds.
----------------------------------------------------------------------------------------------------------------

      The Advisor will also be eligible for a termination fee upon certain circumstances related to a termination without cause. See "The Advisory Agreement and the Operating Agreement."

               THE ADVISORY AGREEMENT AND THE OPERATING AGREEMENT

The Advisory Agreement

      Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of Sandalwood REIT, including administering Sandalwood's bookkeeping and accounting functions, serving as Sandalwood REIT's consultants in connection with policy decisions to be made by the Board of Directors, asset managing Sandalwood's Lodging Investments, and rendering other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of Sandalwood's Board of Directors and has only such functions as are delegated to it by the Board of Directors.

      Sandalwood REIT will reimburse the Advisor for all of the costs it incurs in connection with the services provided to Sandalwood, including, but not limited to:

      o Organizational and offering expenses, which include expenses attributable to preparing the documents relating to this offering, escrow arrangements, filing fees, printing and mailing, entity formation and expenses attributable to selling the shares;

      o Acquisition and transaction expenses, which are defined to include expenses in connection with the acquisition of Lodging Investments;

      o The actual cost of services, goods and materials used by Sandalwood and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

      o Interest and other costs for borrowed money, including commitment fees, appraisals and other similar fees and transaction expenses;

      o Costs associated with insurance required in connection with the business of Sandalwood or by the directors (including directors' and officers' insurance);

      o Expenses of managing and operating Lodging Investments owned by Sandalwood, if payable to an affiliate of Sandalwood or a non-affiliated person;

      o All expenses in connection with payments to the directors and meetings of the directors and stockholders;

      o Expenses associated with listing or with the issuance and distribution of shares and securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other offering expenses;

      o Expenses connected with payments of distributions in cash or otherwise made to the stockholders;

      o Expenses of organizing, revising, amending, converting, modifying, or terminating Sandalwood, its affiliates, or their organizational documents;

      o Expenses of maintaining communications with stockholders, including the cost of web site maintenance and online reporting, investor relations and preparation, printing and mailing of annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

      o Administrative service expenses (including rent, telephone, postage and mailing, utilities, human resources administration, information technology consulting, equipment leasing, office supplies and personnel costs; provided, however, that no reimbursement shall be made for services performed by Messrs. Gordon and Greene and Ms. O'Hare for which the Advisor otherwise receives a separate fee); and

      o     Audit, accounting, tax preparation and legal fees.

      Asset Management Fees. Sandalwood will pay the Advisor an annual fee (payable quarterly in advance) equal to 2.5% of Sandalwood's total asset value. Long-term assets will be valued annually based on appraisals by an independent appraiser. Current assets will be valued quarterly based on GAAP. In any quarter that the cumulative non-compounded annual return on Invested Capital is less than 8%, the Advisor will subordinate an amount necessary to achieve such 8% return, up to 50% of the asset management fee to be paid.

      Any portion of the Asset Management Fee otherwise due and payable may or may not be taken, in whole or in part ("Deferred Asset Management Fees"), in the sole discretion of the Advisor. Any Deferred Asset Management Fee shall (1) bear interest at the Prime Rate, (2) be payable out of Sandalwood's cash available for distribution and Net Capital Proceeds, and (3) be prepayable at any time at the discretion of the Board of Directors.

      Termination. The Advisory Agreement will expire one year after the initial closing of the offering, subject to an unlimited number of successive one-year renewals, unless 90 days notice of termination is given to the Advisor by the Board of Directors. It is the duty of the independent directors to evaluate the performance of the Advisor to determine whether or not to renew the Advisory Agreement. The Advisory Agreement may be terminated for cause by either party. Upon (1) any termination by Sandalwood without cause, (2) any termination by the Advisor for cause, or (3) any failure by Sandalwood to renew the Advisory Agreement other than for cause, the Advisor will be paid a termination fee. The termination fee will be the greater of (i) five times the last full fiscal year's asset management fee, or (ii) the actual 2.5% asset management fee over the ensuing five years, calculated without any subordination to the stockholder's 8% cumulative non-compounded return on Invested Capital. In addition, at that time, at the option of the Advisor, either (i) the Advisor's interest as managing member of Sandalwood Lodging, LLC will be converted into a non-managing member interest, or (ii) the assets of Sandalwood Lodging, LLC will be deemed liquidated, an appraisal of the assets will be performed, and the incentive profit participation in net capital proceeds will be paid to the Advisor.

      Without approval of Sandalwood, the Advisor has the right to assign the Advisory Agreement to an affiliate capable of performing the duties of the Advisor. Sandalwood has the right to assign the Advisory Agreement to any successor to all of its assets, rights and obligations.

      Limitation of Liability and Indemnification. The Advisor (including managers, members, officers, directors, employees and agents) will not be liable to Sandalwood or its stockholders or others, except by reason of acts constituting fraud, willful misconduct, gross negligence, or breach of fiduciary duty and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. Pursuant to the Advisory Agreement, Sandalwood has agreed to indemnify the Advisor (including managers, members, officers, directors, employees and agents) with respect to any acts or omissions of the Advisor, other than those acts listed in the previous sentence. Any indemnification made to the Advisor may be made only out of the net assets of Sandalwood and not from stockholders.

The Operating Agreement

      Sandalwood and the Advisor have entered into an operating agreement (the "Operating Agreement") for the day-to-day management and operation of Sandalwood Lodging, LLC, a majority owned subsidiary of Sandalwood REIT. The Advisor will be the managing member of Sandalwood Lodging, LLC. Under the terms of the Operating Agreement, the Advisor as managing member has responsibility for the day-to-day operations of Sandalwood Lodging, LLC, including administering its bookkeeping and accounting functions, making policy decisions, asset managing its Lodging Investments, and rendering other services.

      Sandalwood REIT or Sandalwood Lodging, LLC will reimburse the Advisor for all of the costs it incurs in connection with the services provided pursuant to the Operating Agreement, including, but not limited to:

      o Purchasing, leasing or otherwise acquiring any furniture, furnishings, equipment or other property which the Advisor deems necessary or appropriate for use in connection with the business of Sandalwood Lodging, LLC;

      o Executing or amending any agreements, leases and other contracts in the name and on behalf of Sandalwood Lodging, LLC;

      o Incurring indebtedness in the name and on behalf of Sandalwood Lodging, LLC, but only if such indebtedness has been approved by the members or falls within one of a number of exceptions;

      o Obtaining refinancing of existing indebtedness of Sandalwood Lodging, LLC or prepaying any borrowing of Sandalwood Lodging, LLC in whole or in part;

      o Entering into contracts with any employees, managing agents, accountants, attorneys, appraisers, surveyors, brokers, financial advisers or others, to render services to Sandalwood Lodging, LLC as employees or independent contractors at Sandalwood Lodging, LLC's expense;

      o Terminating any contract contemplated in the Operating Agreement at any time without notice to anyone;

      o Executing and delivering any deeds, assignments, leases, subleases, options, management contracts, maintenance contracts, promissory notes, mortgages, deeds of trust, security agreements or other instruments of any kind or character relating to or affecting the business of Sandalwood Lodging, LLC or its assets;

      o Receiving, maintaining and disbursing Sandalwood Lodging, LLC funds, and, pending disbursement, invest such funds in federally insured bank accounts, money market accounts, time deposits, short-term governmental obligations, commercial paper or in such other manner as the members, acting by majority vote, may approve; and

      o Taking any actions which the Advisor deems necessary or appropriate in connection with any of the foregoing.

      Major decisions, including the following, require the consent of Sandalwood REIT and will be determined by a majority vote of the directors of Sandalwood REIT as the 99.999% owner of Sandalwood Lodging, LLC:


      o The sale of all, or substantially all, of the assets of Sandalwood Lodging, LLC;

      o Incurrence of Indebtedness in excess of $250,000 (except for trade payables, and the refinancing of existing loans);

      o     The acquisition or sale of property in excess of $250,000;

      o The amendment or modification of Sandalwood Lodging, LLC's certificate of formation;

      o     Dissolution or liquidation of Sandalwood Lodging, LLC; and

      o     Changes in allocations or distributions.

      Pursuant to the Operating Agreement, the Advisor, as managing member, is entitled to an incentive profit participation as follows:

      Advisor's Incentive Profit Participation in Cash Distributions. The Advisor, as managing member of Sandalwood Lodging, LLC, will earn an incentive profit participation, if certain cumulative levels of cash distributions are made to stockholders, payable quarterly at such time as cash distributions are made to stockholders, equal to the following: (1) if Sandalwood's cash distributions to stockholders on a cumulative, non-compounded basis is equal to at least 8% of Invested Capital, but is less than 12% of Invested Capital, the incentive profit participation earned by the Advisor will be equal to 20% of cash available for distribution in excess of that necessary to make the 8% cash distribution to stockholders; plus (2) if such cash distributed to stockholders on a cumulative, non-compounded basis is equal to at least 12% of Invested Capital, additional incentive profit participation equal to 40% of cash available for distribution in excess of that necessary to make the 12% cash distribution to stockholders. If stockholders receive less than an 8% cumulative, non-compounded return on Invested Capital in any given year, that shortfall will be added to an account (the "8% Shortfall Account"). If stockholders receive at least an 8% cumulative, non-compounded return on Invested Capital in any given year, but less than a 12% cumulative, non-compounded return on Invested Capital, that shortfall (i.e., the amount equal to the difference between a 12% return and the return actually received by stockholders) will be added to another account (the "12% Shortfall Account").


      Advisor's Incentive Profit Participation in Net Capital Proceeds. After the stockholders have received a return of their Invested Capital and cumulative returns, on a non-compounded basis, equal to 8% of their Invested Capital, as managing member of Sandalwood Lodging, LLC, the Advisor will be entitled to an incentive profit participation in the net capital proceeds of Sandalwood REIT and its subsidiaries (the "Net Capital Proceeds"). Such incentive profit participation in Net Capital Proceeds will be determined upon the occurrence of the following: (i) sales and refinancings of Lodging Investments where the net proceeds are distributed to shareholders, (ii) liquidation of Sandalwood REIT and its subsidiaries where the net proceeds are distributed to shareholders and
(iii) annually after the earlier to occur of (a) trading volume of our shares of common stock equal to at least 6% of the average outstanding shares of common stock at any average price per share greater than $20.00 over any 90 consecutive calendar days; or (b) five years following the initial closing of the offering.


      Net Capital Proceeds from sales and refinancings pursuant to (i) above and liquidation of Sandalwood REIT pursuant to (ii) above, will be distributed as follows: (1) first, to stockholders in an amount equal to all of their remaining Invested Capital; (2) next, to stockholders in an amount equal to the balance in the 8% Shortfall Account; (3) next, 80% to stockholders and 20% to the Advisor until stockholders have received an amount of Net Capital Proceeds equal to the balance in the 12% Shortfall

Account; and (4) thereafter, 60% to stockholders and 40% to the Advisor. Sandalwood REIT will pay the Advisor any portion of such Net Capital Proceeds owed in cash.

      Net Capital Proceeds payable to the Advisor pursuant to (iii) above will be determined annually based upon the net asset value of Sandalwood REIT and its subsidiaries ("Net Asset Value"), will be deemed distributed pursuant to (1),
(2), (3) and (4) above, and the Advisor's incentive profit participation, if any, in such Net Capital Proceeds, will be paid to the Advisor in cash. With respect to the distribution of any such Net Capital Proceeds, if, in the reasonable opinion of a majority of the Board of Directors, sufficient cash is not available, such Net Capital Proceeds owed to the Advisor will be paid, at the option of the Advisor and consistent with maintaining Sandalwood REIT's status as a REIT, either (a) pursuant to a self-amortizing promissory note in favor of the Advisor, at the prime rate of interest plus five percentage points, the principal of which is due and payable over five years or (b) in freely transferable common stock of Sandalwood REIT, or (c) a combination of (a) and
(b).


      Net Asset Value, for purposes of the calculation pursuant to (iii) above, will be determined annually based upon (A) appraisals of the long-term assets of Sandalwood REIT and its subsidiaries conducted by a nationally-recognized independent third-party real estate appraisal firm, (B) the most recent quarterly GAAP valuation of the current assets of Sandalwood REIT and its subsidiaries, and (C) an assumed sale of the assets of Sandalwood REIT and its subsidiaries after repayment all debt of Sandalwood REIT and its subsidiaries.


      Incentive Profit Participation in Liquidation Proceeds. The Advisor, as managing member of Sandalwood Lodging, LLC, is entitled to a portion of net proceeds from the sale of Lodging Investments, including those Net Capital Proceeds from a liquidation of Sandalwood and its subsidiaries. Such Net Capital Proceeds will be distributed as follows: (1) first, to stockholders until they have received a return of all of their remaining Invested Capital; (2) next, to stockholders until they have received an amount of the Net Capital Proceeds equal to the balance in the 8% Shortfall Account; (3) next, 80% to stockholders and 20% to the Advisor until stockholders have received an amount of Net Capital Proceeds equal to the balance in the 12% Shortfall Account; and (4) thereafter, 60% to stockholders and 40% to the Advisor.

      Advisor's Outside Services. If the Advisor or any affiliates of the Advisor or of Sandalwood performs services that are outside of the scope of the Advisory Agreement or the Operating Agreement, compensation will be at such rates and in such amounts as are reasonably determined by the Board of Directors.

      Removal of Managing Member. The Advisor can be removed as managing member by Sandalwood REIT. Upon a removal of the Advisor at that time, at the option of the Advisor, either (i) the Advisor's interest as managing member of Sandalwood Lodging, LLC will be converted into a non-managing member interest, or (ii) the assets of Sandalwood Lodging, LLC will be deemed liquidated, an appraisal of the assets will be performed, and the incentive profit participation in net capital proceeds will be paid to the Advisor.

                               DISTRIBUTION POLICY

      Sandalwood REIT intends to make regular cash distributions to stockholders. Distributions are expected to be declared and paid quarterly. However, in the future, the Board of Directors, in its sole discretion, may determine to declare distributions on a different basis. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. The declaration of cash distributions is within the discretion of the Board of Directors and depends upon Sandalwood REIT's distributable funds, current and projected cash requirements, tax consequences, borrowing covenants and other factors.

      In order to qualify as a REIT for federal income tax purposes, among other reasons, Sandalwood REIT must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its REIT taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Consequences--Taxation of Sandalwood--Distribution Requirements." Generally, income distributed will not be taxable to Sandalwood REIT under federal income tax laws if Sandalwood REIT complies with the provisions relating to qualification as a REIT. If the cash available to Sandalwood REIT is insufficient to pay such distributions, Sandalwood REIT may obtain the necessary funds by borrowing, issuing new securities, or selling assets. The methods of obtaining funds could affect future cash distributions by increasing operating costs. To the extent that cash distributions to stockholders exceed earnings and profits, such amounts will constitute a return of capital for federal income tax purposes, although such cash distributions might not reduce stockholders' aggregate Invested Capital.

                                 SUMMARY OF DRiP

      We have adopted the DRiP pursuant to which stockholders may elect to have the full amount of their cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of the DRiP, which is attached hereto as Appendix C.


      An independent agent (the "Reinvestment Agent"), which currently is American Stock Transfer and Trust Company, will act on behalf of the participants in the DRiP. At any time that Sandalwood is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all distributions attributable to shares owned by participants in shares of Sandalwood at 100% of the public offering price per share, which is currently $20.00 per share. At any time Sandalwood is not engaged in an offering, the shares to be acquired for the DRiP may be acquired either through the market or directly from Sandalwood pursuant to a registration statement relating to the DRiP, in either case at a per-share price equal to 100% of the then-prevailing market price on the American Stock Exchange or other securities exchange on which the shares are listed at the date of purchase. In the event that the Reinvestment Agent purchases shares on the American Stock Exchange through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of shares. Sandalwood is unable to predict the effect which the listing will have on the price of the shares acquired through the DRiP.


      All shares available for purchase under the DRiP either are registered pursuant to this prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the DRiP. Until this offering has terminated, shares will be available for purchase out of the additional 1,000,000 shares registered with the Commission in connection with this offering. See "The Offering--Plan of Distribution." After this offering has terminated, shares will be available from any additional shares (not expected to exceed 1,000,000 shares at any one time) which Sandalwood elects to register with the Commission for the DRiP.

      Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the DRiP at any time and would not need to receive a separate prospectus relating solely to the DRiP. The Subscription Documents enclosed with this prospectus contain an election to participate in the DRiP. A person who becomes a stockholder other than by participating in this offering may purchase shares through the DRiP only after receipt of a separate prospectus relating solely to the DRiP.


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

Investment of Distributions

      Cash distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such cash distributions, to purchase shares on behalf of the participants from Sandalwood. All such cash distributions shall be invested in shares within 30 days after such payment date. Any cash distributions not so invested will be returned to participants.

      At this time, participants will not have the option to make voluntary contributions to the DRiP to purchase shares in excess of the amount of shares that can be purchased with their cash distributions. The Board of Directors reserves the right, however, to amend the DRiP in the future to permit voluntary contributions to the DRiP by participants, to the extent consistent with Sandalwood's objective of qualifying as a REIT.

Participant Accounts, Fees and Allocation of Shares

      For each participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the cash distributions received by the Reinvestment Agent on behalf of such participant. Sandalwood shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such cash distributions will be paid to Sandalwood to defray certain costs relating to the DRiP. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

      The Reinvestment Agent will use the aggregate amount of cash distributions to all participants for each fiscal quarter to purchase shares for the participants. If the aggregate amount of cash distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Reinvestment Agent will purchase all available shares and will return all remaining cash distributions to the participants within 30 days after the date such cash distributions are made. The purchased shares will be allocated among the participants based on the portion of the aggregate cash distributions received by the Reinvestment Agent on behalf of each participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the shares purchased pursuant to the DRiP shall be reflected on the books of Sandalwood.

      The purchase of all shares pursuant to the DRiP shall at all times be subject to the Articles of Incorporation which, among other things, place a limit on the shares which can be owned by a stockholder. If cash distributions to be reinvested for a participant would cause that participant to own more than 9.8% of the shares, such excess Distributions will be returned to the participant. Subject to the provisions of the Articles of Incorporation relating to certain restrictions and the effective dates of transfer, shares acquired pursuant to the DRiP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in the offering.

      The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Reports to Participants

      Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each participant a statement of account describing, as to such participant, the cash distributions reinvested during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative costs charged by Sandalwood to each participant (see "--Participant Accounts, Fees, and Allocation of Shares" above), and the total number of shares owned by the participant.


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

      Tax information for income earned on shares under the DRiP will be sent to each participant by Sandalwood or the Reinvestment Agent at least annually.

Election to Participate or Terminate Participation

      Stockholders of Sandalwood REIT who purchase shares in this offering may become participants in the DRiP by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the DRiP and who has not previously elected to participate in the DRiP may so elect at any time by 30 days written notice to Sandalwood REIT. Participation in the DRiP will commence with the next cash distribution made after receipt of the participant's notice. Subject to the preceding sentence, the election to participate in the DRiP will apply to all cash distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the DRiP and to all fiscal quarters thereafter, whether made (1) upon subscription or subsequently for stockholders who participate in this offering, or (2) upon receipt of a separate prospectus relating solely to the DRiP for stockholders who do not participate in this offering.

      Participants will be able to terminate their future participation in the DRiP at any time without penalty by delivering written notice to Sandalwood REIT at least ten business days before the end of a fiscal quarter. A participant who chooses to terminate participation in the DRiP must terminate his or her entire participation in the DRiP. There are no fees associated with a participant's terminating his or her interest in the DRiP. A participant in the DRiP who terminates his or her interest in the DRiP will be allowed to participate in the DRiP again upon receipt of the then-current version of this prospectus or a separate current prospectus relating solely to the DRiP, by notifying the Reinvestment Agent and completing any required forms. A stockholder may only change his or her status in the DRiP once per calendar year.

      The Board of Directors reserves the right to prohibit Qualified Plans from participating in the DRiP if such participation would cause the underlying assets of Sandalwood to constitute "plan assets" of Qualified Plans. See "The Offering--ERISA Considerations."

Federal Income Tax Consequences

      Stockholders subject to federal taxation who elect to participate in the DRiP will incur a tax liability for cash distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the DRiP. Specifically, stockholders will be treated as if they have received the distribution from Sandalwood and then applied such distribution to purchase shares in the DRiP. A stockholder designating a cash distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such cash distribution is from current or accumulated earnings and profits, unless Sandalwood has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the cash distribution will be taxed as capital gain.

Renewals, Amendments, Extension or Termination of the DRiP

      Sandalwood reserves the right to renew, extend, or amend any aspect of the DRiP or terminate the DRiP for any reason which, in the opinion of the Board of Directors, is in the best interest of the stockholders, without the consent of stockholders, provided that notice of the amendment is sent to participants at least 30 days prior to the effective date thereof. Sandalwood also reserves the right to terminate the DRiP for any reason, at any time, by providing 10 days prior written notice of termination to all participants. Such amendment or supplement shall be deemed conclusively accepted by each participant, except those participants from whom Sandalwood receives written notice of termination of such participation in the DRiP prior to the effective date thereof.


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

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      As of the date of this prospectus, we have not had any operations. We intend to utilize the proceeds of this offering as set forth under "Estimated Use of Proceeds."

      Sandalwood has been organized to operate so as to qualify as a REIT under Sections 856 through 860 of the Code and, as such, anticipates distributing annually at least 90% of its taxable income. Cash for such distributions will be generated from Sandalwood's operations.

      The principal sources of funds will be the net proceeds of the offering and borrowings or the issuance of additional equity securities. Sandalwood's income will consist primarily of lease revenue from hotel properties and interest and other revenues from its investments in financial assets such as debt securities and mortgage loans. Sandalwood believes that the net proceeds of the offering, combined with cash flow from operations and the utilization of borrowings, will be sufficient to enable it to meet anticipated liquidity requirements. If Sandalwood's cash resources are at any time insufficient to satisfy its liquidity requirements, Sandalwood may be required to liquidate Lodging Investments, incur debt or sell additional equity securities. There is no assurance that financing will be available to Sandalwood on favorable terms, if at all.

Liquidity

      Once substantially all of our funds have been invested as described in this prospectus, we will have little need for significant amounts of liquidity, based on our working capital reserve, our belief that our Lodging Investments will generate sufficient cash and because the lease form we intend to use for our Lodging Investments will provide that the lessee is responsible for the payment of all taxes, special assessments and sales and use taxes and, in most instances, the premiums for casualty insurance for the joint benefit of Sandalwood and the lessee. However, we may raise additional capital in the future to the extent we decide to buy additional Lodging Investments.


      The net proceeds of the offering will provide funds to enable us to purchase Lodging Investments. We also may borrow money to acquire Lodging Investments and pay related fees and intend to encumber the Lodging Investments in connection with the borrowing. We intend to limit our borrowings to 50% of our total asset value of our portfolio determined at the time borrowings are made (based on an annual appraisal from a nationally recognized independent appraisal firm). To the extent less than the maximum number of shares is sold in this offering, our ability to diversify our investments may be limited. We expect that the cash to be generated from operations of the Lodging Investments we acquire will be adequate to pay operating expenses and provide cash distributions to stockholders. Sandalwood does not currently intend to engage in hedging transactions or invest in derivative securities.


Results of Operations - Short Term Cash Generation

      We are not aware of any known or unknown trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of the Lodging Investments other than those referred to herein.

Results of Operations - Long Term Capital Generation

      As of the date of this prospectus, we have not yet acquired any Lodging Investments. The number of Lodging Investments to be acquired will depend upon the amount of net proceeds of the offering. We are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do we expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

General

      Sandalwood REIT is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, Sandalwood is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of Sandalwood, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

      The Articles of Incorporation and the Bylaws of Sandalwood contain certain provisions that could make it more difficult to acquire control of Sandalwood by means of a tender offer, a proxy contest, or otherwise. Included among these provisions are: (i) a staggered Board of Directors (see "--Board of Directors," below); (ii) advance notice for director nominations (see "--Advance Notice for Stockholder Nominations for Directors and Proposals for New Business," below);
(iii) a stockholder vote to terminate the company's REIT status (see "--Termination of the Company and REIT Status," below); and (iv) restrictions on ownership of company stock (see "--Restriction of Ownership," below). These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Sandalwood to negotiate first with its Board of Directors. Sandalwood believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

      The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to Sandalwood. For more complete provisions, reference is made to the Maryland General Corporation Law and Sandalwood's Articles of Incorporation and Bylaws.

Description of Capital Stock

      Sandalwood REIT currently has authorized a total of 1,000 shares of a single class of capital stock, $.10 par value per share. Upon the filing of an Amendment and Restatement of the Articles of Incorporation of Sandalwood REIT, however, Sandalwood intends to authorize a total of 80,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $.01 par value per share, 10,000,000 shares of preferred stock, $.01 par value per share and 20,000,000 Excess Shares. The Board of Directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available.



      Stockholders have no preemptive rights to purchase or subscribe for securities that Sandalwood may issue subsequently. Each share is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to cash distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of Sandalwood REIT remaining after payment in full of all creditors.

      All of the shares offered hereby will be fully paid and nonassessable when issued.


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

      The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of preferred shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of preferred stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of Sandalwood. The Board of Directors has no present plans to issue any preferred stock or private equity securities.

Board of Directors


      Sandalwood REIT currently has three directors, plus three independent directors to be named prior to the initial closing of the offering, and may have a maximum of 15 directors. The Board of Directors is divided into three classes (Class A, Class B and Class C). The term of the initial Class A directors shall end at the 2004 annual meeting of stockholders; the term of the initial Class B directors shall end at the 2005 annual meeting of stockholders; and the term of the initial Class C directors shall end at the 2006 annual meeting of stockholders. One class of directors will be elected annually. The initial term of Barbara A. O'Hare and any other Class A directors will expire at the 2004 annual meeting of stockholders; the initial term of Douglas H. S. Greene and any other Class B directors will expire at the 2005 annual meeting of stockholders; and the initial term of Bryan E. Gordon and any other Class C directors will expire at the 2006 annual meeting of stockholders. Following each initial term, each director will serve a full three-year term. The affirmative vote of a majority of the Directors voting on a matter would be necessary to approve such matter. A tie vote of the Directors would result in the matter not being approved. The directors may establish such committees as they deem appropriate.


      Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed.


      Without a vote of the stockholders, the directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of Sandalwood's assets, other than in the ordinary course of business; (c) cause the merger or other reorganization of Sandalwood; (d) dissolve or liquidate Sandalwood, other than before substantial initial investment of the net offering proceeds in Lodging Investments; (e) become a self-advised REIT; (f) permit voting rights for control shares as defined in the Maryland Control Share Acquisition Statute; (g) change Sandalwood's investment objectives; or (h) amend the Articles of Incorporation to alter the 15% investment restriction on investments in stock, debt and other securities of companies or other entities that own full-service hotels.


Stockholder Meetings

      An annual meeting will be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under Sandalwood's Bylaws, a special meeting of stockholders may be called by a majority of the directors, or a majority of the independent directors. Special meetings of the stockholders also shall be called by Sandalwood upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, Sandalwood shall provide all stockholders, within 30 days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Sandalwood will hold its first Annual Meeting in the first full fiscal year after the initial closing of the offering.


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

      At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding shall constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all the stockholders of Sandalwood REIT.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

      The Bylaws of Sandalwood require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The Bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Amendments to the Articles of Incorporation

      Pursuant to Sandalwood's Articles of Incorporation, the directors can amend the Articles of Incorporation by a two-thirds majority from time to time, if necessary, in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority and in some cases a two-thirds majority of the shares of common stock voting. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve Sandalwood REIT, or remove one or more directors without the necessity of concurrence by the Board of Directors.

Mergers, Combinations, and Sale of Assets

      A merger, combination, sale, or other disposition of all or substantially all of Sandalwood's assets, other than in the ordinary course of business, must be approved by the directors and the holders of a majority of the shares of common stock outstanding and entitled to vote. In addition, any such transaction involving an affiliate of Sandalwood or the Advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to Sandalwood.

Termination of the Company and REIT Status

      The Articles of Incorporation provide for the voluntary termination and dissolution of Sandalwood by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of Sandalwood as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

Restriction of Ownership

      To qualify as a REIT under the Code (1) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (2) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (3) certain other requirements must be satisfied. See "Federal Income Tax Consequences--Taxation of the Company."

      To ensure that Sandalwood satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such common stock or 9.8% of any series of preferred shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the directors, if such modification does not jeopardize Sandalwood's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from such stockholder with respect to preserving the status of Sandalwood as a REIT.

      It is the responsibility of each person owning (or deemed to own) more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give Sandalwood written notice of such ownership. In addition, to the extent deemed necessary by the directors, Sandalwood can demand that any stockholder disclose to Sandalwood in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the common stock and preferred stock.

      If the ownership, transfer or acquisition of shares of common or preferred stock, or change in capital structure of Sandalwood or other event or transaction would result in (1) any Person owning (applying certain attribution rules) common stock or preferred stock in excess of the Ownership Limit, (2) fewer than 100 Persons owning the common stock and preferred stock, (3) Sandalwood being "closely held" within the meaning of section 856(h) of the Code, or (4) Sandalwood failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the common stock and/or preferred stock, as the case may be, to the extent required to avoid such a result. Common stock or preferred stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize Sandalwood's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to distributions, voting rights and other benefits with respect to such shares, except for the right to payment of the purchase price for the shares (or in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to Sandalwood upon demand. Excess Shares shall be subject to repurchase by Sandalwood at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) or (b) the fair market value of such shares on the date on which Sandalwood or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of Sandalwood, to have acted as an agent on behalf of Sandalwood in acquiring such Excess Shares and to hold such Excess Shares on behalf of Sandalwood.

      For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of shares for a period of 60 days following the purchase by such underwriter of shares therein, provided that the foregoing exclusion shall apply only if the ownership of such shares by an underwriter would not cause Sandalwood to fail to qualify as a REIT by reason of being

"closely held" within the meaning of Section 856(a) of the Code or otherwise cause Sandalwood to fail to qualify as a REIT.

Responsibility of Directors

      Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of Sandalwood REIT, which duty shall include a duty to supervise the relationship of Sandalwood with the Advisor. See
"Management--Fiduciary Responsibilities of the Board of Directors."

Limitation of Liability and Indemnification

      Pursuant to Maryland corporate law and Sandalwood's Articles of Incorporation, Sandalwood is required to indemnify and hold harmless a present or former director, officer, Advisor, employee, agent or affiliate of Sandalwood (the "Indemnitee") against any or all losses or liabilities incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of Sandalwood while a director, officer, Advisor, affiliate, employee, or agent and in such capacity. Sandalwood will not indemnify or hold harmless the Indemnitee if the loss or liability was the result of gross negligence, willful misconduct, or fraud. In addition, Sandalwood will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of Sandalwood were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, Sandalwood is required to pay or reimburse expenses incurred by a present or former director, officer, Advisor, employee, agent or affiliate in advance of final disposition of a proceeding if the following are satisfied:
(1) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, affiliate, employee or agent of Sandalwood; (2) the Indemnitee provides Sandalwood with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by Sandalwood, as authorized by the Articles of Incorporation; and (3) the Indemnitee provides Sandalwood with a written agreement to repay the amount paid or reimbursed by Sandalwood, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct. Sandalwood's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

      Any indemnification may be paid only out of net assets of Sandalwood, and no portion may be recoverable from the stockholders.

      There are certain defenses under Maryland law available to the directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A director, officer, or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of Sandalwood, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors, officers and the Advisor are also entitled to rely on information, opinions, reports, or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care.

Removal of Directors

      Under the Articles of Incorporation, a director may resign or be removed with or without cause by the affirmative vote of the holders of a majority of the capital stock of Sandalwood outstanding and entitled to vote.

Inspection of Books and Records

      The Advisor will keep or cause to be kept, on behalf of Sandalwood, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of Sandalwood, including a copy of the Articles of Incorporation, tax returns, financial statements, stockholder list and any amendments thereto, will at all times be maintained at the principal office of Sandalwood, and will be open to inspection for "proper corporate purposes," examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

      As a part of its books and records, Sandalwood will maintain at its principal office a list of names of stockholders, along with their addresses and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection for "proper corporate purposes" at Sandalwood's home office by a stockholder or group of stockholders who individually or in the aggregate own at least 5% of the outstanding shares of Sandalwood REIT or their designated agent upon such stockholder's or group of stockholder's request. Sandalwood may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes. "Proper corporate purposes" means purposes reasonably related to Sandalwood's business and to stockholders' interests in Sandalwood. Use of the stockholder list for any purposes not directly related to a stockholder's interest in Sandalwood is specifically forbidden by the Articles of Incorporation.

      If Sandalwood's officers and directors reasonably believe that the actual purpose and reason for a request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling the list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of Sandalwood, Sandalwood may refuse to supply the list. Sandalwood also may require the stockholder or group of stockholder's requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in Sandalwood.

      Any stockholder inspecting or examining such books and records, tax returns, stockholder list or financial statements may be required to execute a confidentiality agreement requiring the stockholder to maintain the confidentiality of any confidential information disclosed and agree that such information will be used only for a "proper corporate purpose."

                         FEDERAL INCOME TAX CONSEQUENCES
Introduction


      The following is a summary of the material federal income tax consequences of the ownership of shares of Sandalwood. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed Treasury regulations thereunder, current administrative rulings and reported court decisions in effect as of the date of this Registration Statement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations.


      The discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). Sandalwood does not plan to obtain any rulings from the IRS concerning any tax issue with respect to Sandalwood. Thus, no assurance can be provided that the opinions and statements set forth herein (which are not binding on the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.


      Prospective investors are urged to consult their own tax advisors regarding the specific federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the shares of Sandalwood, Sandalwood's election to be taxed as a REIT and the effect of potential changes in applicable tax laws.


Opinion of Tax Counsel


      Patton Boggs, as tax counsel, has advised Sandalwood in connection with this offering of Common Stock and Sandalwood's decision to elect to be taxed as a REIT commencing with its 2003 taxable year. The tax opinion of Patton Boggs (the "Opinion") is filed as an exhibit to the Registration Statement of which this prospectus forms a part. Based on: (i) the applicable provisions of the Code, Treasury Regulations issued pursuant to such Code provisions, relevant case law, interpretive rulings of the Internal Revenue Service, and such other authorities as Patton Boggs has considered relevant, (ii) written representations made by an officer of Sandalwood to Patton Boggs, (iii) the information contained in this Registration Statement, (iv) such other documents or information that Patton Boggs deemed necessary or relevant to the opinions rendered below and (v) assuming that the Company operates in the manner described in this Registration Statement, Patton Boggs has opined that (A) Sandalwood is organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and (B) its proposed method of operation will enable it to meet the requirements for qualification as a "real estate investment trust" under the Code, commencing with its taxable year ending December 31, 2003.

      Patton Boggs does not undertake to monitor on a continuing basis whether Sandalwood will: (i) through actual operations satisfy the requirements for qualifying as a real estate investment trust; (ii) comply with the written representations provided to Patton Boggs; or (iii) conduct its operations in the manner described in this Registration Statement. Patton Boggs expresses no opinion as to whether Sandalwood actually will satisfy these various qualification tests for its taxable year ending December 31, 2003 or for future tax years. Accordingly, no assurance can be given that the actual results of Sandalwood's operations for any given taxable year will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code. The tax consequences to Sandalwood and its shareholders if it fails to qualify as REIT are discussed below under the heading "Failure to Qualify as a REIT."

      In rendering the Opinion set forth above, Patton Boggs has assumed that each factual statement and representation by the Company and its officers in this Registration Statement and in the written representations provided to Patton Boggs is and will be true, correct and complete and that all representations that speak in the future or to the intention or to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. Patton Boggs assumes that Sandalwood will be operated in accordance with the applicable laws and the terms and conditions of all applicable documents.


Taxation of the Company


      General. Sandalwood will elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2003. Although Sandalwood has been structured to qualify as a REIT, no assurance can be given that its actual operations will enable it to qualify or remain qualified as a REIT. The Code provisions pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and Treasury regulations issued thereunder, and administrative and judicial interpretations thereof.

      If Sandalwood qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that it distributes currently to holders of shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, Sandalwood will be subject to federal income tax in the following circumstances:


            o Sandalwood will be taxed at regular corporate rates on any real estate investment trust taxable income (including undistributed net capital gains) that is not distributed to the stockholders during (or within a specified time period after) the calendar year in which the income is earned.

            o Under certain circumstances, Sandalwood may be subject to the alternative minimum tax on its items of tax preference.

            o If Sandalwood has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness secured by such property and with respect to which an appropriate election is made.

            o If Sandalwood has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business.

            o If Sandalwood should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, Sandalwood will be subject to a 100% tax on its net income attributable to the greater of the amount by which Sandalwood fails the 75% or 95% test multiplied by a fraction intended to reflect Sandalwood's average profitability.

            o If, during any calendar year, Sandalwood fails to distribute at least the sum of (i) 85% of its ordinary income for such year; (ii) 95% of its capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, Sandalwood will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

            o If Sandalwood acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in Sandalwood's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and Sandalwood recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by Sandalwood, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by Sandalwood over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that Sandalwood makes an election pursuant to Section 1.337(d)-7T(b) of the Treasury Regulations upon its acquisition of an asset from a C corporation.



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


      Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association that makes an election pursuant to Section 856(c)(1) of the Code and meets the following requirements:


      i.    it is managed by one or more trustees or directors;

      ii. its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

      iii. it would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

      iv.   it is neither a financial institution nor an insurance company;

      v. at least 100 persons are the beneficial owners of its shares or certificate of beneficial ownership;

      vi. not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified entities, during the last half of any taxable year;

      vii. it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

      viii. it meets certain other qualification tests, described below, regarding the nature of its assets and income and the amount of its distributions.


      Sandalwood must satisfy requirements (i) through (iv), inclusive, during the entire taxable year and requirement (v) during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). Requirements (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. Sandalwood anticipates issuing sufficient shares in the offering with sufficient diversity of ownership to allow Sandalwood to satisfy conditions (v) and (vi) immediately following the offering. In addition, Sandalwood's Articles of Incorporation restricts the ownership and transfer of its outstanding shares so that it should continue to satisfy requirements (v) and (vi). See "Capital Shares--Restrictions on Transfer."


      Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding shares or 9.8% of any series of outstanding preferred stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of shares to bring the ownership of shares of Sandalwood in conformity with these requirements or to assure continued conformity with such requirements.

      For purposes of determining share ownership under requirement (vi), an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a


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

trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement
(vi).

      If Sandalwood forms and owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes (but not necessarily for state and local tax purposes) and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of Sandalwood itself. A "qualified REIT subsidiary" is any corporation wholly owned by a REIT. Similarly, a single member limited liability company owned by the REIT generally is disregarded as an entity separate from the REIT for federal income tax purposes

      Under the Articles of Incorporation each holder of shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of shares of Sandalwood as the Board of Directors deems necessary to comply with provisions of the Code applicable to Sandalwood or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which Sandalwood is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause Sandalwood to fail to qualify as a REIT. Sandalwood has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

      Income Tests. Sandalwood also must satisfy two gross income tests for each taxable year. First, at least 75% of Sandalwood's gross income for each taxable year must be from "rents from real property," interest on debt obligations secured by mortgages on real property (or on interests in real property), dividends or other distributions on, and gain from the disposition of shares of other REITS, gains from the sale or other disposition of real property and certain other temporary investments. Second, at least 95% of Sandalwood's gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing.

      Sandalwood expects the bulk of its income to be derived from rents with respect to properties that it purchases. Rents received by Sandalwood qualify as "rents from real property" for purposes of the 75% and 95% income tests only if several conditions are met. Rents must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.


      In order for rents to constitute "rents from real property," the leases must be respected as "true leases" for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. With respect to its expected leasing of the properties, Sandalwood will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales).

      The Code provides that rents received from a tenant (other than a taxable REIT subsidiary leasing a lodging facility operated by an eligible independent contractor) will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Sandalwood's Articles of Incorporation prohibit any stockholder from transferring shares of Sandalwood's shares if the transfer would cause Sandalwood to own, actually or constructively, 10% or more of the ownership interests in a Related Party Tenant. Furthermore, with respect to properties that Sandalwood expects to acquire in the future, it does not expect to lease any such property to a Related Party Tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of Sandalwood's shares, Sandalwood cannot be assured that such transfers or other events of which it has no knowledge will not cause it to own constructively own 10% or more of a lessee at some future date. With respect to its expected leasing of the properties, Sandalwood will not knowingly enter into any lease with a related party tenant.

      If Sandalwood receives rents attributable to personal property leased in connection with a lease of real property that are greater than 15% of the total rents received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." With respect to its expected leasing of the properties, Sandalwood will not charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease.

      Finally, for rents to qualify as "rents from real property," Sandalwood generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that Sandalwood may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, Sandalwood is permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are non-customary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property. With respect to its expected leasing of the properties, Sandalwood will not directly perform services considered to be rendered to the occupant of a property or which are not usually or customarily furnished or rendered in connection with the rental of real property.


      If Sandalwood fails to satisfy one or both of the 75% or 95% tests for any taxable year, it still may qualify as a REIT if (i) such failure is due to reasonable cause and not willful neglect, (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year, and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and Sandalwood is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which Sandalwood failed the 75% or 95% test (whichever amount is greater).

      Asset Tests. At the end of each quarter of Sandalwood's taxable year it must satisfy two asset tests. First, at least 75% of the value of it's Sandalwood's total assets must consist of cash and cash items (including receivables), certain government securities, interests in real property (including leaseholds and options to acquire real property), interests in mortgages on real property, stock in other REITs and stock or debt instruments held for not more than one year purchased with the proceeds of a share offering or a long-term (i.e., at least five-year) public debt offering of Sandalwood). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by Sandalwood (other than a taxable REIT subsidiary - discussed below) may not exceed 5% of the value of Sandalwood's total assets or 10% of the value or voting power of the issuer's outstanding securities.

      If Sandalwood should fail to satisfy the asset tests at the end of any calendar quarter, it would not lose its REIT status if (1) it satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of Sandalwood's assets and the asset test requirements arose from changes in the market values of the assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If Sandalwood does not satisfy the condition described in clause (2) of the preceding sentence, it still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose. Sandalwood intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

      Taxable REIT Subsidiaries. The REIT Modernization Act enacted in 1999 allows REITs, including Sandalwood, to own up to 100% of the stock of taxable REIT subsidiaries which can perform activities unrelated to Sandalwood's tenants, such as third-party management, development, and other independent business activities, as well as to provide customary and non-customary services to Sandalwood's tenants. At no time may the value of Sandalwood's stock in taxable REIT subsidiaries exceed 20% of the value of the REIT's gross assets. Although a taxable REIT subsidiary is not permitted to operate a lodging facility, it may lease lodging facilities from Sandalwood provided that an eligible independent contractor manages the facilities. Sandalwood currently does not have any taxable REIT subsidiaries although it may create one or more such entities in the future and enter into leases with such entities with respect to certain of the properties that Sandalwood acquires.

      Distribution Requirements. In order to qualify as a REIT, Sandalwood is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) 90% of the sum of (A) Sandalwood's "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (B) the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. The required distributions must be paid during the taxable year to which they relate (or during the following taxable year, if declared before Sandalwood timely files its tax return for the preceding year and paid on or before the first regular dividend payment after such declaration). To the extent that Sandalwood does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular corporate capital gains rates and ordinary income tax rates. REIT taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments.


      Sandalwood expects to make distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that Sandalwood may not have sufficient funds from its operations to make cash distributions to satisfy the 90% distribution requirement. For example, it is possible that, from time to time, Sandalwood may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In such case, Sandalwood's cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to Sandalwood is insufficient, Sandalwood may borrow funds, issue new securities or sell assets in order to make the distributions. If Sandalwood ultimately was unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the shares. If Sandalwood fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Internal Revenue Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in Sandalwood's deductions for distributions paid for the taxable year affected by such adjustment.


      However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.


Recordkeeping Requirements

      Sandalwood must maintain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, Sandalwood must request on an annual basis information from its stockholders designed to disclose the actual ownership of Sandalwood's outstanding shares. Sandalwood will take all necessary steps to comply with such requirements.


Failure to Qualify as a REIT


      If Sandalwood fails to qualify as a REIT for any taxable year and no relief provision applies, Sandalwood will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates. When calculating Sandalwood's taxable income in a year in which it fails to qualify as a REIT, Sandalwood would not be able to deduct amounts paid to stockholders. In such event, to the extent of Sandalwood's current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income although Sandalwood would not be required to distribute any amounts to stockholders in such year. Subject to limitations, corporate stockholders may be eligible for the dividends received deduction with respect to any distributions. Sandalwood would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements are satisfied.

Taxation of Shareholders

      Taxable U.S. Stockholders. For any taxable year in which Sandalwood qualifies as a REIT for federal income tax purposes, distributions made by Sandalwood out of its current or accumulated earnings and profits (and not designated as capital gain dividends) to its "U.S. stockholders" will be taxed as ordinary income. Corporate stockholders will not be eligible for the dividends received deduction as to such amounts. The term "U.S. stockholder" means a holder of Sandalwood shares that for U.S. federal income tax purposes is: (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States, a state or of a political subdivision thereof, (iii) an estate whose income from sources outside the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (iv) any trust with respect to which (a) a U.S. court is able to exercise primary supervision over the administration of such trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

      Amounts received by such U.S. stockholders that Sandalwood properly designates as capital gain dividends generally will be taxed as long-term capital gain, without regard to the period for which such person has held its shares, to the extent that such distribution does not exceed Sandalwood's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. Sandalwood will notify each stockholder as to the portions of each distribution which, in its judgment, constitutes ordinary income, capital gain or return of capital for federal income tax purposes. Distributions that are designated as capital gain dividends may further be designated by Sandalwood as 20% or 25% capital gains. The 20% and 25% rates represent the maximum tax rate for such capital gains. Non-corporate stockholders may be eligible for reduced rates based on their marginal rate bracket for the applicable tax year.

      Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis of the U.S. stockholder's shares, but rather will reduce the adjusted basis of a U.S. stockholder's shares. To the extent that such distributions exceed a U.S. stockholder's adjusted basis in its shares, they will be included in income as capital gain if the shares are held as a capital asset by the U.S. stockholder.

      If Sandalwood elects to retain, rather than distribute as a capital gain dividend, its net long-term capital gains, Sandalwood would be required to pay income tax on such retained net long-term capital gains at special corporate tax rates. If Sandalwood so elects, each U.S. stockholder generally will (i) include its proportionate share of such undistributed long-term capital gains in computing its long-term capital gains on its return for its taxable year in which the last day of Sandalwood's taxable year falls (subject to certain limitations as to the amount so includible), (ii) be deemed to have paid the capital gains tax imposed on Sandalwood on the designated amounts included in such stockholder's long-term capital gains, (iii) receive a credit or refund for such amount of tax deemed paid by it, (iv) increase the adjusted basis of its shares by the difference between the amount of such includible gains and the tax deemed to have been paid by it, and (v) in the case of a stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains.

      Any distribution that is declared by Sandalwood in October, November or December of any calendar year and payable to stockholders- of record on a specified date in any such month shall be treated as both paid by Sandalwood and received by the stockholders on December 31 of such calendar year even if such dividend is actually paid by Sandalwood in January of the following calendar year. Stockholders may not include in their individual income tax returns any of Sandalwood's net operating losses or capital losses. Instead, Sandalwood generally would carry over such losses for potential offset against future income. In addition, distributions from Sandalwood and gain from the disposition of shares will not be treated as "passive activity" income and, therefore, stockholders will not be able to use passive losses to offset such income.

      Upon the sale or exchange of Sandalwood's shares, a stockholder generally will recognize gain or loss for federal income tax purposes equal to the difference between the amount realized on the sale or exchange and the stockholder's adjusted tax basis in such shares. Such gain or loss will be a capital gain or loss if, at the time of sale or exchange, the shares involved have been held by the U.S. stockholder as a capital asset. In addition, if a U.S. stockholder receives a capital gain dividend with respect to shares which it has held for six months or less at the time of sale or exchange, any loss recognized by the U.S stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

      Withholding. Sandalwood will report to its U.S. stockholders and the Internal Revenue Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the rate of 30% (for payments prior to January 1, 2004) with respect to distributions paid unless such holder: (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide Sandalwood with a correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid to the Internal Revenue Service as backup withholding will be creditable against the U.S. stockholder's income tax liability. In addition, Sandalwood may be required to withhold a portion of capital gain dividends to any U.S. stockholders who fail to certify their non-foreign status to Sandalwood. See "--Foreign Stockholders" below.

      Tax-Exempt Stockholders. Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to tax on any unrelated business taxable income ("UBTI"). The Internal Revenue Service has ruled that dividend distributions made by Sandalwood to a stockholder that is a tax-exempt entity generally will not constitute UBTI, if the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the shares are not used in an unrelated trade or business of the tax-exempt entity.


      Notwithstanding the foregoing, qualified employee pension or profit sharing trusts (described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that hold more than 10% (by value) of the shares of Sandalwood may be required to treat a certain percentage of Sandalwood's distributions as UBTI. Such percentage is equal to the gross income that Sandalwood derives from an unrelated trade or business (determined as if Sandalwood were a qualified employee pension or profit sharing trust), divided by Sandalwood's total gross income for the year in which it pays the dividends. This rule applies to a qualified employee pension or profit sharing trust holding more than 10% of the value of Sandalwood's shares only if:


            o the percentage of Sandalwood's dividends that the qualified employee pension or profit sharing trust must treat as unrelated business taxable income is at least 5% (the "de minimis rule");



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            o     Sandalwood qualifies as a REIT by reason of the modification of the "closely held" rule requiring that no more than 50% of our shares be owned by five or fewer individuals, which modification allows the beneficiaries of the qualified employee pension or profit sharing trust to be treated as holding its shares of Sandalwood's shares in proportion to their interests in the qualified employee pension or profit sharing trust; and

            o either (i) one qualified employee pension or profit sharing trust owns more than 25% of the value of Sandalwood's shares or (ii) a group of qualified employee pension or profit sharing trusts each holding more than 10% of the value of Sandalwood's shares collectively own more than 50% of the value of Sandalwood's shares.

The restrictions on ownership of shares in the Articles of Incorporation should prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Company shares, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws--Restriction of Ownership."

      Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and estates and other foreign stockholders (collectively, "non-U.S. stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Company shares, including any reporting requirements. Non-U.S. stockholders will be admitted as stockholders with the approval of the Advisor.


      Distributions that are not attributable to gain from sales or exchanges by Sandalwood of United States real property interests and not designated by Sandalwood as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of Sandalwood. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates the rate of tax. However, if income from the investment in Sandalwood's shares is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to tax at graduated rates in the same manner as U.S. stockholders are taxed. The non-U.S. stockholder also may be subject to the 30% branch profits tax if it is a non-U.S. corporation. Sandalwood expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder furnishes Sandalwood with the required statement (IRS Form W-8BEN or its equivalent) evidencing its eligibility for that reduced rate, or (ii) the non-U.S. stockholder furnishes Sandalwood with the required statement (IRS Form W-8ECI or its equivalent) claiming that the distribution is effectively connected income.

      Distributions in excess of Sandalwood's current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the non-U.S. stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholders' shares, such distributions will give rise to tax liability if the non-U.S. stockholder otherwise would be subject to tax on any gain from the sale or disposition of the shares, as described below. Because Sandalwood generally cannot determine at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, Sandalwood intends to treat all distributions as subject to withholding at the rate of 30% (or applicable treaty rate, if lower). A non-U.S. stockholder may seek a refund of such amounts withheld from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of Sandalwood's current and accumulated earnings and profits. Sandalwood is permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits and to withhold on such distributions at a rate of at least 10%, which may be refunded to the extent the amount withheld exceed the non-U.S. stockholder's actual U.S. tax liability. Sandalwood does not intend to elect



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


to make reasonable estimates of the extent to which its distributions exceed current or accumulated earnings and profits and thus, will not withhold on such distributions, if any, at a rate below 30% (or applicable treaty rate, if lower).

      For any year in which Sandalwood qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Sandalwood of United States real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a non-U.S. stockholder as if such gain were effectively connected with a United States business of the non-U.S. stockholder. Non-U.S. stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Sandalwood is required to withhold 35% of any distribution that could be designated by Sandalwood as a capital gain dividend. This amount is creditable against the non-U.S. stockholder's tax liability.

      Gain recognized by a non-U.S. stockholder upon a sale of shares generally will not be taxed under FIRPTA if Sandalwood is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. Although Sandalwood expects to be a "domestically controlled REIT," it cannot assure non-U.S. stockholders that this will be the case. If Sandalwood is not a "domestically controlled REIT," it is required to withhold on distributions at a rate of 35%. If the gain on the sale of the shares of Sandalwood's shares is taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of non-resident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporate stockholders.

      Gain not subject to FIRPTA will be taxable to a non-U.S. stockholder if
(i) investment in the shares is treated as "effectively connected" with the non-U.S. stockholders' U.S. trade or business, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a non-U.S. corporate stockholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty.


State and Local Taxes

      Sandalwood and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of Sandalwood and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the shares of Sandalwood.

                             REPORTS TO STOCKHOLDERS

      Sandalwood will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (1) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles, which are audited and reported on by independent certified public accountants; (2) the ratio of the costs of raising capital during the period to the capital raised; (3) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by Sandalwood and including fees or charges paid to the Advisor and any affiliate of the Advisor by third parties doing business with


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

Sandalwood; (4) the operating expenses of Sandalwood, stated as a percentage of the average invested assets (the average of the aggregate book value of the assets of Sandalwood, for a specified period, invested, directly or indirectly, in Lodging Investments, before reserves for depreciation or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its net income; (5) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving Sandalwood, the directors the Advisor and any affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (6) cash distributions to the stockholders for the period, identifying the source of such cash distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the cash distributions (with the statement as to the source of cash distributions to be sent to stockholders not later than 120 days after the end of the fiscal year in which the distribution was made).

      The fiscal year of Sandalwood will be the calendar year.

      Sandalwood's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by Sandalwood. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of Sandalwood. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of Sandalwood for inspection and review by any interested stockholder.

                                  THE OFFERING

General

      A maximum of $200,000,000 of shares are being offered at a purchase price of $20.00 per share, and an additional 1,000,000 shares ($20,000,000) are being offered to participants in our DRiP. See "Summary of DRiP." The Board of Directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.


      A minimum investment of $10,000 is required ($3,000 for IRAs). Initial subscriptions must be for at least the required minimum, or greater amounts in increments of $1,000 ($250 for IRAs). See "--Subscription Procedures," and "--Summary of DRiP."


Plan of Distribution


      The shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through ____________, which is a member of the National Association of Securities Dealers, Inc. (the "NASD").


      Prior to a subscriber's admission to Sandalwood as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with U.S. Bank. Sandalwood, within 30 days after the date a subscriber is admitted to Sandalwood, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank. Stockholders otherwise are not entitled to interest earned on funds or to receive interest on their Invested Capital. See "--Escrow Arrangements" below.


      Subject to the provisions for a waiver of selling commissions described below, Sandalwood will pay ____________ an aggregate of 7.0% of the gross offering proceeds as selling commissions. In addition, Sandalwood will pay ____________ a marketing expense reimbursement for actual expenses,



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


but not to exceed the greater of $1,000,000 or 1.25% of the aggregate price to public. This marketing expense reimbursement will include incentives paid to registered representatives of _________________.

      ____________ has agreed to waive selling commissions on all shares sold to investors. Subscribers will receive additional shares in the IPO equivalent to the waived selling commissions. For example, if an investor makes an initial minimum investment of $10,000, ____________ will waive the 7.0% selling commissions and the investor will be issued 537.6344 shares of Sandalwood.

      Total net proceeds to Sandalwood will be increased by waived selling commissions. Any waived selling commissions will reduce the effective purchase price per share to the investor involved, but will not alter the net proceeds per share payable to Sandalwood as a result of such sale.

      ____________ will indemnify Sandalwood and its officers and directors, the Advisor and its officers and directors and their affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

      Sandalwood will indemnify __________________ against certain liabilities, including liabilities under the Securities Act of 1933.


Subscription Procedures


      Procedures Applicable to All Subscriptions. In order to purchase shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for shares must be accompanied by wire transfer or check payable to "U.S. Bank National Association, Escrow Agent." Subscription proceeds will be held in trust for the benefit of investors until such time as the investors are admitted as stockholders of Sandalwood. See "--Escrow Arrangements" below. ____________ will transmit any checks it receives to the Escrow Agent by no later than noon of the next business day after receipt.


      Each subscription will be accepted or rejected, in whole or in part, by Sandalwood, in its sole discretion, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A Subscription Agreement accompanies this prospectus. The subscription price of each share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase. No shares of common stock will be sold unless subscriptions for at least $50 million of commons stock are received and accepted prior to the expiration or termination of the offering, and if subscriptions for fewer than $50 million of common stock have been received and accepted by the expiration or termination of the offering, no shares of common stock will be sold and all funds received from subscribers will be refunded promptly without penalty.


      ____________ has the responsibility to make every reasonable effort to determine that the purchase of shares is suitable for an investor. In making this determination, ____________ will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information.

      ____________ shall maintain records of the information used to determine that an investment in the shares is suitable for an investor. ____________ shall maintain these records for at least six years.


      Subscribers will be admitted as stockholders not later than the last day of the calendar month following the initial closing on $50 million of offering proceeds. Subsequent closings will occur at the discretion of the Board of Directors. It is the Board of Directors' current intention to have subsequent


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

closings by the last day of the month after Sandalwood receives an additional $10 million of subscriptions.

Escrow Arrangements

      The Escrow Agreement between Sandalwood and U.S. Bank National Association (the "Escrow Agent") provides that escrowed funds will be invested by the Escrow Agent in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically upon admission of stockholders to Sandalwood.

      The interest, if any, earned on subscription proceeds will be payable to those subscribers whose funds have been held in escrow by the Escrow Agent.

      Sandalwood, not the subscribers, will pay all expenses of the escrow fund whether or not the offering closes.

ERISA Considerations

      The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

      A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by such Plan or IRA.

      Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

      In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction.

      Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity


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

in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

      Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act of 1933, as amended, and are registered under Section 12(b) of the Exchange Act.

      The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. Sandalwood expects the shares to be "widely held" upon completion of the offering.

      The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. Sandalwood believes that the restrictions imposed under the Articles of Incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws--Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.

      Assuming that the shares will be "widely held" and "freely transferable," Sandalwood believes that the shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of Sandalwood will not be deemed to be "plan assets" of any Plan that invests in the shares.

Determination of Offering Price

      Prior to this offering, there has been no public market for our common stock. Consequently, we determined the initial public offering price for our common stock in this offering. Among the factors considered in determining the public offering price were:

      o     Prevailing market conditions;

      o     The present stage of our development;

      o The market capitalization and stages of development of other companies which we believe to be comparable to us; and


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

      o     Estimates of our business potential.

                           SUPPLEMENTAL SALES MATERIAL


      Shares are being offered only through this prospectus. In addition to this prospectus, Sandalwood may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved in writing by Sandalwood. As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by Sandalwood in connection with this offering: (i) a marketing brochure, (ii) letter and other direct mail solicitations, (iii) a script for telephonic marketing, (iv) materials related to frequently asked questions, and (v) a corporate web-site. All such materials will be used only by ____________ and Sandalwood. Sandalwood and ____________ also may respond to specific questions from prospective investors.


                                     EXPERTS

      The balance sheet of Sandalwood Lodging Investment Corporation as of May 6, 2002, has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      The legality of the shares being offered hereby has been passed upon for Sandalwood by Patton Boggs LLP. Statements made under "Risk Factors and Conflicts of Interest--Risk Factors--Tax Risks" and "Federal Income Tax Consequences" have been reviewed by Patton Boggs, who have given their opinion that such statements as to matters of law are correct in all material respects. Patton Boggs serves as securities and tax counsel to Sandalwood and to the Advisor and certain of their affiliates. Members of the firm also may invest in Sandalwood.

                             ADDITIONAL INFORMATION

      A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding Sandalwood and the shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission. The Commission's Public Reference Room is located at 450 Fifth Street, N.W., Washington, DC 20549 and information on the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

      As a result of this offering, we will become subject to the information and reporting requirements of the Securities and Exchange Act of 1934 and will be required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission.


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                                   DEFINITIONS

      "8% Shortfall Account" means an account to which is added each quarter any 8% Shortfall Amount.

      "8% Shortfall Amount" means, if stockholders have received less than an 8% cumulative, non-compounded annual return on Invested Capital, the amount of that shortfall to the 8% return.

      "12% Shortfall Account" means an account to which is added each quarter any 12% Shortfall Amount.

      "12% Shortfall Amount" means, if stockholders receive at least an 8% cumulative, non-compounded annual return on Invested Capital, but less than a 12% cumulative, non-compounded annual return on Invested Capital, the amount of that shortfall to the 12% return.

      "Advisor" means Sandalwood Hospitality Advisors, LLC, a Delaware limited liability company, or any successor advisor to Sandalwood, or any person or entity to which Sandalwood Hospitality Advisors, LLC or any successor advisor assigns its contract.

      "Advisory Agreement" means the Advisory Agreement between Sandalwood and the Advisor, pursuant to which the Advisor will act as the advisor to Sandalwood and provide specified services to Sandalwood.

      "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of Sandalwood REIT.

      "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with Sandalwood and its investments in Lodging Investments pursuant to the Advisory Agreement.

      "Board of Directors" means the directors of Sandalwood REIT.

      "Bylaws" means the bylaws of Sandalwood REIT.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Counsel" means Patton Boggs LLP

      "Deferred Asset Management Fee" means any portion of the Asset Management Fee otherwise due and payable which is not paid currently in the sole discretion of the Advisor.

      "DRiP" means a dividend reinvestment plan which will allow stockholders who make the election to have their cash distributions reinvested in additional shares that may be available.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

      "Excess Shares" means the Excess Shares exchanged for shares of common stock or preferred stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize Sandalwood's status as a REIT under the Code.

      "Fiscal Year" means the calendar year ending December 31.

      "Invested Capital" means the amount calculated by multiplying the total number of shares of common stock purchased by stockholders by the price to public (less any waived selling commission), reduced by the portion of any distribution that is attributable to Net Sales Proceeds and by any amounts paid by Sandalwood to repurchase shares pursuant to the plan for redemption of shares.

      "IRA" means an Individual Retirement Account.

      "IRS" means the Internal Revenue Service.


      "Lodging Investments" means (i) investments of full-service hotels; (ii) mortgage loans secured directly or indirectly by full-service hotels.; and (iii) stock, debt and other securities (not to exceed 15% of Sandalwood's net asset value) in companies or other entities that own full-service hotels where the profitability and value is expected to grow at a rate in excess of the rate of inflation.


      "MCM" means Madison Capital Management, LLC and its subsidiaries and affiliates.


      "Net Asset Value" means, for purposes of the calculation of the Advisor's incentive profit participation in capital proceeds, an annual determination beginning in the sixth year after the initial closing of the offering based upon
(A) appraisals of the long-term assets of Sandalwood REIT and its subsidiaries conducted by a nationally-recognized independent third-party real estate appraisal firm, (B) the most recent quarterly GAAP valuation of the current assets of Sandalwood REIT and its subsidiaries, and (C) an assumed sale of the assets of Sandalwood REIT and its subsidiaries after repayment all debt of Sandalwood REIT and its subsidiaries.

      "Net Capital Proceeds" means the net proceeds from sales or refinancings of Lodging Investments and liquidation of Sandalwood and its assets and of the Net Asset Value calculated annually after the earlier to occur of (a) trading volume of our shares of common stock equal to at least 6% of the average outstanding shares of common stock at an average price per share greater than $20 over any 90 consecutive calendar days; or (b) five years following the initial closing of the offering.


      "Ownership Limit" means, with respect to shares of common stock and preferred stock, the percent limitation placed on the ownership of common stock and preferred stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this prospectus, the Ownership Limit is 9.8% of the outstanding common stock and 9.8% of the outstanding preferred stock.

      "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.


      "Reinvestment Agent" means the independent agent, which currently is American Stock Transfer and Trust Company for participants in the DRiP.


      "Reinvestment Proceeds" means net proceeds available from the sale of shares under the DRiP to redeem shares or, under certain circumstances, to invest in additional Lodging Investments.

      "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

================================================================================

____________ , 2002

                                [Sandalwood Logo]

                        11,752,688 Shares of Common Stock

                              -------------------
                                   PROSPECTUS
                              -------------------

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

Until ________ (25 days after the date of this prospectus), all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in this offering or when selling previously unsold allotments or subscriptions.

--------------------------------------------------------------------------------

================================================================================

                                   APPENDIX A

                          Independent Auditors' Report

The Board of Directors
Sandalwood Lodging Investment Corporation:

We have audited the accompanying balance sheet of Sandalwood Lodging Investment Corporation (the "Company") as of May 6, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Sandalwood Lodging Investment Corporation as of May 6, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                        KPMG LLP
Denver, Colorado
May 22, 2002

                    SANDALWOOD LODGING INVESTMENT CORPORATION

                                  Balance Sheet

                                   May 6, 2002

Assets -
     cash                                                                         $ 1,000
                                                                                  =======

     Commitments and contingencies

Stockholder's Equity:
     Common stock, par value $.10 per share; authorized 10,000 shares; 1 share
         issued and outstanding                                                         1
     Additional paid-in-capital                                                       999
                                                                                  -------

         Total stockholder's equity                                               $ 1,000
                                                                                  =======

                    SANDALWOOD LODGING INVESTMENT CORPORATION

                             Notes to Balance Sheet
                                   May 6, 2002

(1)   Organization

      Sandalwood Lodging Investment Corporation (the Company) is a Maryland corporation that was incorporated on May 6, 2002 and was initially capitalized on such date through the sale of one share of common stock for $1,000. The Company was organized for the purpose of acquiring properties and financial assets within the full-service segment of the lodging industry (Lodging Investments). The Company has had no operations to date other than matters relating to its organization and registration under the Securities Act of 1933. The Company intends to generate income for distribution to its stockholders primarily from the net cash flows on Lodging Investments, as described in the Prospectus.


      Upon the successful registration and sale of the Company's common stock under the Securities Act of 1933, the Company intends to use net offering proceeds to acquire 99.999% of the membership interests in Sandalwood Lodging, LLC (Sandalwood Lodging). Sandalwood Hospitality Advisors, LLC (the Advisor) will own the remaining .001% of Sandalwood Lodging and will serve as Sandalwood Lodging's managing member. Sandalwood Lodging has no investments or operations. The Company plans to consolidate the results of the operations of Sandalwood Lodging as the Company will have the ability to control Sandalwood Lodging through its rights to remove the Advisor at its discretion and the requirement for the Company's consent relating to all major decisions proposed by the Advisor.


(2)   Summary of Significant Accounting Policies

      (a)   Use of Estimates

            The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding assets and other matters that affect the balance sheet and related disclosures. Actual results could differ from those estimates.

      (b)   Income Taxes

            The Company intends to elect to be taxed as a real estate investment trust under the provisions of the Internal Revenue Code. Under the provisions of the Internal Revenue Code, the Company will not be subject to federal income taxation at the corporate level.

(3)   Deferred organization expenses and offering costs

      Contingent on the completion of the contemplated public offering for which a Registration Statement will be filed with the Securities and Exchange Commission, the Company will be liable for reimbursing Sandalwood Hospitality Advisors LLC (the Advisor) for organization expenses incurred on its behalf. The Advisor and its affiliates have agreed to convert up to $1,500,000 in reimbursable expenses for the initial closing of the offering, including organizational and offering expenses, into shares of common stock at the offering price, net of selling commissions, at $18.60 per share. The Company will expense such costs, if incurred. Offering costs in connection with the public offering will be charged against the proceeds of the offering.

(4)   Transactions with affiliates

      The Company has entered into an advisory agreement (the Advisory Agreement), under which the Advisor will provide the Company with services including management, acquisition, financing, disposition, asset management, strategic planning and administrative services, and day-to-day business operations management, subject to the supervision of the Company's Board of Directors. Pursuant to the Advisory Agreement, the Company will pay the Advisor an asset management fee, quarterly in advance, equal to 2.5% of the Company's total asset value (based on an annual independent appraisal of long-term assets and a quarterly GAAP valuation of current assets). Under the Advisory Agreement, 50% of the asset management fee payable to the Advisor is subordinated to an annual return of 8%, as defined, to the Company's stockholders. Additionally, the Advisor may defer any portion of the asset management fee, in its sole discretion. Any subordinated or deferred asset management fees will bear interest at the prime rate, as defined, and will be payable out of the Company's cash available for distribution and capital proceeds, as defined. Under the Advisory Agreement, the Company will reimburse the Advisor for all of the costs it incurs in connection with services provided to the Company. The Advisor has not incurred any such expenses through the date of this report.

                                   APPENDIX B


Prior Performance Tables

      The information presented in the following tables represents unaudited historical experience of 13 prior real estate programs (the "Real Estate Programs") organized and managed by affiliates of MCM, an entity indirectly controlled by Bryan E. Gordon and in which Barbara A. O'Hare and a number of the Advisor's officers and employees serve as officers and employees. The prior programs acquired investment interests in limited partnerships, bankruptcy estates and other collective investment vehicles. The investment policies and objectives of these programs were different from Sandalwood in as much as these prior programs invested in certain illiquid securities and financial instruments at significant discounts to the value of the underlying assets. The prior programs were oriented primarily towards appreciation of invested capital, with a modest emphasis on cash distributions from the operations of the underlying investments and safety of invested capital, whereas Sandalwood will focus on generating income from operations with a modest emphasis on the gains from sales of assets. Such programs invested in different classes of assets than Sandalwood which will primarily invest directly in hotel properties and mortgage loans as opposed to illiquid securities and financial instruments. This information should not be considered as indicative of the results to be obtained by Sandalwood. The information contained in these tables does not relate to any properties Sandalwood may acquire and the purchase of Sandalwood shares will not create any ownership interest in the programs included in the following tables.

      Note that these programs invested in various investment interests (including limited partnerships, bankruptcy estates and collective investment vehicles) and not directly in real estate. None of the information in the tables is covered by a report of an independent certified public accountant. The purpose of the tables is to provide information from the prior performance of affiliates of the Advisor. MCM has not had any real estate programs the offerings of which closed in the most recent three years. For a narrative summary of the prior performance of affiliates of the Advisor, see the "Prior Performance Information" section of this prospectus.

Table III - Operating Results of Prior Real Estate Programs

      Table III summarizes the aggregate operating results of 13 Real Estate Programs which completed their capital raising efforts between June 1, 1997 and May 31, 2002. These Real Estate Programs all had similar investment objectives. The information is presented on a GAAP basis.

Table IV - Results of Completed Real Estate Programs

      Table IV summarizes the aggregate operating and disposition results of 4 Real Estate Programs that completed their operations between June 1, 1997 and May 31, 2002. The first Real Estate Program started in 1996 and received its first liquidating distribution in 1996. The fourth program began in 1997 and was fully liquidated in 2000. These Real Estate Programs all had similar investment objectives. The information is presented on a GAAP basis.

                                    TABLE III
               OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)
                                   (UNAUDITED)

                                                               1997          1998           1999           2000
                                                               ----          ----           ----           ----

Gross revenues ..........................................   $   2,257    $   170,502    $   365,476    $    90,642
Profit on Investments ...................................     153,159      1,783,281      1,565,409        540,206
Less:  Operating expenses ...............................     (55,710)      (344,405)      (360,687)       (87,398)
       Interest expense .................................          --             --             --             --
       Depreciation .....................................          --             --             --             --
                                                            ---------    -----------    -----------    -----------

Net income--GAAP Basis ..................................      99,706      1,609,378      1,570,198        543,450
                                                            =========    ===========    ===========    ===========

Taxable Income
   - from operations ....................................     (54,812)      (126,430)      (100,866)       (93,117)
   - from gain on Investments ...........................     126,671      1,219,917      1,096,244      1,854,834
Cash generated from Investments .........................      77,747      1,569,817      3,020,579      5,520,378
Cash generated by other operations(2) ...................      13,964       (195,322)       465,923       (420,388)
Cash generated by refinancing ...........................          --             --             --             --
                                                            ---------    -----------    -----------    -----------
Cash generated from operations and refinancing ..........      91,711      1,374,495      3,486,502      5,099,990
Less: Cash distributions to investors
   - from Investments ...................................          --     (1,490,752)    (3,317,542)    (5,268,860)
   - from other operating cash flow(2) ..................          --       (200,135)      (622,573)            --
   - from other .........................................          --             --             --             --
                                                            ---------    -----------    -----------    -----------
Cash generated (deficiency) after cash distributions ....          --       (316,392)      (453,613)      (168,870)
Plus (less): Special items
   - cash contributions .................................     949,000      5,051,000      1,088,361             --
   - cash paid for Investments ..........................    (869,901)    (4,727,849)      (637,642)            --
Cash generated (deficiency) after cash distributions
and special items .......................................     170,810          6,759         (2,894)      (168,870)
                                                            =========    ===========    ===========    ===========

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
   - from operations ....................................          (8)           (18)           (14)           (13)
   - from recapture .....................................          --             --             --             --
Capital Gains ...........................................          18            172            155            262

Cash Distributions to Investors
Source (on GAAP basis)
   - Investment income ..................................          --             28             88             --
   - Return of capital ..................................          --            210            468            743
Source (on cash basis)
   - Liquidating distributions and sales of
   Investments ..........................................          --            210            468            743
   - Refinancing ........................................          --             --             --             --
   - Operations .........................................          --             28             88             --
   - Other ..............................................          --             --             --             --
Amount remaining invested in Investments as the
 end of the last year reported in the table .............          15%            72%            51%             0%

      (1)   All of these Real Estate Programs were completed by the end of 2000.

      (2) Represents miscellaneous income, operating expenses and other working capital adjustments

                                    TABLE IV
               OPERATING RESULTS OF COMPLETED REAL ESTATE PROGRAMS
                                   (UNAUDITED)

Dollar Amount Raised ...........................................   $ 12,366,961
Number of Investments Purchased ................................             63
Date of Closing of Offering(1) .................................           1999
Date of first Liquidating Distribution or Sale of Investment ...           1996
Date of Final Liquidating Distribution or Sale of Investment ...           2000

Tax and Distribution Data Per $1,000 Invested Through 5/31/01
  Federal Income Tax Results:
     Ordinary income (loss)
       - from operations .......................................            (76)
       - from recapture ........................................             --
     Capital Gains .............................................            711
     Deferred Gain
       - Capital ...............................................             --
       - Ordinary ..............................................             --

Cash Distributions to Investors
     Source (on GAAP basis)
       - Investment income .....................................             81
       - Return of capital .....................................          1,514
     Source (on cash basis)
       - Liquidating distributions and sales of Investments ....          1,508
       - Refinancing ...........................................             --
       - Operations ............................................             81
       - Other .................................................              5


(1) Represents the closing date of the last of 13 separate programs aggregated only for purposes of this presentation

                                   APPENDIX C

                                     FORM OF

                                REINVESTMENT PLAN


      Sandalwood Lodging Investment Corporation, a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.


      1. Reinvestment of Distributions. American Stock Transfer & Trust Company, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:


      (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer for the offering at the public offering price per Share, or $20.00 per Share.

      (b) If no public offering of Shares is ongoing, the Reinvestment Agent may to the extent necessary purchase Shares either through the American Stock Exchange or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to one hundred percent (100%) of the then-prevailing market price on the American Stock Exchange or other national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, the Reinvestment Agent purchases through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

      (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

      (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available.

If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in ________ Bank, N.A., _______________, ____, or in another commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

      (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

      (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

      (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 6 below.

      2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten (10) days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the shareholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.

      3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

      4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

      5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

      6. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares owned by behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

      7. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. The maximum annual charge is $10.00. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan.

      8. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

      9. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

      10. Termination.

      (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. A Participant must terminate his or her entire participation in the Reinvestment Plan and can not elect a partial termination. To be effective for any Distribution, such notice must be received by the Company at least ten (10) business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

      (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten (10) days prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

      (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

      (d) There are no fees associated with terminating a Participants participation in the Reinvestment Plan.

      (e) A Participant who has terminated his or her interest in the Reinvestment Plan will be allowed to participate (but not more than once per year) in the Reinvestment Plan again upon receipt of the then current version of the Prospectus or a separate prospectus relating solely to the Reinvestment Plan, by notifying the Reinvestment Agent and completing any required forms.


      11. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, ___________________________________ __________________, if to the Company, or to __________________________, if to
the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.


      12. Amendment. The terms and conditions of this Reinvestment Plan may be amended extended, renewed or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

      13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures About Market Risk.

      Not Applicable.

Item 31. Other Expenses of Issuance and Distribution.


      SEC Registration Fee .....................       $   20,240
      NASD filing fee ..........................           22,500
      Exchange Listing fees ....................           60,000
      Accounting fees and expenses .............           25,000*
      Legal Fees and Expenses ..................          300,000*
      Escrow Agent's fees ......................          140,000*
      Sales and Marketing expenses .............        2,600,000*
      Blue Sky fees and expenses ...............           10,000*
      Printing expenses ........................           25,000*
      Miscellaneous ............................          295,755*
                                                       ----------

      Total ....................................       $3,500,000
                                                       ==========


      *     Estimated

Item 32. Sales to Special Parties.

      Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

      In accordance with Item 701 of Regulation S-K, the following information is presented with respect to securities sold by the Registrant within the past three years which were not registered under the Securities Act.

      On May 6, 2002, Sandalwood Lodging Investment Corporation sold 1 share of common stock to Christopher G. Townsend, Secretary of the Registrant, for $1,000. The common stock was sold in connection with the initial capitalization of the Registrant and in reliance upon an exemption from registration under
Section 4(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers.

      Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

      Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

Item 35. Treatment of Proceeds from Stock Being Registered.

      Not Applicable.

Item 36. Financial Statements and Exhibits.

      (a)   Financial Statements.

            The following financial statements are included in the prospectus:

                  (1)   Balance Sheet as of May 6, 2002

      (b)   Exhibits:


                  1.1*  Form of Managing Dealer Agreement

                  3.1* Form of Sandalwood Lodging Investment Corporation Articles of Incorporation

                  3.2*  Form of Sandalwood Lodging Investment Corporation Bylaws


                  4.1 Form of Reinvestment Plan (Included in the Prospectus as Appendix C and incorporated herein by reference)

                  4.2 Specimen of Common Stock Certificate of Sandalwood Lodging Investment Corporation

                  5.1 Opinion of Patton Boggs LLP as to the legality of the securities being registered by Sandalwood Lodging Investment Corporation

                  8.1 Opinion of Patton Boggs LLP regarding certain material tax issues relating to Sandalwood Lodging Investment Corporation

                  10.1* Form of Escrow Agreement between Sandalwood Lodging
                        Investment Corporation and U.S. Bank National
                        Association

                  10.2* Form of Advisory Agreement

                  10.3* Form of Subscription Agreement

                  10.4* Form of Operating Agreement of Sandalwood Lodging LLC

                  10.5 Form of Operating Agreement of Sandalwood Hospitality Advisors

                  23.1  Consent of KPMG LLP

                  23.2 Consent of Patton Boggs LLP (contained in its opinions filed herewith as Exhibits 5.1 and 8.1 and incorporated herein by reference)


----------
*     Previously filed



Item 37. Undertakings.

      The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement, (b) during any period in which offers or sales are being made, to file a post-effective amendment to this registration statement (i) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (ii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (c) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deeded to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (d) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (e) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

      The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

      The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

      The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized. in the City of Potomac, State of Maryland, on September 18, 2002


                                Sandalwood Lodging Investment Corporation


                                By: /s/ Bryan E. Gordon
                                    --------------------------------------
                                    Name:  Bryan E. Gordon
                                    Title:  Chairman and Managing Director



      Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             Name                       Title                       Date
             ----                       -----                       ----


/s/ Bryan E. Gordon          Chairman of the Board and        September 18, 2002
------------------------
Bryan E. Gordon              Managing Director
                             (Principal Executive Officer)


/s/ Douglas H.S. Greene*     Vice Chairman, Managing          September 18, 2002
------------------------
Douglas H.S. Greene          Director, Chief Investment
                             Officer and Treasurer
                             (Principal Financial and
                             Accounting Officer)


/s/ Barbara A. O'Hare*       Director, President              September 18, 2002
------------------------
Barbara A. O'Hare            and Chief Operating Officer



* By /s/ Bryan E. Gordon                                      September 18, 2002
    --------------------
       Bryan E. Gordon
       Attorney-in-fact